UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.        )

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ARCH CAPITAL GROUP LTD.
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Arch

Arch Capital Group Ltd.

2025 PROXY STATEMENT

Notice of Annual General Meeting of Shareholders: **Wednesday, May 7, 2025**

Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda

T: (441) 278-9250

archgroup.com
March 25, 2025
Dear Fellow Shareholder,
You are cordially invited to attend the Arch Capital Group Ltd. 2025 Annual General Meeting of Shareholders (the “Annual Meeting”), which will be held on Wednesday, May 7, 2025 at 12:00 p.m. local Bermuda time (11:00 a.m. Eastern Daylight Time). The Annual Meeting will be held virtually via a live webcast. The Annual Meeting can be accessed directly at virtualshareholdermeeting.com/ACGL2025. To log in to the Annual Meeting as a shareholder, a control number will be required. The control number can be found on your proxy card, voting instruction form or notice of internet availability (the “Notice”). Any questions for the Annual Meeting must be submitted in advance at shareholderinfo@archgroup.com by 11:59 p.m. Eastern Daylight Time on May 4, 2025.
The attached Notice of the Annual Meeting and Proxy Statement provide important information about the meeting and will serve as your guide to the business to be conducted at the meeting. Your vote is very important to us. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The Board of Directors recommends that you vote “FOR” each of the proposals 1 through 4, and “AGAINST” the shareholder proposal in item 5, as listed on the attached Notice of the Annual Meeting.
You may submit your proxy either over the telephone or the internet. In addition, if you have requested or received a paper copy of the proxy materials, you can vote by marking, signing, dating and returning the proxy card or voter instruction form sent to you in the envelope accompanying the proxy materials.
Thank you for your continued support.
Sincerely,
Nicolas Papadopoulo
Chief Executive Officer

Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda

T: (441) 278-9250

archgroup.com
March 25, 2025
Fellow Shareholders,
On behalf of the Board of Directors, thank you for your continued investment and trust in Arch Capital Group Ltd. (“Arch Capital” or the “Company”). As we approach our Annual Meeting, I want to provide updates on some key initiatives and activities undertaken by the Board and Arch Capital management in 2024.
Leadership Transition
In accordance with the Board’s succession process, we executed a leadership transition to help ensure the continued success and stability of the Company. In October 2024, Nicolas Papadopoulo, most recently our President and Chief Underwriting Officer, was named the Company’s Chief Executive Officer (“CEO”), succeeding Marc Grandisson, who retired after holding the position since 2018. Nicolas has been a key driver of Arch Capital’s profitability for more than two decades, and we are confident this seamless leadership transition will ensure continued progress on delivering our long-term strategy. I want to thank the entire Board for their guidance and engagement throughout this process and to recognize Moira Kilcoyne, Chair of the Compensation and Human Capital Committee, for her leadership before, during and after the transition.
Recognizing the importance of leadership consistency, we also promoted long-time Arch Capital leaders David Gansberg and Maamoun Rajeh to be Presidents of the Company. David, who had served as CEO of Arch Capital’s Global Mortgage Group since 2019, now oversees Arch Capital’s Global Insurance Group. Maamoun will now have responsibility for Arch Capital’s Global Mortgage Group in addition to his role as CEO of the Arch Capital Global Reinsurance Group, a position he has held since 2017.
Nicolas, David and Maamoun have all been with Arch Capital since 2001 and understand and embody Arch Capital’s performance-driven, entrepreneurial culture. Securing the commitment of these leaders has been essential to preserving institutional knowledge, maintaining business momentum and fostering an environment where our leadership team remains focused on driving sustainable growth in order to deliver long-term shareholder value.
The Board and I look forward to working with these leaders and the rest of the talented Executive Leadership Team to lead Arch Capital into this next chapter.
Sustained Financial Performance
As a Board, overseeing the firm’s ability to deliver long-term shareholder value is our utmost concern. Since the Company’s inception, its ability to execute on key principles including cycle management, a focus on specialty lines, and dynamic capital allocation have enabled the firm to consistently outperform its peers. 2024 was no different.
In 2024, Arch Capital once again demonstrated resilience and strength in an evolving economic environment. In a year with elevated catastrophe activity, Arch Capital earned $4.3 billion of net income and $3.5 billion* of after-tax operating income while delivering an annualized net income return on average common equity of 22.8% and an annualized operating return on average common equity of 18.9%*. With hard market conditions persisting in many lines, the company wrote $15.7 billion of net premium, a 16.8% increase over 2023.
Financial contributions came from all three underwriting segments as well as the investment unit, highlighting the value of Arch Capital’s diversified, global platform.

Capital Management
Effectively allocating capital is a key operating principle of the firm and the Board and management have been diligent in considering all opportunities for how to optimize the capital entrusted to us. In 2024, capital was deployed organically, strategically and directly to our shareholders.
▪Organic: We ensured that our P&C units had the necessary capital to grow as demonstrated by the increases in net premium written noted above.
▪Strategic: We believe our strategic acquisition of Allianz’s U.S. MidCorp and Entertainment insurance businesses provides a strong base to build scale in the U.S. middle market—an area where we can further expand our underwriting skills and deliver strong returns for our shareholders.
▪Direct: Based on Arch Capital’s strong balance sheet and robust capital position, management and the Board announced and paid a $1.9 billion special dividend in the fourth quarter as an efficient and effective means of returning excess capital to shareholders. Although the special dividend represents the most significant return of capital of 2024, we also repurchased shares worth $24 million in the fourth quarter.
Book value per share, our preferred measure of value creation, ended 2024 at $53.11, representing a 13% increase for the year and nearly 24% increase after adjusting for the impact of the special dividend.
Board Refreshment
The Board strives to optimize its balance of skills, knowledge, experiences and tenures to provide Arch Capital with directors who can help the Company navigate a rapidly evolving world. As part of our ongoing commitment to sound governance and strategic oversight, we expanded our Board last year by welcoming Daniel J. Houston, Executive Chairman of the Principal Financial Group Board of Directors, and Neal Triplett, President and CEO of the Duke University Management Company. Additionally, in February 2025, Alexander Moczarski, former Chairman of Marsh McLennan Companies, International, joined the Board. These seasoned executives bring their unique expertise and knowledge to the Board, and we look forward to working with them.
Eugene S. Sunshine will not stand for re-election at the Annual Meeting. Eugene has contributed greatly to Arch Capital via his service on the Audit Committee and the Compensation and Human Capital Committee (including as Chair from 2017-2022) throughout his entire tenure on the board and on the Nominating and Governance Committee for the past eight years. We are grateful to Eugene for his years of service on the Board and its committees.
Continual assessment of our Board is an important, ongoing exercise necessary to ensure Arch Capital remains well-positioned for the future while upholding best-in-class corporate governance practices.
Shareholder Engagement
As a board, we value the relationships we have built with our shareholders. We continue to engage with our investors to ensure we receive candid input from those who entrust us with their capital. In 2024, we had conversations on a range of topics including succession planning, governance policies and practices, executive compensation and human capital management.
The feedback received from our shareholders informs our decision-making and provides important perspectives that we consider when developing programs and policies—with the ultimate goal of increasing the long-term value of your investment.
As stewards of your investment, the Board remains committed to delivering long-term value, ensuring strong leadership and maintaining the highest standards of corporate governance. We invite you to attend the Annual Meeting, and we thank you for your ongoing support.
Sincerely,
John Pasquesi
Chair
* See “Annex B – Non-GAAP Financial Measures.”

NOTICE OF 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS

When:    Wednesday, May 7, 2025 at 12:00 p.m. local Bermuda time (11:00 a.m. Eastern Daylight Time)

Where:     virtualshareholdermeeting.com/ACGL2025
We are pleased to invite you to the Arch Capital Group Ltd. Annual Meeting which will be held virtually.
Items of Business:
1.Elect four Class III Directors to serve for a term of three years and until their respective successors are duly elected and qualified or their earlier resignation or removal (Item 1);
2.Advisory vote to approve named executive officer (“NEO”) compensation (Item 2);
3.Appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025 (Item 3);
4.Elect certain individuals as Designated Company Directors of certain of our non-U.S. subsidiaries, as required by our bye-laws (Item 4); and
5.Vote on a shareholder proposal if properly presented at the meeting (Item 5); and
6.Conduct other business if properly raised before the meeting or any adjournment thereof.
You are eligible to vote if you were a shareholder of record at the close of business on March 12, 2025.

Conyers Corporate Services (Bermuda) Limited Secretary
Hamilton, Bermuda
March 25, 2025
Voting Information
Ensure that your shares are represented at the 2025 Annual Meeting by voting in one of several ways:

VIA THE INTERNET at proxyvote.com.
BY TELEPHONE using the toll-free telephone number 800-690-6903.
BY MAIL complete your proxy card and mail it in the postage-paid envelope provided to vote.
ON YOUR MOBILE DEVICE scan the QR Code located on your proxy card.
Attend the virtual meeting to vote (see “Annual Meeting Attendance” in “Annex A—General Information”).

Important Notice Regarding Annual Meeting
You are entitled to attend the virtual Annual Meeting only if you were a shareholder of record as of the record date for the Annual Meeting, or March 12, 2025 (the “Record Date”), or you hold a valid proxy for the Annual Meeting. You may vote during the Annual Meeting using your 16-digit control number to enter the meeting. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

Any questions for the Annual Meeting must be submitted in advance at shareholderinfo@archgroup.com by 11:59 p.m. Eastern Daylight Time on May 4, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
This Proxy Statement and 2024 Annual Report are available at proxyvote.com. On or about March 25, 2025, we expect to mail to our shareholders a Notice containing instructions on how to access our proxy materials, including our Proxy Statement and 2024 Annual Report. The Notice also will instruct you on how to access and submit your proxy through the internet, by phone or with your mobile device.

4	| 2025 PROXY STATEMENT

TABLE OF CONTENTS

SAFE HARBOR STATEMENT	6	COMPENSATION (continued)
PROXY SUMMARY	7	Long-Term Performance	43
Item 1—Election of Directors	7	Executive Compensation Philosophy	45
Item 2—Advisory Vote to Approve Named Executive Officer Compensation	8	Key Executive Compensation Policies and Practices	46
Item 3—Appointment of Independent Registered Public Accounting Firm	10	Shareholder Engagement and Results of Say-on-Pay Votes	46
Item 4—Election of Subsidiary Directors	10	How We Make Compensation Decisions	47
Item 5—Vote on a Shareholder Proposal if Properly Presented at the Meeting	10	Elements of Compensation Program	49
Sustainability Practices	11	2024 Compensation Decisions for Named Executive Officers	55
General Information	12	2025 Long-Term Incentive Awards	64
Learn More About Our Company	12	Additional Compensation Policies and Practices	65
GOVERNANCE	13	Tax Considerations	66
Item 1—Election of Directors	13	Report of the Compensation and Human Capital Committee on the Compensation Discussion and Analysis	66
Board	13	Executive Compensation Tables	67
Committees of the Board	17	Pay for Performance	77
Nominees	19	Pay Ratio	81
Appointed Directors, Continuing Directors and Senior Management	20	Employment Arrangements	81
Director Compensation	26	AUDIT MATTERS	87
Certain Relationships and Related Person Transactions	29	Report of the Audit Committee of the Board	87
SHARE OWNERSHIP	31	Principal Auditor Fees and Services	88
Security Ownership of Certain Beneficial Owners and Management	31	Item 3—Appointment of Independent Registered Public Accounting Firm	89
Common Shares	31	SUBSIDIARY DIRECTORS	90
Preferred Shares	34	Item 4—Election of Subsidiary Directors	90
COMPENSATION	35	Nominees	90
Item 2—Advisory Vote to Approve Named Executive Officer Compensation	35	SHAREHOLDER PROPOSAL	93
Compensation Discussion and Analysis	35	Item 5—Vote on a Shareholder Proposal if Properly Presented at the Meeting	93
Executive Summary	36	ANNEX A—GENERAL INFORMATION	A-1
Strong Link Between Pay and Performance	41	ANNEX B—NON-GAAP FINANCIAL MEASURES	B-1
2024 Performance at a Glance	42

2025 PROXY STATEMENT |	5

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. This document includes forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this document are forward-looking statements. Forward-looking statements, for purposes of the PSLRA or otherwise, can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” and similar statements of a future or forward-looking nature or their negative or variations or similar terminology. Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed in our periodic reports filed with the Securities and Exchange Commission (“SEC”), including in the risk factor section of our 2024 Annual Report. Our forward-looking statements speak only as of the date they are made, and such forward looking statements and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

6	| 2025 PROXY STATEMENT

PROXY SUMMARY
This summary highlights information contained in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. As used in this report, “we,” “us,” “our,” “Arch” or the “Company” refer to the consolidated operations of Arch Capital and its subsidiaries. For more complete information regarding the Company’s 2024 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Annual Report”).

Our Board’s Recommendation
ITEM 1—Election of Directors (page 13)	FOR Each Director Nominee
DIRECTOR NOMINEES
The Board is comprised of 13 members, divided into three classes, serving staggered three-year terms. The Board intends to present for action at the Annual Meeting the election of the following Class III directors for a term of three years and until their respective successors are duly elected and qualified or their earlier resignation or removal:

Nominee Name	Director Since	Primary Occupation and Expertise
John L. Bunce, Jr.	2010	■ ■
Managing Director and Founder of Greyhawk Capital Management, LLC and Managing Director and Founder of Steel Box, LLC
Corporate finance background, investment skills, and extensive experience in evaluating and overseeing companies in a wide range of industries

Moira Kilcoyne	2020	■ ■	Former Managing Director, Co-Chief Information Officer of Morgan Stanley More than 30 years of experience in the technology industry and extensive financial services experience
Alexander Moczarski	2025	■ ■	Former Chairman of Marsh McLennan Companies, International Strong insurance industry background and extensive executive management in the insurance industry
Nicolas Papadopoulo	2024	■ ■	Chief Executive Officer of the Company Strong insurance industry background, extensive executive management and operating experience in the insurance industry and in-depth knowledge of our operations
BOARD COMPOSITION AND REFRESHMENT
Our Board represents a broad range of rich expertise, experience and perspectives, as well as a mix of tenure of service on the Board. We undertake a robust Board succession planning and refreshment process, which is informed by feedback from our Board evaluation and designed to refresh and enhance the skills on our Board. For example, since 2021 our comprehensive refreshment process has led to the following Board composition changes of non-employee directors:

2025 PROXY STATEMENT |	7

2021	2024	2025

Francis Ebong	Daniel J. Houston	Alexander Moczarski
■ Extensive operational experience and technology management skills	■ Extensive experience in the financial services industry	■ Insurance executive with an extensive background in international business
Eileen Mallesch	Neal Triplett
■ Extensive senior management and operating experience in the insurance industry	■ Sophisticated investment expertise and deep financial services knowledge
Since 2021 and through the Annual Meeting, four non-employee directors who served an average of 9.5 years have retired, resigned or did not stand for re-election.

Our Board’s Recommendation
ITEM 2—Advisory Vote to Approve Named Executive Officer Compensation (page 35)	FOR
COMPENSATION DISCUSSION AND ANALYSIS (see “Executive Summary”)
Another Year of Exceptional Performance
In 2024, we delivered another year of exceptional financial performance while continuing to execute on our strategic initiatives. Our ability to consistently generate superior results drives shareholder value. Our Total Shareholder Return (“TSR”) performance is shown below.

8	| 2025 PROXY STATEMENT

Leadership Transition
2024 was not only a year of significant achievements, but also a year of leadership transition for the Company:
■Marc Grandisson, who served as our CEO and a member of the Board from 2018 to 2024 and in various other roles beginning in 2001, retired from the Company in October 2024.
■In accordance with the Company’s succession plan, the Board appointed Nicolas Papadopoulo, our President and Chief Underwriting Officer since 2021, to serve as our new CEO and as a member of the Board starting in October 2024.
Aligning Executive Pay with Company Performance
Our executive compensation program directly links pay to Company performance and aligns the interests of our executives with those of our shareholders, as described below and in our Compensation Discussion and Analysis.

Element	2024 Financial Goal Achievement
Short-Term Annual Cash Incentive	■ ■
Based on achievement of annualized net income return on average common equity (“ROE”).
Superior performance resulted in final payout factor of 200.0% of target for our current CEO and 190.3% on average for our other active NEOs.

Long-Term Incentive Performance Shares	■ ■
Based on absolute growth in tangible book value per share over a three-year period, supplemented by a TSR modifier.
Superior performance resulted in final payout of 200.0% of the performance shares granted in February 2022 for the 2022-2024 performance period.

In connection with our recent leadership transition, in November 2024, our independent Compensation and Human Capital Committee also approved the grant of Outperformance Awards, consisting of premium-priced stock options and restricted shares, to our active NEOs, in order to:
■Implement the Company’s succession plan while providing leadership continuity.
■Strengthen alignment of executive pay with long-term shareholder value and reward executives for outperformance. The $161.24 strike price on the premium-priced stock options was set at a premium of approximately 70% above the closing share price on the grant date and represents a 76% premium over the average of the Company’s 2025 share price through the Record Date for the Annual Meeting.

■Secure long-term retention of our active NEOs through lengthy vesting and holding periods. The Outperformance Awards’ lengthy vesting, holding periods and non-competition provisions serve to incentivize our active NEOs to focus on the long-term interests of the Company and to reward them for sustained and continued outperformance over an extended period of time. The recipients will not be able to realize any financial value on their Outperformance Awards until at least five years following the grant date, as a result of lengthy vesting and holding period requirements.

2025 PROXY STATEMENT |	9

Shareholder Engagement
At our 2024 annual general meeting of shareholders, 95.3% of the votes cast approved the Company’s executive compensation program as described in the 2024 Proxy Statement, consistent with the over 90% support for the Company’s Say-on-Pay vote annually since 2020.
■We remain committed to listening to our shareholders as we continually review and evaluate our compensation programs, governance and other matters. Through proactive outreach efforts led by our Investor Relations team and business leaders, we engage with our shareholders to seek their input, stay well-informed about their perspectives, and help improve their understanding of our business.
■Over the past year, both Board members and members of senior management have engaged in discussions with shareholders representing a significant portion of our issued and outstanding common shares. These discussions covered a broad spectrum of matters, including our executive compensation program and corporate governance, and feedback has been widely positive, with no significant concerns raised.

Our Board’s Recommendation
ITEM 3—Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm (page 89)	FOR
Our Board’s Recommendation
ITEM 4—Election of Designated Company Directors of Certain Non-U.S. Subsidiaries (page 90)	FOR
Our Board’s Recommendation
ITEM 5—Vote on a Shareholder Proposal if Properly Presented at the Meeting (page 93)	AGAINST
The shareholder proposal requests a report on the effectiveness of the Company’s diversity, equity, and inclusion efforts. The Board recommends AGAINST this proposal, which it believes lacks economic merit and would not promote long-term shareholder value.
Arch is committed to recruiting and retaining top talent and cultivating an environment where employees can pursue operational excellence, as part of its efforts to promote long-term shareholder value. For our opposition statement to this proposal, see page 93.

10	| 2025 PROXY STATEMENT

SUSTAINABILITY PRACTICES
Shareholder value creation is our primary focus, and our strategy revolves around five key impact areas (shown below) that support and drive the sustainability of our business for the long term. Our business is focused on thoughtful services and insurance coverages to support our clients through major losses and improve their resiliency. We believe that future success hinges on, among other items, the success of our employees, how we interact with customers and society, and how we collaborate to protect and promote the sustainability of the world around us today. Our Board regularly reviews and is responsible for our long-term business strategy and the pursuit of long-term shareholder value and works with our management team to define our strategic objectives. As a part of this strategic integration, we give consideration to the material risks and opportunities that enhance Arch’s long-term sustainability. Within our Board structure, the committees (i.e., Audit, Compensation and Human Capital, Finance, Investment and Risk, Nominating and Governance and Underwriting Oversight) focus on key risks and opportunities to drive our long-term success. To learn more, please see the “Board” section of this Proxy Statement on page 13 and our sustainability report at: archgroup.com/sustainability-governance/documents/. No information on our website is incorporated herein by reference.
Impact Areas that Drive Our Sustainability:

OUR BUSINESS	OUR OPERATIONS	OUR INVESTING	OUR PEOPLE	OUR COMMUNITIES
We offer services and insurance coverages that support our clients through major loss and improve their resiliency; we integrate sustainability factors into our underwriting to reduce risk and capture opportunities for stakeholder benefit.

	We actively manage sustainability risks and embed compliance, transparency, cybersecurity and resilience across our operations, protecting our people and customers who entrust us with their personal information and business interests.	We believe incorporating certain nonfinancial sustainability factors into investment selection and risk management can potentially enhance long-term investment returns.	We are committed to investing in the personal and professional success of our employees and creating long-term sustainable growth for our organization.	Striving to make a meaningful impact by investing in our communities is ingrained in Arch’s core Values, and woven into the fabric of our corporate culture.

2025 PROXY STATEMENT |	11

GENERAL INFORMATION    See page A-1
Please see “Annex A—General Information” for important information about the proxy materials, voting, the 2025 Annual Meeting, Company documents, communications and the deadlines to submit shareholder proposals and director nominees for the 2026 annual general meeting.

LEARN MORE ABOUT OUR COMPANY
You can learn more about the Company by visiting:

■	Our website—archgroup.com	■	Proxy website—proxyvote.com, which includes this Proxy Statement and our 2024 Annual Report.

12	| 2025 PROXY STATEMENT

GOVERNANCE
ITEM 1—ELECTION OF DIRECTORS
Our Board is composed of 13 members, divided into three classes, serving staggered three-year terms. The Board intends to present for action at the Annual Meeting the election of Jack L. Bunce, Jr., Moira Kilcoyne, Alexander Moczarski and Nicolas Papadopoulo to serve as Class III Directors for a term of three years and until their respective successors are duly elected and qualified or their earlier resignation or removal. Such nominees were recommended by the Nominating and Governance Committee for approval by the Board. Unless authority to vote for these nominees is withheld, the enclosed proxy will be voted for these nominees, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of these nominees is unable or declines to serve.
After approximately 11 years of service on the Board, Eugene S. Sunshine, a current Class III Director, will not stand for re-election following the completion of his current term.
Board
Leadership Structure
The Board reviews the Company’s leadership structure from time to time. The Board has determined that a split in the role of Chair of the Board and CEO is appropriate and in the best interests of the Company’s shareholders. The Board has also determined that the role of independent lead director is not currently necessary as our Chair of the Board, Mr. Pasquesi, is independent as defined under the applicable listing standards of The Nasdaq Stock Market LLC (“Nasdaq”).
Several factors contribute to our strong and independent Board. All directors, with the exception of Messrs. Papadopoulo and John D. Vollaro, are independent as defined under the applicable listing standards of Nasdaq, and the Audit, Compensation and Human Capital and Nominating and Governance Committees of our Board
are composed entirely of independent directors. The Company’s independent directors bring experience, oversight and expertise from many industries, including the insurance industry. In addition to feedback provided during the course of Board meetings, the independent directors regularly meet in executive session without management present and have regular access to our management team.
Board Structure
Our Board has reviewed its classified board structure and continues to believe that this structure provides stability and continuity in the Board’s membership and in the direction it provides to the Company’s management. This approach promotes a long-term perspective to our strategy and has proved beneficial to our management in establishing the Company’s short- and long-term priorities. We believe that a classified election process remains in the best interests of our shareholders.
Board Independence and Composition
Our Board has concluded that the following 11 non-employee directors, including our Chair, are independent in accordance with the director independence standards set forth in Nasdaq rules: John L. Bunce, Jr., Francis Ebong, Laurie S. Goodman, Daniel J. Houston, Moira Kilcoyne, Eileen Mallesch, Alexander Moczarski, John M. Pasquesi, Brian S. Posner, Eugene S. Sunshine and Neal Triplett. In making these independence determinations, the Board reviewed the relevant relationships with the directors set forth under the caption “Certain Relationships and Related Person Transactions,” including ordinary course transactions not meeting the disclosure threshold with insurers, reinsurers and producers in which a director or a fund affiliated with any of our directors maintained at least a 10% ownership interest. Specifically, the Board’s independence determinations included reviewing our contribution made to a non-profit organization where Ms. Goodman serves as a fellow (but not as an executive officer). Payment to this non-profit organization constituted less than the greater of $200,000 or 1% of that organization’s annual consolidated gross revenues during its last completed fiscal year.

2025 PROXY STATEMENT |	13

The Company does not set specific term limits on director service and believes that a mix of director tenures strengthens the Board’s effectiveness. Longer tenured directors possess experience and institutional knowledge, while newer directors bring fresh perspectives. Of our 13 directors, the average director tenure is approximately 8.3 years as shown below:

Independence	Tenure	Age

Average
Tenure
8.3 years
7
1
5
5 or fewer years
6 to 10 years
More than 10 years

9
1
1
1
1
Average
Age
64.8 years
40s
70s
50s
80s
60s

Skills and Experience
The Nominating and Governance Committee is responsible for identifying individuals qualified to become directors and recommending to the Board the director nominees for consideration at each annual general meeting of shareholders. In general, the Committee will look for new members, possessing superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge and experience in the areas of insurance, reinsurance or other aspects of our business, operations or activities, as well as knowledge of the business environments in the jurisdictions in which we currently operate or intend to operate in the future. The Company endeavors to maintain a board representing a broad spectrum of expertise, backgrounds, perspectives and experience.
Our Corporate Governance Guidelines provide that the Nominating and Governance Committee’s assessment of new Board candidates will include consideration of the members’ qualifications and their independence, as well as consideration of their skills and experience in the context of the needs of the Board. In addition, although the Board considers diversity of viewpoints, expertise and experience, the Board does not have a formal diversity policy.
Board Refreshment. The Board is committed to effective refreshment that is reflective of the Company’s evolving strategy, and to having a diversity of perspectives, skills and experiences on our Board that align with our strategy. With succession planning and bench strength in mind, the Board first identifies desired skill sets to enhance the effectiveness of our Board and from time to time may retain a search firm to help identify and evaluate possible candidates through a comprehensive recruitment process.
In its ongoing efforts to refresh Board composition, our Nominating and Governance Committee evaluates a broad pool of director candidates based upon the desired skills, qualities and attributes. For example, following this work, the Board added four directors in 2024 and 2025: Mr. Houston, a seasoned executive with extensive experience in the financial services industry; Mr. Triplett, an accomplished investment professional with sophisticated investment expertise and deep financial services knowledge; Mr. Papadopoulo, our CEO who is an experienced leader with broad insurance industry background and in-depth knowledge of our operations; and Mr. Moczarski, an insurance executive with an extensive background in international business, who was

14	| 2025 PROXY STATEMENT

identified by a third party search firm as a potential director nominee.
Over-boarding. Our Corporate Governance Guidelines and Code of Business Conduct require directors to advise the Board through the Chair of the Board or the Chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on another company board, whether public or private, in order to ensure that our directors have the ability to commit the time required to fully discharge their responsibilities to our Board. A proposed director position is reviewed to ensure that the new role will not interfere with the director’s ability to discharge his or her duties to the Company. In addition, the Board has implemented a practice prohibiting directors from serving on more than three other public company boards.
Role in Risk Oversight
Our Board, as a whole and also at the committee level, has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s business and operations, including underwriting, investments, capital management, liquidity, financial reporting and compliance, as well as the risks associated with these activities.
As outlined below, Committees of the Board help oversee the business and operations of the Company:

Audit Committee	Oversees management of financial reporting, compliance and operational risks.
Compensation and Human Capital Committee	Oversees the management of risks relating to the Company’s compensation plans and arrangements, retention of personnel and succession planning with regard to members of our Executive Leadership Team.
Executive Committee	Oversees and directs the business and affairs of the Company in intervals between meetings of the Board.
Finance, Investment and Risk Committee	Oversees risks relating to the financial, investment and other risk affairs of the Company.
Nominating and Governance Committee	Oversees risks associated with the composition of the Board, corporate governance, sustainability matters and succession planning relating to our CEO.
Underwriting Oversight Committee	Oversees risks relating to our underwriting activities, including with respect to accumulations and aggregations of exposures in our insurance, reinsurance and mortgage businesses.

2025 PROXY STATEMENT |	15

Cybersecurity Risk Oversight
We prioritize the management of cybersecurity risk and the protection of information across our enterprise. The Audit Committee of the Board oversees the Board’s responsibilities relating to the operational (including information technology (“IT”) business continuity and data security) risk affairs of the Company. Our Chief Information Officer and Chief Operations Officer, with input from our Chief Information Security Officer, provide a quarterly report of such risks to the Audit Committee.
Code of Business Conduct, Committee Charters, Corporate Governance Guidelines and Insider Trading Policy
We have adopted a Code of Business Conduct, which describes our ethical principles, and the charters of responsibilities for all of our standing Board committees. We have also adopted Corporate Governance Guidelines that cover issues such as executive sessions of our Board, director qualification and independence requirements, director responsibilities, access to management, evaluations and communications with the Board in order to help maintain effective corporate governance of the Company. The full text of our Code of Business Conduct, each Committee Charter and our Corporate Governance Guidelines are available on the Company’s website, archgroup.com. None of the material on our website is incorporated herein by reference.
We have adopted insider trading policies and procedures governing the purchase, sale and other dispositions of the Company’s securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations (the “Insider Trading Policy”). It is also the policy of the Company to comply with applicable securities laws when transacting in its own securities. A copy of our Insider Trading Policy is attached as an exhibit to the 2024 Annual Report.

Meetings
The Board held six meetings during 2024. Each director attended 75% or more of all meetings of the Board and any committees on which the director served during 2024. Directors are encouraged, but not required, to attend our annual general meeting of shareholders. All of our then-current directors attended the 2024 annual general meeting.
Communications with the Board
Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors, to:

Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Attention: Secretary
E-Mail: shareholderinfo@archgroup.com

Shareholder communications will be compiled as appropriate by the Secretary for review by the Board.

16	| 2025 PROXY STATEMENT

Committees of the Board

Director	Audit	Compensation and Human Capital	Executive	Finance, Investment and Risk	Nominating and Governance	Underwriting Oversight
John L. Bunce, Jr.			■	■	Chair
Francis Ebong	■	■			■
Laurie S. Goodman	■				■	Chair
Daniel J. Houston		■			■
Moira Kilcoyne	■	Chair			■
Eileen Mallesch	Chair					■
Alexander Moczarski		■				■
John M. Pasquesi			Chair	■		■
Nicolas Papadopoulo			■
Brian S. Posner		■		Chair
Eugene S. Sunshine	■	■			■
Neal Triplett				■		■
John D. Vollaro				■		■

Audit Committee
The Audit Committee of the Board assists the Board in monitoring (1) the integrity of our financial statements, (2) the qualifications and independence of the independent registered public accounting firm, (3) the performance of our internal audit function and independent registered public accounting firm and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee is involved in the selection of the audit engagement partner and also oversees the Board’s responsibilities relating to the operational (including IT, business continuity and data security) risk affairs of the Company.
All of our Audit Committee members are considered independent under the listing standards of Nasdaq governing the qualifications of the members of audit committees and the independence requirements under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that three of the five members of the Audit Committee, Mss. Goodman and Mallesch and Mr. Sunshine, qualify as an “audit committee financial expert” under the rules of the SEC. The Audit Committee held five meetings during 2024.
Compensation and Human Capital Committee
The Compensation and Human Capital Committee of the Board approves the compensation of our senior executives and has overall responsibility for approving, evaluating and making recommendations to the Board regarding our officer compensation plans, policies and programs. As part of its responsibilities, the Compensation and Human Capital Committee also oversees the succession planning process for our Executive Leadership Team. In addition, the Compensation and Human Capital Committee reviews periodic updates from management on initiatives and progress in the area of human capital management. All of our Compensation and Human Capital Committee members are considered independent under the listing standards of Nasdaq governing the qualifications of the members of compensation committees. In addition, no executive officer of the Company served on any board of directors or compensation committee of any entity (other than Arch Capital) with which any member of our Board serves as an executive officer. The Compensation and Human Capital Committee held nine meetings in 2024, in addition to several informational meetings.

2025 PROXY STATEMENT |	17

Executive Committee
The Executive Committee of the Board may generally exercise all the powers and authority of the Board in the management of our business and affairs when the Board is not in session unless the Board otherwise determines. The Executive Committee did not meet during 2024.
Finance, Investment and Risk Committee
The Finance, Investment and Risk Committee of the Board oversees the Board’s responsibilities relating to the financial, investment and other risk affairs of the Company and recommends to the Board financial policies, risk tolerances, strategic capital management activities and overall investment policy, including the selection of appropriate financial benchmarks and investment performance. The Finance, Investment and Risk Committee held four meetings during 2024.
Nominating and Governance Committee
The Nominating and Governance Committee of the Board is responsible for identifying individuals qualified to become directors and recommending to the Board the director nominees for consideration at each annual general meeting of shareholders. The Nominating and Governance Committee also advises the Board on succession planning for our CEO as well as corporate governance matters, and the Company’s sustainability initiatives. All of our Nominating and Governance Committee members are considered independent under the listing standards of Nasdaq. The Nominating and Governance Committee held six meetings during 2024.
Nominations Process. When the Board determines to seek a new member, whether to fill a vacancy or otherwise, the Nominating and Governance Committee will consider recommendations from Board members, management and others, including shareholders. The Nominating and Governance Committee and the Board utilize the same criteria for evaluating candidates regardless of the source of the referral. Please refer to “Skills and Experience” for a description of the skills, expertise and other attributes desired in new members. For a discussion of the specific experiences, qualifications, attributes or skills that led the Nominating and Governance Committee to conclude that each director should serve on our Board, see the biographical information section beginning on page 19. For a more detailed discussion of our Board composition, including our Board refreshment process, see “Board Independence and Composition.”
Any shareholder who wishes to make a proposal to be included in our Proxy Statement and form of proxy relating to the 2026 annual general meeting, or to submit a proposal or nominate a director at the 2026 annual general meeting, should follow the procedures as described under the caption “Shareholder Proposals for the 2026 Annual General Meeting.”
Board Self-Evaluations. The Nominating and Governance Committee develops the process for the Board’s self-evaluation and oversees, in combination with the Chair of the Board, the conduct of these evaluations. Our Corporate Governance Guidelines provide that the Board will conduct annual self-evaluations to determine whether the Board and its committees are functioning effectively. Following the annual general meeting each year, the Nominating and Governance Committee oversees individual director evaluations, including self-evaluations and peer reviews, for each director who will be up for election at the next annual general meeting to help inform the annual director nomination process. The Nominating and Governance Committee has retained a third-party governance organization to facilitate the Board and committee evaluation process and intends to use, at least every three years, an independent third-party to conduct these evaluations. The Board believes that self-evaluations of the Board are important elements of corporate governance and essential to ensure a well-functioning Board.
Sustainability. The Nominating and Governance Committee oversees the establishment, management and processes related to sustainability activities. This committee receives quarterly reports on sustainability topics, including regulatory compliance, reporting, and related activities. These reports detail the Company’s progress on substantive sustainability initiatives. Additionally, the quarterly reports provide information on rating agencies that evaluate our sustainability performance. Please refer to our “Sustainability Practices” for a review of our program.
Underwriting Oversight Committee
The Underwriting Oversight Committee of the Board assists the Board by reviewing the underwriting activities of our insurance, reinsurance and mortgage businesses. The Underwriting Oversight Committee held four meetings in 2024.

18	| 2025 PROXY STATEMENT

Nominees

John L. Bunce, Jr.

■	66 years old	Mr. Bunce is a Managing Director and Founder of Greyhawk Capital Management, LLC and Managing Director and Founder of Steel Box, LLC. Both Greyhawk and Steel Box are investment organizations. Mr. Bunce has served as a director of numerous public and private companies and he continues to serve on several private company boards and as an Overseer of the Hoover Institution. He holds an A.B. from Stanford University and an MBA from Harvard Business School.

Mr. Bunce’s qualifications for service on our Board include his corporate finance background, investment skills, extensive experience in evaluating and overseeing companies in a wide range of industries and service on boards of directors of other companies.
■	Director since November 2001
■	Class III Director of Arch Capital
■	Executive Committee
■	Finance, Investment and Risk Committee
■	Nominating and Governance Committee

Moira Kilcoyne

■	63 years old	Ms. Kilcoyne is a technology industry veteran with extensive financial services experience. From 2013 to 2016, she served as Managing Director, Co-Chief Information Officer of Morgan Stanley where she co-headed the company’s global technology and data business and she also sat on the firm’s Management Committee. Prior to becoming Managing Director, Co-Chief Information Officer, Ms. Kilcoyne held a number of senior technology roles within Morgan Stanley. She currently serves on the boards of directors of Quilter plc and is a member of the Board of Governors of FINRA. Prior board roles have included Citrix Systems, Inc. and as a Trustee of Manhattan College. Ms. Kilcoyne has a B.S. in Mathematics from Manhattan College.

Ms. Kilcoyne’s qualifications for service on our Board include her more than 30 years of experience in the technology industry, her extensive financial services experience and service on boards of directors of other companies.
■	Director since January 2020
■	Class III Director of Arch Capital
■	Audit Committee
■	Compensation and Human Capital Committee
■	Nominating and Governance Committee

Alexander Moczarski

■	69 years old	Mr. Moczarski has over 35 years of insurance industry experience and retired as Chairman of Marsh McLennan Companies, International in January 2025. Prior to becoming Chairman, he held leadership positions at Guy Carpenter & Company, LLC, as well as various international regional segments and divisions of Marsh McLennan and American International Group, Inc. Mr. Moczarski chaired Marsh India from 2016-2025, he was a Global Director of the US India Business Council and he previously served as Chairman of Blue Marble Micro. He currently serves on the board of Independent Diplomat. Mr. Moczarski holds a B.A. from the University of Manchester, and he completed the Stanford Executive Program at the Stanford Graduate School of Business.

The Nominating and Governance Committee engaged an independent consulting firm to assist it in identifying and assessing potential candidates, resulting in the identification, evaluation and nomination of Mr. Moczarski for election to the Board.

Mr. Moczarski’s qualifications for service on our Board include his strong insurance industry background, his extensive executive management in the insurance industry and his service on board of directors of other companies.
■	Director since February 2025
■	Class III Director of Arch Capital
■	Compensation and Human Capital Committee
■	Underwriting Oversight Committee

2025 PROXY STATEMENT |	19

Nicolas Papadopoulo

■	62 years old	Mr. Papadopoulo has been CEO of Arch Capital Group Ltd. and a member of the board since October 2024. Prior to his appointment, he served as the President and Chief Underwriting Officer of Arch Capital Group and CEO of Arch Worldwide Insurance Group from January 2021 to October 2024. From September 2017 to December 2020, Mr. Papadopoulo was Chairman and CEO of Arch Worldwide Insurance Group and CUO for Property and Casualty Operations. From July 2014 to September 2017, Mr. Papadopoulo was Chairman and CEO of Arch Reinsurance Group. He joined Arch Reinsurance Ltd. (“Arch Re Bermuda”) in December 2001, where he held a variety of underwriting roles. Prior to Arch, he held various positions at Sorema N.A. Reinsurance Group, a U.S. subsidiary of Groupama. He was also an insurance examiner with the Ministry of Finance, Insurance Department, in France. Mr. Papadopoulo previously served on the board of directors of Coface SA and Premia Holdings Ltd. Mr. Papadopoulo graduated from École Polytechnique in France and École Nationale de la Statistique et de l’Administration Economique in France with a master’s degree in statistics. He is also a Member of the International Actuarial Association and a Fellow at the French Actuarial Society.

Mr. Papadopoulo’s qualifications for service on our Board include his strong insurance industry background, extensive executive management and operating experience in the insurance industry and his in-depth knowledge of our operations.
■	Director since October 2024
■	Class III Director of Arch Capital
■	Executive Committee

Required Vote
A majority of the votes cast will be required to elect the above nominees as Class III Directors of Arch Capital.
Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.
Appointed Directors, Continuing Directors and Senior Management
The following individuals are our appointed and continuing directors:

Francis Ebong

■	44 years old	Mr. Ebong is currently Chief Service Experience Officer at PayPal, where he focuses on using Artificial Intelligence and automation to transform how PayPal supports businesses and consumers. Prior to PayPal, he served as Managing Director of Program Management at X, Alphabet’s in-house research and development division, where he was tasked with launching technologies to improve the lives of billions of people. He has an extensive background in technology and innovation, including serving as the Director of Global Operations and Partnerships at Facebook from 2015 to 2017, where he led a global team responsible for launches including FB Live, Marketplace and Messenger. Prior to Facebook, Mr. Ebong was the Head of Operations at Postmates and has experience working at Apple and Deloitte. Mr. Ebong is a veteran of the U.S. Navy, holds a B.S. in General Science from the United States Naval Academy and an MBA from the George Washington University School of Business.

Mr. Ebong’s qualifications for service on our Board include his extensive operational experience and his technology management skills.
■	Director since August 2021
■	Class I Director of Arch Capital
■	Term expires 2026
■	Audit Committee
■	Compensation and Human Capital Committee
■	Nominating and Governance Committee

20	| 2025 PROXY STATEMENT

Laurie S. Goodman

■	69 years old	Ms. Goodman is an Institute Fellow at the Urban Institute and Founder of its Housing Finance Policy Center. Before joining the Urban Institute in 2013, Ms. Goodman spent 30 years at several Wall Street firms. From 2008 to 2013, she was Senior Managing Director at Amherst Securities Group, LP. From 1993 to 2008, Ms. Goodman was head of global fixed income research and Manager of U.S. securitized products research at UBS and predecessor firms. Before that, she was a senior fixed income analyst, a mortgage portfolio manager and a senior economist at the Federal Reserve Bank of New York. Ms. Goodman serves on the board of directors of real estate investment trust MFA Financial and is an adviser to The Amherst Group, LLC. She previously served on the board of directors of Home Point Capital Inc. and was a member of the Federal Reserve Bank of New York’s Financial Advisory Roundtable, the Bipartisan Policy Center’s Housing Commission, Fannie Mae’s Affordable Housing Advisory Council as well as the Consumer Financial Protection Bureau’s Consumer Advocacy Board. Ms. Goodman has a B.A. in Mathematics from the University of Pennsylvania and an A.M. and Ph.D. in Economics from Stanford University.

Ms. Goodman’s qualifications for service on our Board include her extensive analytics and strategy experience, her housing finance expertise and her service on boards of directors of other companies.
■	Director since May 2018
■	Class II Director of Arch Capital
■	Term expires 2027
■	Audit Committee
■	Nominating and Governance Committee
■	Underwriting Oversight Committee

Daniel J. Houston

■	63 years old	Mr. Houston is the Executive Chairman of the Principal Financial Group Board of Directors and the former President and CEO of the Fortune 500 financial services company. Mr. Houston joined Principal in 1984 and has held several management positions: senior vice president in 2000, executive vice president in 2006, and president of Retirement and Income Solutions in 2008. He was named President and Chief Operating Officer in 2014 before assuming the President and CEO role in late 2015. Mr. Houston serves as an active member of the Business Roundtable, an association of U.S. CEOs from the country’s largest companies; the Fortune CEO Initiative, an invitation-only CEO consortium committed to addressing business and social issues; and is the Chair of the Tax Committee for the American Council of Life Insurers. Mr. Houston has a B.A. from Iowa State University and an honorary doctorate from the same institution.

Mr. Houston’s qualifications for service on our Board include his strong financial background and extensive executive management in the financial services industry.
■	Director since August 2024
■	Class II Director of Arch Capital
■	Term expires 2027
■	Compensation and Human Capital Committee
■	Nominating and Governance Committee

Eileen Mallesch

■	69 years old	Ms. Mallesch has more than 30 years of finance and risk experience, including serving as Senior Vice President and Chief Financial Officer for Nationwide’s Property and Casualty segment from 2005 to 2009. Prior to that, she was Chief Financial Officer, Senior Vice President at Genworth (2003 to 2005) and General Electric’s (2000 to 2003) Group Insurance and Life Insurance businesses. Ms. Mallesch has broad finance and business strategy expertise in the insurance, telecommunications and consumer products industries. Her significant board experience includes current positions on the boards of Brighthouse Financial and Fifth Third Bancorp. She previously served on the boards of Bob Evans from 2008 to 2018, Libbey Inc. from 2016 to 2020 and State Auto Financial from 2010 to 2021. Ms. Mallesch has a B.S. in Accounting from the City University of New York and is a CPA (inactive).

Ms. Mallesch’s qualifications for service on our Board include her extensive senior management and operating experience in the insurance industry and her service on boards of directors of other companies.
■	Director since August 2021
■	Class I Director of Arch Capital
■	Term expires 2026
■	Audit Committee
■	Underwriting Oversight Committee

2025 PROXY STATEMENT |	21

John M. Pasquesi

■	65 years old	Mr. Pasquesi has been Chair of the Board of Arch Capital since September 2019 and a director since October 2001. From November 2017 to September 2019, he served as Lead Director. Mr. Pasquesi is the Managing Member of Otter Capital LLC, a private equity investment firm he founded in January 2001. He holds an A.B. from Dartmouth College and an MBA from Stanford Graduate School of Business.

Mr. Pasquesi’s qualifications for service on our Board include his investment skills, extensive experience in evaluating and overseeing companies in a wide range of industries, including the insurance industry, and service on boards of directors of other companies.
■	Director since October 2001
■	Class II Director of Arch Capital
■	Term expires 2027
■	Executive Committee
■	Finance, Investment and Risk Committee
■	Underwriting Oversight Committee

Brian S. Posner

■	63 years old	Mr. Posner is the Managing Member of Point Rider Group LLC and President of Point Rider Group (UK) Ltd., both being consultancy and advisory firms providing strategic and financial insights to senior executives, boards of directors, and private equity investors focused on the financial and business services, technology, and bio-pharmaceutical sectors. From 2005 to March 2008, Mr. Posner served as the President, Chief Executive Officer and Co-Chief Investment Officer of ClearBridge Advisors, LLC, an asset management company and a wholly owned subsidiary of Legg Mason (since acquired by Franklin Resources). In 2000, Mr. Posner co-founded Hygrove Partners LLC, a private investment fund, and served as the Managing Member for five years. He served as a portfolio manager and an analyst at Fidelity Investments from 1987 to 1996 and, from 1997 to 1999, at Warburg Pincus Asset Management/Credit Suisse Asset Management where he also served as Co-Chief Investment Officer and director of research. Mr. Posner is a Charter Trustee of Northwestern University and serves on the Advisory Board at Northwestern’s Center for the Study of Diversity and Democracy. He previously served on the board of directors of Biogen Inc. and as Chair of the AQR Funds, among others. He holds a B.A. from Northwestern University and an MBA from the University of Chicago Booth School of Business.

Mr. Posner’s qualifications for service on our Board include his strong financial background, investment skills and extensive experience as a leading institutional investment manager and advisor, as well as his general expertise in matters pertaining to the financial services industry and service on boards of directors of other companies.
■	Director since November 2010
■	Class I Director of Arch Capital
■	Term expires 2026
■	Compensation and Human Capital Committee
■	Finance, Investment and Risk Committee

Neal Triplett

■	54 years old	Mr. Triplett is President and CEO of the Duke University Management Company (DUMAC), a nonprofit organization that manages the endowment of Duke University. Mr. Triplett joined DUMAC as an investment manager in July 1999 and was appointed President in January 2007. Mr. Triplett started his career as a credit officer for the corporate and real estate portfolios at Wachovia Bank. Mr. Triplett currently serves on the Brown Advisory Mutual Fund Board, the Fuqua Board of Visitors, and the MCNC Investment Advisory Board. Mr. Triplett received a B.A. from Duke University as well as an MBA from the Duke University Fuqua School of Business. He also holds the chartered financial analyst designation.

Mr. Triplett’s qualifications for service on our Board include his corporate finance background, investment skills and extensive executive management experience as an investment manager, as well as his service on boards of directors of other companies.
■	Director since August 2024
■	Class II Director of Arch Capital
■	Term expires 2027
■	Finance, Investment and Risk Committee
■	Underwriting Oversight Committee

22	| 2025 PROXY STATEMENT

John D. Vollaro

■	80 years old	Mr. Vollaro has been a Senior Advisor of Arch Capital since April 2009 and has served as a director of Arch Capital since November 2009. He was Executive Vice President and Chief Financial Officer of Arch Capital from January 2002 to March 2009 and Treasurer of Arch Capital from May 2002 to March 2009. Prior to joining us, Mr. Vollaro acted as an independent consultant in the insurance industry since March 2000. Prior to March 2000, Mr. Vollaro was President and Chief Operating Officer of W.R. Berkley Corporation from January 1996 and a director from September 1995 until March 2000. Mr. Vollaro was Chief Executive Officer of Signet Star Holdings, Inc., a joint venture between W.R. Berkley Corporation and General Re Corporation, from July 1993 to December 1995. Mr. Vollaro served as Executive Vice President of W.R. Berkley Corporation from 1991 until 1993, Chief Financial Officer and Treasurer of W.R. Berkley Corporation from 1983 to 1993 and Senior Vice President of W.R. Berkley Corporation from 1983 to 1991.

Mr. Vollaro’s qualifications for service on our Board include his strong financial background, extensive executive management and operating experience in the insurance industry and his in-depth knowledge of our operations.
■	With Arch since 2002
■	Director since November 2009
■	Class I Director of Arch Capital
■	Term expires 2026
■	Finance, Investment and Risk Committee
■	Underwriting Oversight Committee

2025 PROXY STATEMENT |	23

The following individuals are members of senior management, including our executive officers, who do not serve as directors of Arch Capital:

David E. Gansberg

■	52 years old	David Gansberg was named President, Arch Capital Group Ltd., in November 2024. In this role, Mr. Gansberg has primary accountability for Arch’s Global Insurance Group, which includes Arch’s North American and International Insurance Operations. He served as CEO of Arch's Global Mortgage Group from March 2019 to November 2024. From February 2013 through February 2019, he was the President and Chief Executive Officer of Arch Mortgage Insurance Company. From July 2007 to February 2013, Mr. Gansberg was Executive Vice President and a director at Arch Reinsurance Company (“Arch Re (U.S.)”). Prior to that, he held various operational, strategic and underwriting roles at Arch Capital Services LLC and Arch Re Bermuda, which he joined in December 2001. Mr. Gansberg currently serves on the board of directors of Coface SA. He holds a bachelor’s degree in actuarial mathematics from the University of Michigan and an MBA from Duke University.
■	With Arch since December 2001
■	President, Arch Capital

Maamoun Rajeh

■	54 years old	Maamoun Rajeh was named President, Arch Capital Group Ltd., in November 2024. In this role, Mr. Rajeh has primary responsibility for Arch's Global Reinsurance Group and Global Mortgage Group. From October 2017 to November 2024, he served as Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group. From July 2014 to September 2017, he was Chairman and Chief Executive Officer of Arch Re Bermuda. He joined Arch Re Bermuda in 2001 as an underwriter, ultimately becoming Chief Underwriting Officer in November 2005. He was also President and Chief Executive Officer of Arch Reinsurance Europe Underwriting dac (“Arch Re Europe”) from October 2012 to July 2014. From 1999 to 2001, Mr. Rajeh served as Assistant Vice President at HartRe, a subsidiary of The Hartford Financial Services Group, Inc. Mr. Rajeh also served in several business analysis positions at the United States Fidelity and Guarantee Company between 1992 and 1996 and as an underwriter at F&G Re from 1996 to 1999. Mr. Rajeh currently serves on the board of directors of Somers Group Holdings Ltd. and Premia Holdings Ltd. He has a bachelor’s degree from The Wharton School of Business of the University of Pennsylvania and he is a Chartered Property Casualty Underwriter.
■	With Arch since December 2001
■	President, Arch Capital

François Morin

■	57 years old	François Morin is Executive Vice President, Chief Financial Officer (“CFO”)and Treasurer of Arch Capital Group Ltd., a position he has held since May 2018. Prior to such position, Mr. Morin served as Senior Vice President, Chief Risk Officer and Chief Actuary of Arch Capital, a position he held since May 2015. He joined Arch Capital in October 2011 as Chief Actuary and Deputy Chief Risk Officer. From January 1990 through September 2011, Mr. Morin served in various roles for Towers Watson & Co. and its predecessor firm, Towers Perrin Forster & Crosby, including its actuarial division, Tillinghast. He holds a B.Sc. in Actuarial Science from Université Laval in Canada. He is a Fellow of the Casualty Actuarial Society, a Chartered Financial Analyst, a Chartered Enterprise Risk Analyst and a Member of the American Academy of Actuaries.
■	With Arch since October 2011
■	Executive Vice President, Chief Financial Officer and Treasurer, Arch Capital

24	| 2025 PROXY STATEMENT

Jennifer Centrone

■	52 years old	Jennifer Centrone is the Executive Vice President, Chief Human Resources Officer at Arch Capital Services LLC, where she is responsible for leading the organization’s talent and culture strategies. Prior to joining Arch, Ms. Centrone was a Senior Vice President, Human Resources at Voya Financial from August 2015 to May 2019, where she was responsible for leading key talent, organizational and transformational strategies. Before Voya Financial, Ms. Centrone held senior human resources roles at both The Hartford and Accenture. She holds a B.A. in English Writing and Literature from Fairfield University.
■	With Arch since June 2019
■	Executive Vice President, Chief Human Resources Officer of Arch Capital Services LLC

Chris Hovey

■	58 years old	Chris Hovey is Chief Operations Officer at Arch Capital Services LLC. From July 2018 to January 2020, Mr. Hovey served as Executive Vice President and Chief Information Officer at Arch Capital Services LLC. Prior to that, he held the role of Chief Operating Officer of Arch Mortgage Insurance Company. Before joining Arch in 2014, Mr. Hovey acted as Chief Operating Officer for PMI Mortgage Insurance Co. (“PMI”) since 2011. He also served as Senior Vice President of servicing operations and loss management for PMI, which he originally joined in 2002. Mr. Hovey holds a bachelor’s degree from San Francisco State University and an MBA from Saint Mary’s College in Moraga, California.
■	With Arch since January 2014
■	Chief Operations Officer of Arch Capital Services LLC

Louis T. Petrillo

■	59 years old	Louis Petrillo has been the President and General Counsel of Arch Capital Services LLC since April 2002. From May 2000 to April 2002, he was Senior Vice President, General Counsel and Secretary of Arch Capital Group Ltd. From 1996 until May 2000, Mr. Petrillo was Vice President and Associate General Counsel of Arch Capital’s reinsurance subsidiary. Prior to that time, Mr. Petrillo practiced law at the New York firm of Willkie Farr & Gallagher LLP. He holds a B.A. from Tufts University and a law degree from Columbia University.
■	With Arch since January 1996
■	President and General Counsel of Arch Capital Services LLC

Jay Rajendra

■	44 years old	Jay Rajendra is the Chief Strategy and Innovation Officer at Arch Capital Group Ltd. He is responsible for pursuing new business models and technologies while leading Arch’s analytics capabilities to improve profitability and growth. Mr. Rajendra joined Arch in 2016 in the role of Chief Analytics Officer for Arch Capital Group Ltd., which he held until January 2020. Prior to joining Arch, Mr. Rajendra was Head of Business Solutions for XL Catlin’s Strategic Analytics team. Before XL, Mr. Rajendra was a Senior Consultant at Towers Watson in both North America and Europe, where he advised large international (re)insurers and start-ups on pricing, strategy and M&A. He is a Fellow of the Institute of Actuaries, Fellow of the Casualty Actuarial Society and Member of the American Academy of Actuaries. He holds a combined Bachelors and Masters in Mathematics from Oxford University and an MBA from the Massachusetts Institute of Technology.
■	With Arch since August 2016
■	Chief Strategy and Innovation Officer, Arch Capital

Christine Todd

■	58 years old	Christine Todd is Chief Investment Officer of Arch Capital Group Ltd. and President of Arch Investment Management Ltd. (“AIM”) She joined Arch in June 2021 and has responsibility for setting the firm’s investment strategy and managing the day-to-day operations of the investment portfolio. Prior to joining Arch, Ms. Todd was Head of Fixed Income, U.S., for Amundi US from February 2019 to May 2021. She has also held executive roles at Neighborly Investments; Standish Mellon Asset Management Company LLC; and Gannett, Welsh & Kotler. She is a Chartered Financial Analyst and holds a B.A. from Georgetown University and an MBA from Boston University.
■	With Arch since June 2021
■	Chief Investment Officer, Arch Capital

2025 PROXY STATEMENT |	25

Succession Planning
We have a robust talent and succession planning process. On an annual basis, our Board receives a comprehensive succession plan for the CEO and for each member of our Executive Leadership Team. Our Board has delegated primary oversight responsibility for succession planning for our CEO to our Nominating and Governance Committee, and for our other members of our Executive Leadership Team to the Compensation and Human Capital Committee. For a discussion of our recent leadership transition, see “Executive Summary—Succession Plan and Leadership Transition.” Our Board continues to regularly evaluate its succession planning to ensure that we are well-positioned to execute our corporate strategy. In addition, on an annual basis, management prepares a broader talent and succession plan, focusing on identifying, developing and retaining high performing and high potential talent for key positions, and attracting a diverse talent base.
Director Compensation
The Compensation and Human Capital Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to directors for Board, committee and committee chair services.
In making non-employee director compensation recommendations, the Compensation and Human Capital Committee takes various factors into consideration, including, but not limited to, input received from the Compensation and Human Capital Committee’s independent consultant, the responsibilities of directors generally, as well as committee chairs, and the form and amount of compensation paid to directors by comparable companies. The Board reviews the recommendations of the Compensation and Human Capital Committee and determines the form and amount of director compensation.
The following table provides information concerning the compensation of our directors for the year ended December 31, 2024. Directors who also serve as employees of the Company do not receive payment for service as directors. In addition to the arrangements described below, all non-employee directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board or committees. For a complete understanding of the table, refer to the footnotes and the narrative disclosures that follow the table. Please also refer to the “2024 Summary Compensation Table” for Messrs. Papadopoulo and Grandisson’s compensation. Mr. Moczarski is not included in the table below as his term began effective February 4, 2025.

Name	Committee Chair	Fees Earned or Paid in Cash ($)(1)		Share Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
John L. Bunce, Jr.	NC	150,015		144,962	30,000		324,977
Eric W. Doppstadt		15		—	—		15
Francis Ebong		150,015		144,962	20,951		315,928
Laurie S. Goodman	UC	200,015		144,962	25,000		369,977
Daniel Houston (4)		87,245		101,907	—		189,152
Moira Kilcoyne	CC	175,015		144,962	—		319,977
Eileen Mallesch	AC	175,015		144,962	—		319,977
Louis J. Paglia		15		—	—		15
John M. Pasquesi *	EC	260,015		144,962	25,000		429,977
Brian S. Posner	FC	150,015		144,962	1,000		295,977
Eugene S. Sunshine		150,015		144,962	21,443		316,420
Neal Triplett (4)		87,245		101,907	—		189,152
John D. Vollaro		500,000	(5)	—	69,114	(6)	569,114
AC = Audit Committee Chair; CC = Compensation and Human Capital Committee Chair; EC = Executive Committee Chair; FC = Finance, Investment and Risk Committee Chair; NC = Nominating and Governance Committee Chair; UC = Underwriting Oversight Committee Chair
* Chair of the Board

26	| 2025 PROXY STATEMENT

(1)    Each non-employee member of our Board is entitled to receive an annual cash retainer fee in the amount of $125,000. Each such director may elect to receive the retainer fee in the form of common shares instead of cash. If so elected, the number of shares distributed to the non-employee director will be equal to 100% of the amount of the annual retainer fee otherwise payable divided by the fair market value of our common shares on the date of grant. This column includes the annual retainer (whether paid in cash or, at the election of the director, in common shares) and the fees for service as Chair of the Board, committee chair and Audit Committee member. In addition, Mss. Goodman and Mallesch and Messrs. Posner and Sunshine received their annual retainer fees in the form of cash and Ms. Kilcoyne and Messrs. Bunce and Ebong received their annual retainers in the form of 1,254 common shares. Additionally, Mr. Pasquesi elected to receive his annual retainer and Chair of the Board fee in shares in the form of 1,254 common shares for each fee. For the 2023-2024 annual period, Messrs. Doppstadt and Paglia, who resigned from the Board effective May 9, 2024, received a $15 cash payment in connection with their May 2023 annual grant.
The following table sets forth the fees payable to our chairs and Audit Committee members in addition to the annual retainer received for regular board service:

Committee Chair/Member	Annual Fee ($)
Audit Committee Chair	50,000
Audit Committee Member	25,000
Chair of the Board	125,000
Compensation and Human Capital Committee Chair	25,000
Executive Committee Chair	10,000
Finance, Investment and Risk Committee Chair	25,000
Nominating and Governance Committee Chair	25,000
Underwriting Oversight Committee Chair	50,000
(2)Each year, the non-employee directors are granted a number of restricted shares equal to $145,000 divided by the fair market value of our common shares on the date of grant (i.e., the first day of the annual period of compensation for the non-employee directors), and such shares vest on the one-year anniversary of grant date. The grant date fair value indicated in the table has been calculated in accordance with FASB ASC Topic 718 Compensation—Stock Compensation, using assumptions set forth in the notes accompanying our financial statements. See note 22, “Share-Based Compensation,” on pages 163-166 of the notes accompanying our consolidated financial statements included in our 2024 Annual Report. On May 9, 2024, each non-employee director, except for Messrs. Houston and Triplett as discussed in Footnote 4 below, received 1,455 common shares, which will vest on May 9, 2025.
The aggregate number of share awards outstanding (i.e., unvested) as of December 31, 2024, for Mss. Goodman, Kilcoyne and Mallesch and Messrs. Bunce, Ebong, Pasquesi, Posner and Sunshine was 1,455 common shares; and for Messrs. Houston and Triplett was 918 common shares.
(3)The amounts in the “All Other Compensation” column for Ms. Goodman, and Messrs. Ebong, Pasquesi, Posner and Sunshine consist of matching gifts made under the Company’s matching gift program. Under the matching gift program in 2024, the Company matched eligible contributions to qualified charitable organizations on a dollar-for-dollar basis, up to a maximum of $25,000 per calendar year. During 2024, the Company made an aggregate of approximately $93,394 in matching contributions on behalf of the directors noted in the table above. The amount for Mr. Bunce represents HSR filing fees paid by the Company.
(4)    On August 27, 2024, Messrs. Houston and Triplett joined the Board and received pro-rated director fees and share awards for the 2024-2025 annual period, as reflected in the table above. Messrs. Houston and Triplett each received a pro-rated annual cash retainer fee in the amount of $87,245; both elected to receive the pro-rated retainer fee in the form of 785 common shares valued at $87,143, respectively. Messrs. Houston and Triplett each received a pro-rated share award equal to $101,907 divided by the fair market value of our common shares on the date of grant, August 27, 2024, or 918 common shares, which will vest on May 9, 2025.
(5)    Mr. Vollaro is a Senior Advisor and an employee of the Company. Mr. Vollaro’s employment agreement provides that he receives an annual base salary of $250,000 and a bonus determined by the Compensation and Human Capital Committee and the Board for his role as Senior Advisor of the Company. For 2024, Mr. Vollaro received a cash bonus of $250,000. In addition, Mr. Vollaro is a member of the Finance, Investment and Risk Committee and Underwriting Oversight Committee of the Board. A description of Mr. Vollaro’s employment agreement is included below.
(6)    The amount for Mr. Vollaro includes $41,595 in contributions to our defined contribution plan. In addition, the total amount includes payment for club dues and tax preparation services, none of which exceeded the greater of $25,000 or 10% of the total amount of these benefits for Mr. Vollaro.

2025 PROXY STATEMENT |	27

Employment Agreement with John Vollaro
Our employment agreement with John Vollaro provides for his employment as Senior Advisor of Arch Capital to continue until terminated by either party by providing at least six months’ prior written notice. His base salary is $250,000 per annum, and the target rate for his annual cash bonus is 100% of his annual base salary. Mr. Vollaro is eligible to receive share-based awards at the discretion of the Board and is also entitled to participate in employee benefit programs and other fringe benefits customarily provided to similarly situated senior executives. The Company will reimburse him for his reasonable expenses incurred traveling between Bermuda and the United States. He receives no other compensation for his service as an advisor and director to the Company.
If Mr. Vollaro’s employment is terminated by us without cause, he will be entitled to receive the base salary and target annual bonus which would have been paid to him under his employment agreement for the period through six months after the date of termination of employment (the “Severance Amount”). The Severance Amount would be payable over 12 months. The agreement further provides that if Mr. Vollaro’s employment is terminated by reason of his death or permanent disability, he (or his estate) will be entitled to receive an amount equal to the Severance Amount, in each case, (i) offset by any proceeds received from any insurance coverages provided by the Company and (ii) such amount, will be paid to him (or his estate) promptly upon death or permanent disability, as applicable. Mr. Vollaro’s medical insurance coverage benefits will continue for up to 12 months after the date of termination in the event that his employment ends due to permanent disability, or he is terminated other than for cause. Mr. Vollaro has agreed that, during the employment period and for a period of two years after termination of employment for cause or as a result of his resignation, he will not compete with the businesses of Arch Capital or any of its subsidiaries as such businesses exist or are in process or being planned as of the date of termination. If we terminate Mr. Vollaro’s employment without cause, the term of his non-competition period will extend for one year following termination. Mr. Vollaro also agreed that he will not, for a period of two years following his date of termination, induce or attempt to induce any of our employees to leave his or her position with us or induce any customer to cease doing business with us.

Matters Relating to Director Share Ownership
In an effort to further align the interests of the non-employee directors with the interests of shareholders, the Company has adopted:
Share Ownership Guidelines: Share ownership guidelines require the directors to retain common shares having a value of at least five times their annual cash retainer fee within five years of their appointment (stock options and unvested restricted shares/units do not count toward the requirement). Each director is in compliance with our share ownership guidelines, or is expected to become compliant within the prescribed timeframe following his or her initial election to the Board.
Share Holding Requirements: Until our non-employee directors meet their target ownership levels, they must retain an amount equal to 50% of the net profit shares received from Arch Capital’s equity awards. Net profit shares are the shares remaining after payment of taxes owed on vesting of restricted share or on vesting and payout under restricted share units. Under the director share holding requirements, net profit shares would also include shares remaining after payment of the exercise price of an option and taxes owed on exercise of options or on vesting and payout under performance shares, although our non-employee directors do not currently hold or receive Arch Capital performance shares or options.
No Hedging Permitted: We have adopted insider trading policies and procedures governing the purchase, sale and other dispositions of the Company’s securities by directors, officers and employees, and as part of that policy, our directors, officers and employees are not permitted to engage in hedging activities with respect to Arch Capital’s common shares or any other publicly- traded equity or debt securities issued by Arch Capital or any of its subsidiaries. Specifically, they may not engage in short sales or in the purchases or sales of financial instruments or derivatives, including puts and calls, that hedge or offset any change in the market value of such securities. In addition, our officers, directors and other employees may not otherwise engage in transactions that are designed to, or have, the same effect.

28	| 2025 PROXY STATEMENT

Certain Relationships and Related Person Transactions
Generally, transactions with related persons are subject to review by the disinterested members of our Board. Our Board has adopted written procedures regarding related party transactions, which include transactions involving a company or other entity (or an affiliate thereof) in which a non-employee director or executive officer of Arch Capital has a material interest (each a “portfolio company”), on the one hand, and Arch Capital or one of its subsidiaries, on the other hand. The Board or its disinterested members, as appropriate, also review, approve or ratify any related person transaction required by the SEC to be disclosed in our Proxy Statement. Under the procedures, these transactions must be reviewed and approved by the management of Arch Capital or the operating subsidiary entering into the transaction (as applicable), and the terms of such transaction should be arm’s-length or on terms that are otherwise fair to Arch Capital and its subsidiaries. In addition, except for a few defined de minimis exceptions, these transactions also require the approval of Arch Capital under its holding company oversight guidelines. In reviewing these proposed transactions, the effects, if any, on the independence of the relevant directors are considered under the governing Nasdaq and SEC standards. Any applicable regulatory, tax and ratings agency matters are also considered. Under these procedures, the Board is regularly provided with an update of related party transactions.
In January 2017, the Company and Kelso & Co. (“Kelso”), sponsored Premia Reinsurance Ltd., a newly formed multi-line Bermuda reinsurance company (“Premia Re”). Premia Re’s strategy is to reinsure or acquire companies or reserve portfolios in the non-life property and casualty insurance and reinsurance run-off market. The initial capitalization of Premia Re’s parent, Premia Holdings Ltd. (“Premia”), consisted of $400 million in common equity and $110 million in unsecured senior debt. Arch Re Bermuda and certain Arch co-investors, including senior management of Premia, invested $100 million and acquired 25% of Premia’s common equity as well as warrants to purchase additional common equity. Two of the co-investors included Nicolas Papadopoulo, CEO of Arch Capital, who invested $2.5 million for a 0.625% stake, and Maamoun Rajeh, President of Arch Capital, who invested $0.5 million for a 0.125% stake. Affiliates of Kelso, along with co-investors of Kelso, invested $300 million and acquired the balance of Premia’s common equity as well as warrants to purchase additional common equity. Subsidiaries of Arch Capital are providing certain administrative and support services to Premia pursuant to services agreements. Arch Re Bermuda has appointed two directors to serve on the seven-person board of directors of Premia Re. Arch Re Bermuda is providing a quota share reinsurance treaty on certain business written by Premia Re. During 2024, Arch Re Bermuda did not enter into any new reinsurance transactions with Premia. During 2024, Arch Re Bermuda generated immaterial net premiums written and earned, compared to $80 million and $81 million, respectively in 2023. At December 31, 2024, Arch Re Bermuda recorded funds held in assets from Premia of $137 million, compared to $158 million at December 31, 2023.
In October 2024, we made a $125,000 contribution to the Urban Institute, a non-profit research organization that employs one of our directors in a non-executive role, Laurie S. Goodman.
In January 2023, we entered into various transactions related to private investments supporting the retrocession requirements of certain companies in the Company’s Reinsurance segment (collectively, the “2023 Reinsurance Transactions”). One of the investors in the 2023 Reinsurance Transactions is a fund managed by Artisan Partners Limited Partnership (“APLP”). Based solely on a Schedule 13G/A filed in February 2024, certain investment management clients of APLP, including the fund referenced in the previous sentence, beneficially owned more than five percent of the outstanding common shares of Arch Capital as of December 31, 2023. See “Security Ownership of Certain Beneficial Owners and Management—Common Shares” for further detail. Pursuant to the transaction, the fund has committed to providing $100 million in retrocession protection for Arch’s benefit via an insurance-linked securities structure with respect to certain risks underwritten during the relevant policy period in exchange for net ceded premiums.
Based solely on a Schedule 13G/A filed in November 2024, BlackRock Inc. (“BlackRock”) beneficially owned more than five percent of the outstanding common shares of Arch Capital as of September 30, 2024. BlackRock, through its subsidiaries, provides various investment management, investment trade support and risk analysis services to Arch Capital and its subsidiaries. During 2024, the Company incurred $7.7 million of fees, in the aggregate, under these services arrangements with BlackRock.
Based solely on a Schedule 13G/A filed in November 2024, Baron Capital Group, Inc., and certain of its subsidiaries and its controlling owner Ronald Baron (collectively “Baron”), beneficially owned more than five percent of the outstanding common shares of Arch Capital as of September 30, 2024. Certain of the

2025 PROXY STATEMENT |	29

Company’s subsidiaries have made passive investments in Baron funds in the ordinary course of business. As of December 2024, the Company had approximately $97 million net asset value invested, in the aggregate, in funds managed by Baron.
Based solely on a Schedule 13G/A filed in February 2024, The Vanguard Group (“Vanguard”) beneficially owned more than 5% of the outstanding common shares of Arch Capital as of December 29, 2023. In 2024, Vanguard provided investment management services to Company-sponsored pension plans. Fees payable in connection with investing in Vanguard funds are paid by the plans. No fees were paid by the Company.
Chiara Nannini, a director of certain of our non-U.S. subsidiaries, is a director of the law firm of Conyers Dill & Pearman Limited (“Conyers”), which provides legal services to the Company and its subsidiaries.
From time to time, in the ordinary course of our business, we may enter into transactions, including insurance and reinsurance transactions and brokerage or other arrangements for the production of business, with entities in which companies or funds affiliated with beneficial owners of more than 5% of our issued and outstanding voting shares or directors of Arch Capital may have an ownership or other interest.

30	| 2025 PROXY STATEMENT

SHARE OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
Common Shares
The following table sets forth information available to us as of March 12, 2025 with respect to the ownership of our voting shares by (1) each person known to us to be the beneficial owner of more than 5% of any class of our issued and outstanding voting shares, (2) each director and NEO of Arch Capital and (3) all of the directors and executive officers of Arch Capital as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown.

	Common Shares
Name and Address of Beneficial Owner	(A) Number of Common Shares Beneficially Owned (1)	(B) Rule 13d-3 Percentage Ownership (1)
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	40,754,642	10.8%
BlackRock, Inc. (3) 50 Hudson Yards New York, New York 10001	33,285,495	8.9%
Artisan Partners Holdings LP (4) 875 East Wisconsin Avenue, Suite 800 Milwaukee, Wisconsin 53202	24,894,249	6.6%
Baron Capital Group, Inc. (5) 767 Fifth Avenue New York, New York 10153	20,725,357	5.5%
Nicolas Papadopoulo (6)	1,454,959	*
Marc Grandisson (7)	3,926,104	1.0%
John L. Bunce, Jr. (8)	1,556,757	*
Francis Ebong (9)	9,243	*
Laurie S. Goodman (10)	33,938	*
Daniel J. Houston (11)	1,703	*
Moira Kilcoyne (12)	29,532	*
Eileen Mallesch (13)	10,167	*
Alexander Moczarski (14)	402	*
John M. Pasquesi (15)	5,216,790	1.4%
Brian S. Posner (16)	118,540	*
Eugene S. Sunshine (17)	34,530	*
Neal Triplett (18)	1,703	*
John D. Vollaro (19)	410,999	*
David E. Gansberg (20)	614,399	*
François Morin (21)	700,780	*
Maamoun Rajeh (22)	875,826	*
Christine Todd (23)	199,007	*
All directors and executive officers (19 persons) (24)	15,547,686	4.1%
* Denotes beneficial ownership of less than 1%

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(1)Pursuant to Rule 13d-3 promulgated under the Exchange Act, amounts shown include common shares that may be acquired by a person within 60 days of March 12, 2025. Therefore, column (B) has been computed based on (a) 375,716,024 common shares actually issued and outstanding as of March 12, 2025; and (b) solely with respect to the person whose Rule 13d-3 Percentage Ownership of common shares is being computed, common shares that may be acquired within 60 days of March 12, 2025, upon the exercise of options held only by such person.
(2)Based on a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group (“Vanguard”). In the Schedule 13G/A it is reported that Vanguard has shared dispositive power with respect to 1,557,574 common shares, shared voting power with respect to 465,402 common shares and sole dispositive power with respect to 39,197,068 common shares.
(3)Based on a Schedule 13G/A filed with the SEC on November 12, 2024, by BlackRock, Inc. (“BlackRock”). In the Schedule 13G/A it is reported that BlackRock has sole voting power with respect to 30,470,067 common shares and sole dispositive power with respect to 33,285,495 common shares.
(4)Based on a Schedule 13G/A filed with the SEC on February 12, 2024, jointly by Artisan Partners Limited Partnership (“APLP”), Artisan Investments GP LLC (“Artisan Investments”), Artisan Partners Holdings LP (“Artisan Holdings”), Artisan Partners Asset Management Inc. (“APAM”) and Artisan Partners Funds, Inc. (“Artisan Funds”). APLP is an investment advisor and Artisan Funds is an investment company. Artisan Holdings is the sole limited partner of APLP and the sole member of Artisan Investments. Artisan Investments is the general partner of APLP and APAM is the general partner of Artisan Holdings. The Schedule 13G/A reported that the common shares have been acquired on behalf of discretionary clients of APLP, which holds 24,894,249 common shares, including 17,459,639 common shares on behalf of Artisan Funds. In addition, the Schedule 13G/A reported that (a) APLP, Artisan Investments, Artisan Holdings and APAM each has shared voting with respect to 24,097,765 common shares and shared dispositive power with respect to 24,894,249 common shares; and (b) Artisan Funds has shared voting and dispositive power with respect to 17,459,639 common shares.
(5)Based upon a Schedule 13G/A filed with the SEC on November 14, 2024, jointly by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron (collectively, the “Baron Group”). In the Schedule 13G/A, the Baron Group reported that BAMCO and BCM are subsidiaries of BCG, and Ronald Baron owns a controlling interest in BCG. In addition, the Schedule 13G/A reported that (a) BCG has shared voting power with respect to 20,367,357 common shares and shared dispositive power with respect to 20,725,357 common shares; (b) BAMCO has shared voting power with respect to 19,236,092 common shares and shared dispositive power with respect to 19,594,092 common shares; (c) BCM has shared voting and shared dispositive power with respect to 1,131,265 common shares; and (d) Ronald Baron has shared voting power with respect to 20,367,357 common shares and shared dispositive power with respect to 20,725,357 common shares.
(6)Amounts in columns (A) and (B) reflect, on March 12, 2025, (a) 795,718 common shares owned directly by Mr. Papadopoulo (including 96,005 restricted shares, which were subject to vesting based solely on continued employment); (b) stock options with respect to 482,269 common shares that were exercisable on that date or within 60 days thereof; and (c) 176,972 performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met. Amounts do not include stock options with respect to 647,888 common shares that were not exercisable within 60 days of March 12, 2025.
(7)Amounts in columns (A) and (B) reflect, on October 15, 2024 which is when Mr. Grandisson ceased to be an executive officer and director of the Company, (a) 48,122 common shares owned directly by Mr. Grandisson (including 36,572 restricted shares, which were subject to vesting based on Mr. Grandisson not engaging in a competitive activity); (b) 2,164,819 common shares owned by a company for which Mr. Grandisson is the sole owner; (c) stock options with respect to 1,393,413 common shares that were exercisable on October 15, 2024; and (d) 319,750 performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met. Amounts do not include stock options with respect to 138,982 common shares that were not exercisable on October 15, 2024.
(8)Amounts in columns (A) and (B) reflect 1,556,757 common shares owned directly by Mr. Bunce.
(9)Amounts in columns (A) and (B) reflect 9,243 common shares owned directly by Mr. Ebong.
(10)Amounts in columns (A) and (B) reflect 33,938 common shares owned directly by Ms. Goodman.
(11)Amounts in columns (A) and (B) reflect 1,703 common shares owned directly by Mr. Houston.
(12)Amounts in columns (A) and (B) reflect 29,532 common shares owned directly by Ms. Kilcoyne.
(13)Amounts in columns (A) and (B) reflect 10,167 common shares owned directly by Ms. Mallesch.
(14)Amounts in columns (A) and (B) reflect 402 common shares owned directly by Mr. Moczarski.
(15)Amounts in columns (A) and (B) reflect (a) 1,221,693 common shares owned by Otter Capital LLC, for which Mr. Pasquesi serves as the Managing Member; (b) 3,859,936 common shares owned indirectly by revocable trusts for which Mr. Pasquesi and his spouse are the trustees; (c) 133,706 common shares owned indirectly by a family limited partnership; and (d) 1,455 common shares

32	| 2025 PROXY STATEMENT

owned directly by Mr. Pasquesi. In addition, 1,310,834 common shares held by Otter Capital LLC and the revocable trusts are subject to a security agreement.
(16)Amounts in columns (A) and (B) reflect 118,540 common shares owned directly by Mr. Posner.
(17)Amounts in columns (A) and (B) reflect 34,530 common shares owned directly by Mr. Sunshine.
(18)Amounts in columns (A) and (B) reflect 1,703 common shares owned directly by Mr. Triplett.
(19)Amounts in columns (A) and (B) reflect 410,999 common shares owned by trusts for which Mr. Vollaro or his spouse serve as trustees.
(20)Amounts in columns (A) and (B) reflect, on March 12, 2025, (a) 319,382 common shares owned directly by Mr. Gansberg (including 78,946 restricted shares, which were subject to vesting based solely on continued employment); (b) stock options with respect to 193,147 common shares that were exercisable on that date or within 60 days thereof; and (c) 101,870 performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met. Amounts do not include stock options with respect to 560,593 common shares that were not exercisable within 60 days of March 12, 2025.
(21)Amounts in columns (A) and (B) reflect, on March 12, 2025, (a) 274,681 common shares owned directly by Mr. Morin (including 24,937 restricted shares, which were subject to vesting based solely on continued employment); (b) stock options with respect to 349,119 common shares that were exercisable on that date or within 60 days thereof; and (c) 76,980 performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met. Amounts do not include stock options with respect to 85,479 common shares that were not exercisable within 60 days of March 12, 2025.
(22)Amounts in columns (A) and (B) reflect, on March 12, 2025, (a) 443,341 common shares owned directly by Mr. Rajeh (including 78,946 restricted shares, which were subject to vesting based solely on continued employment); (b) stock options with respect to 330,615 common shares that were exercisable on that date or within 60 days thereof; and (c) 101,870 performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met. Amounts do not include stock options with respect to 560,593 common shares that were not exercisable within 60 days of March 12, 2025.
(23)Amounts in columns (A) and (B) reflect, on March 12, 2025 (a) 70,955 common shares owned directly by Ms. Todd (including 18,338 restricted shares, which were subject to vesting based solely on continued employment); (b) stock options with respect to 60,720 common shares that were exercisable on that date or within 60 days thereof; and (c) 67,332 performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met. Amounts do not include stock options with respect to 63,119 common shares that were not exercisable within 60 days of March 12, 2025.
(24)In addition to securities beneficially owned by the directors and the NEOs reflected in the table, includes an aggregate of 352,307 common shares which are beneficially owned on March 12, 2025 by other executive officers, including restricted shares which were subject to vesting based solely on continued employment, common shares issuable upon exercise of stock options that were exercisable on that date or within 60 days thereof and performance restricted shares which were subject to forfeiture and reacquisition in the event that performance criteria were not met.

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Preferred Shares
The following table sets forth information available to us as of March 12, 2025, with respect to the ownership of our non-cumulative preferred shares by (1) each director and NEO of Arch Capital who owns such shares and (2) all of the directors and executive officers of Arch Capital as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown. Our preferred shares are not convertible into common shares, and the holders of the preferred shares do not have any voting rights (except under certain limited circumstances). For a description of the terms of our preferred shares, please see note 21, “Shareholders’ Equity,” on pages 162-163 of the notes accompanying our consolidated financial statements included in our 2024 Annual Report.

	Preferred Shares
Name of Beneficial Owner	Number of Series F Preferred Shares Beneficially Owned	Percentage of Class Owned
Brian S. Posner	3,000	*
All directors and executive officers (19 persons)	3,000	*

	Number of Series G Preferred Shares Beneficially Owned	Percentage of Class Owned
Brian S. Posner	4,000	*
All directors and executive officers (19 persons)	4,000	*
* Denotes beneficial ownership of less than 1%

34	| 2025 PROXY STATEMENT

COMPENSATION
ITEM 2—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
As required by Regulation 14A under the Exchange Act, we are asking our shareholders to approve, on an advisory basis, the compensation of the NEOs as described in the “Compensation Discussion and Analysis” and the “Executive Compensation Tables.”
In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and Compensation Tables sections. We have designed our compensation programs with the intention of linking compensation and the Company’s business performance and talent retention strategies as well as the long-term interests of our shareholders. We have a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of our NEOs.
We are requesting shareholder approval of the compensation of our NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the “Executive Compensation Tables” and any related material disclosed in this Proxy Statement. This vote is not intended to address any one specific item of compensation, but instead, the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.
Your vote is advisory and therefore it will not be binding on the Company, the Compensation and Human Capital Committee or the Board. However, the Board and the Compensation and Human Capital Committee value the views of our shareholders and the Compensation and Human Capital Committee will take into account the outcome of the advisory vote when considering executive compensation. We have determined to include a shareholder vote on the compensation of NEOs (commonly known as a “say on pay” vote) in our Proxy Statement annually until the next required vote on the frequency of say on pay votes, which will be in 2029. The next say on pay vote accordingly will be held at the 2026 annual general meeting.
Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.
Compensation Discussion and Analysis
The Compensation Discussion and Analysis section explains our compensation philosophy, summarizes our compensation programs and reviews compensation decisions for the NEOs whose compensation information is presented in the tables following this discussion in accordance with SEC rules. NEOs for 2024 were:

Name	Title
Nicolas Papadopoulo	Chief Executive Officer and Class III Director, Arch Capital
François Morin	Executive Vice President, Chief Financial Officer and Treasurer, Arch Capital
Maamoun Rajeh	President, Arch Capital
David E. Gansberg	President, Arch Capital
Christine Todd	Chief Investment Officer, Arch Capital
Marc Grandisson	Retired Chief Executive Officer, Arch Capital

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Executive Summary
Another Year of Exceptional Performance
In 2024, we delivered another year of exceptional financial performance while continuing to execute on our strategic initiatives. Our ability to consistently generate superior results drives shareholder value. Reflecting the Company’s long-term performance is the chart below summarizing Arch Capital’s cumulative total shareholder return from December 31, 2001 to December 31, 2024. During this period, the price of Arch Capital’s common shares appreciated at a compound annual rate of 16.6%, compared with a compound annual rate of return of 9.5% for the S&P 500 Index and 10.4% for the S&P 500 P&C Index.

Total Shareholder Return
Common Share Performance
At December 31, 2024, the closing price of our common shares was $92.35, up 30.8% in 2024 and up 17.3% on a compounded annualized basis over the past 10 years. While share valuations tend to fluctuate based on market conditions, our primary metric of value creation is book value per common share (“BVPS”) growth over time.
In addition, at December 31, 2024, our common share price represented approximately 174% of our year-end 2024 BVPS, which remained healthy relative to our peers, when taking into account our business mix. For the industry, price-to-book value is viewed as an important indicator of company performance by analysts and the investment community.

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Our superior returns to shareholders reflect the exceptional financial results the Company has produced over five years across most of our key drivers of value creation as illustrated in the table below. For more information on our performance, see “2024 Performance at a Glance” below.

	1 Year Period	3 Year Period	5 Year Period
Annualized ROE	22.8%	20.6%	17.7%
Annualized Operating Return on Average Common Equity (“Operating ROE”)*	18.9%	17.5%	13.8%

Total book value return per share	13.1%	58.3%	101.0%
Total tangible book value return per share*	10.1%	59.4%	101.1%

Total shareholder return per share	30.8%	118.5%	126.4%
* See “Annex B—Non-GAAP Financial Measures.”
Succession Plan and Leadership Transition
2024 was not only a year of significant achievements, but also a year of leadership transition for the Company.
■Marc Grandisson, who served as our CEO and a member of the Board from 2018 to 2024 and in various other roles beginning in 2001, retired from the Company in October 2024. Mr. Grandisson is entitled to the benefits prescribed in his employment agreement and under his equity-based compensation awards as a retiree. The Board and the Compensation and Human Capital Committee did not award Mr. Grandisson any additional benefits in connection with his retirement. A summary of the terms of the benefits he is entitled to in accordance with these agreements is provided below under “Former CEO Retirement.”
■In accordance with the Company’s succession plan, the Board appointed Mr. Papadopoulo, our President and Chief Underwriting Officer since 2021, to serve as our new CEO and as a member of the Board starting in October 2024. Mr. Papadopoulo previously served in various leadership and underwriting roles at the Company beginning in 2001.
■In addition, the Board appointed Maamoun Rajeh and David Gansberg as Presidents of the Company in November 2024, with Mr. Rajeh having primary responsibility for Arch’s Mortgage and Reinsurance Groups and Mr. Gansberg having primary accountability for Arch’s Insurance Group. Messrs. Rajeh and Gansberg have both been with the Company since 2001.
In 2024, our NEOs received compensation directly tied to the Company’s performance, as well as compensation reflecting our recent leadership transition described below.
Executive Compensation Program Links Executive Pay to Performance
Our executive compensation program directly links pay to Company performance and aligns the interests of our executives with those of our shareholders by tying significant portions of their compensation to the Company’s financial and stock price performance. Historically, we have received strong support from shareholders regarding our executive compensation program, and 2024 continued this trend as our Say-on-Pay proposal received 95.3% support, as further described below under “Shareholder Engagement and Results of Say-on-Pay Votes.” As a result, we have maintained the same performance-based components for our executive pay program used in previous years, as summarized in this section.
The performance metrics used in our executive compensation program are highly correlated with shareholder value creation and aligned with the Company’s strategy. Consistent with prior years, in evaluating Company performance for our compensation programs, we focus primarily on the following financial measures:
■Growth in book and tangible book value per share, which creates long-term shareholder value; and
■ROE and Operating ROE, which are key indicators of the efficient use of capital and producing an acceptable return on that capital for our shareholders.
Further, a significant portion of our NEOs’ compensation is tied to our stock price performance and returns earned by shareholders, as equity incentives account for approximately 80-90% of NEOs’ target compensation (including the Outperformance Awards (as defined below)) and our TSR performance relative to our

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industry peers is used as a modifier to calculate the final payouts for performance share awards.
Our 2024 performance for the Company’s key financial benchmarks is shown above under “Executive Summary—Another Year of Exceptional Performance.” When making compensation decisions, our Compensation and Human Capital Committee considered this exceptional performance, along with the substantial contributions made by our NEOs to achieve this financial performance and our strategic goals. An overview of these achievements and resulting NEO compensation is summarized below and further described in “2024 Compensation Decisions for NEOs” in the Compensation Discussion and Analysis.

Element	2024 Financial Goal Achievement	Resulting NEO Compensation
Short-Term Annual Cash Incentive (STI)	Based on achievement of ROE target: ■For 2024, our target ROE was 13.69%, and our level of goal achievement was 129.6%, resulting in a STI payout factor of 200.0% of target.	■Our CEO earned 200.0% of his target STI payout based on achievement of 2024 performance and his strategic goals described under “2024 Compensation Decisions for NEOs.”
	▪This payout aligns with the Company’s Operating ROE of 18.9% for 2024.	■Our other active NEOs earned on average 190.3% of their target STI payout based on achievement of 2024 performance and their strategic goals described under “2024 Compensation Decisions for NEOs.”
Long-Term Incentive Performance Shares
Based on absolute growth in tangible book value per share (“TBVPS”) over a three-year period, supplemented by a TSR modifier:
■Our target TBVPS growth for the 2022-2024 period was 11% per annum, the same as it was for the prior performance share cycle (2021-2023).
■TBVPS growth from 2022-2024 was 23.61%, resulting in goal achievement of 200%.
■TSR over the three-year period was 116% and the resulting modifier to calculate the final payout was 125%.
■Final payout for the performance shares granted in February 2022 for the 2022-2024 performance period was 200%.
▪This payout aligns with the Company’s relative TSR as compared with the S&P 500 and its peer group.
■Our CEO and our NEOs earned 200% of the performance shares vesting in March 2025 based on performance during the 2022-2024 period.

For the 2024 Annual Long-Term Incentive Awards approved for our NEOs in February 2024, we continued to award 55% of the target value in performance shares, 25% in stock options and 20% in restricted shares. These awards strike an appropriate balance between accomplishing sustained financial performance objectives, aligning our executives’ interests with those of our shareholders, promoting stock price growth and retaining the services of executives through three-year vesting periods.
Outperformance Awards Granted in Connection with Successful Leadership Transition
In connection with our recent leadership transition, the Compensation and Human Capital Committee approved in November 2024 the grant of equity awards (the “Outperformance Awards”), consisting of (1) premium-priced stock options (representing 70% of the grant date value of the awards for Messrs. Papadopoulo, Rajeh and Gansberg, and 50% for Mr. Morin and Ms. Todd) and (2) time-vested restricted shares (representing 30% of the grant date value of the awards for Messrs. Papadopoulo, Rajeh and Gansberg, and 50% for Mr. Morin and Ms. Todd), in order to:
■Implement the Company’s CEO succession plan while providing leadership continuity. The Company achieved a successful leadership transition following the retirement of its former CEO and the appointment of a new CEO and Presidents, who position the Company to continue to bring market leading growth and value to the Company’s shareholders. In approving these equity

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awards, members of the Board and Compensation and Human Capital Committee specifically considered our NEOs’ strong leadership and performance over their respective tenures as well as the desire to build on those results.
■Strengthen alignment of executive compensation with long-term shareholder value. By granting equity that provides value to our NEOs if the Company’s share price performs over the long term, the Compensation and Human Capital Committee sought to further align our NEOs’ compensation with investors’ interests and to reinforce our performance-based executive compensation program and pay-for-performance philosophy.
■Reward the Company’s executives for continuing to outperform. The $161.24 strike price on the premium-priced stock options is set at a premium of approximately 70% to the closing share price on the grant date (or $95.69) and represents a 76% premium over the average of the Company’s share price in 2025 through the Record Date of March 12, 2025. The recipients will receive no value for their premium-priced stock options if this $161.24 premium strike price is not achieved. In approving these awards, the Compensation and Human Capital Committee considered that the premium-priced stock options, by requiring a significant increase in share price to deliver value, provide a powerful incentive for our NEOs to maximize the value of the Company’s common shares over the long term.
■Secure long-term retention of our NEOs through lengthy vesting and holding periods. In making these grants, the Compensation and Human Capital Committee considered that the terms of these awards (described below) promote executive retention and share ownership to align with shareholder value. The awards’ lengthy vesting, holding periods and non-
competition provisions serve to incentivize our NEOs to focus on the long-term interests of the Company and to reward them for the sustained and continued outperformance of the Company over an extended period of time. In particular:
▪The premium-priced stock options vest in full on the third anniversary of the grant date (with no interim vesting during that period), subject to continued employment with the Company. Once vested, the stock options continue to be exercisable for the remainder of the 10-year option term, provided that the NEO complies with the 10-year non-competition, non-solicitation and other restrictive covenants accompanying the award. In addition, after the options are exercised, the NEOs must continue to hold the net shares received for an additional two-year period.
▪The restricted shares vest in full on the third anniversary of the grant date for Mr. Morin and Ms. Todd, and vest in equal increments on the first through third anniversaries of the grant date for Messrs. Papadopoulo, Rajeh and Gansberg, in each case subject to continued employment with the Company. Additionally, the net shares received upon vesting (after payment of applicable taxes) must be held for five years following the grant date.
As a result of these award terms, the NEOs will not be able to realize any financial value from their Outperformance Awards until at least five years following the grant date, since the vesting and holding periods must first be completed in order for the NEOs to realize financial value. The table below summarizes these key terms for the premium-priced stock options.

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First Three Years After Grant of $161.24 Premium Strike Priced Options	After Third Anniversary of Grant Date Until Fifth Anniversary	Fifth Through 10th Anniversary of Grant Date
ð	ð	ð
	After vesting date:	Value may be realized, but only if:
Zero ($0) Value Realized	May exercise options, but only if stock price premium achieved (above $161.24). No value realized since holding period not yet complete. Must comply with non-compete to exercise.	■Stock price premium achieved (above $161.24). ■Non-compete complied with. ■Options are then exercised. ■Two-year holding period completed.

Size of Outperformance Awards
As provided in“2024 Outperformance Awards Granted in Connection with Successful Leadership Transition—Size of Outperformance Awards,” the Compensation and Human Capital Committee considered several important factors in determining the size of these awards, including the NEOs’ capital positions in Arch, the awards’ emphasis on performance, the terms of the awards, the target payout opportunities, and the value and design of special awards by some of our industry peers and other large cap companies. The Compensation and Human Capital Committee considered all of these important factors as further described below to assess and determine the size of the awards.
Shareholder Engagement and Results of Say-on-Pay Votes
At our 2024 annual general meeting of shareholders, 95.3% of the votes cast approved the Company’s executive compensation program as described in the 2024 Proxy Statement, and this is consistent with the over 90% support received by the Company on its Say-on-Pay vote annually since 2020. Based on this high level of support, the Compensation and Human Capital Committee determined that shareholders generally support our executive compensation program, which aligns with shareholders’ interests to support long-term value creation. We continue to engage with our shareholders and have received positive feedback in the past on our executive compensation program, including the metrics used in our annual and long-term incentive plans that align with Company strategy and shareholder value creation. We remain committed to considering feedback from our shareholders on our executive compensation program and practices.

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Strong Link Between Pay and Performance
Our executive compensation programs are designed to link pay and performance and to align the interests of our executives with those of our shareholders by tying significant portions of their compensation to the Company’s financial performance and stock price performance. We utilize a formulaic approach in our annual incentive plan design for our Executive Leadership Team, including our NEOs, and the majority of our long-term incentive awards for senior executives (including NEOs) are granted in the form of performance shares.

CEO Target Mix of Pay	Other NEOs Target Mix of Pay

As illustrated above for our CEO, 72% of target compensation (including the Outperformance Award) was performance-based and 89% consists of long-term incentives.	As illustrated above for our other NEOs, 66% of target compensation (including the Outperformance Award) was performance-based and 80% consists of long-term incentives.

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2024 Performance at a Glance
1 Excludes the effects of stock options, restricted and performance share units outstanding.
2 See “Annex B—Non-GAAP Financial Measures.”
3 A higher GAAP combined ratio, a measure of underwriting performance, indicates a lower underwriting margin.
Arch’s 2024 results once again demonstrated the strength of the Company’s diversified platform. We generated $4.3 billion of net income available to Arch common shareholders (“Net Income”) and $3.5 billion of after-tax operating income despite another year of elevated catastrophe activity. See “Annex B—Non-GAAP Financial
Measures” for additional information on our non-GAAP measures.
We continued to capitalize on hard market conditions in many lines—increasing our gross premiums written (“GPW”) by 16.9% and net premiums written (“NPW”) by 16.8% from 2023.

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Building on momentum of prior years and leveraging our market leadership position, our insurance and reinsurance property and casualty (“P&C”) businesses delivered significant growth. In 2024, the P&C units wrote a record-breaking $14.6 billion of NPW. Our Mortgage segment continued to provide profitable diversification—delivering over $1.0 billion of underwriting income for the third consecutive year.
The substantial growth of our P&C units throughout the hard market increased our investable assets to $41.4 billion at the end of 2024, a 19.7% increase from the $34.6 billion at the end of 2023. The “float” generated from the increased premiums helped us produce $1.5 billion of net investment income, a 45.2% increase from 2023 on a per-share basis and should continue to provide a tailwind for future earnings.
Underwriting quality remained excellent with our combined ratio of 82.5% for 2024, an increase of 320 basis points from 2023. That ranked in the 83rd percentile of our Performance Peer Group (refer to “How We Make Compensation Decisions”). Compared to our Performance Peer Group, our 2024 performance on four key measures was solid, with: (1) operating return on average common equity at the 69th percentile, (2) TSR at the 78th percentile, (3) net income return on average common equity at the 100th percentile and (4) growth in tangible book value per share at the 61st percentile. Refer to “Long-Term Performance” discussion for additional information on our performance results and see “Annex B—Non-GAAP Financial Measures” for additional information on our non-GAAP measures.
Achievements in 2024
Our excellent overall performance in 2024 can be attributed to each of our three business segments’ ability to execute on its strategic plan.
Our Insurance segment NPW increased to approximately $6.9 billion, up from $5.9 billion in 2023. On August 1, 2024, we materially expanded our U.S. insurance middle market presence with the acquisition of Allianz’s U.S. Middle Market Property and Casualty insurance business and U.S. Entertainment Property and Casualty insurance business (“MCE Acquisition”). This acquisition expands our capabilities in the U.S. middle market and represents an investment in an area we believe provides opportunities for future growth. Excluding the MCE Acquisition, insurance growth was in the mid-single digits and included attractive opportunities in casualty, programs and our London market specialty businesses. Overall, the Insurance segment seized on strong growth opportunities throughout 2024, although elevated catastrophe activity, including Hurricanes Helene and
Milton, limited underwriting income. For the full year, the Insurance group delivered $345 million of underwriting income, compared to $450 million in 2023. The combined ratio for insurance was 94.8% for the year, compared to 91.7% in 2023.
Our Reinsurance segment wrote a record $7.7 billion of NPW, an 18% increase from 2023 with broad-based growth reflecting improved market conditions. Underwriting income of $1.2 billion was also a segment record, and the combined ratio for reinsurance was 83.2% for the year, compared to an 81.4% combined ratio in 2023. Arch Re Bermuda is firmly established as a top-10 global reinsurance provider and continues to leverage its position to provide its clients with creative solutions to challenging problems.
Our Mortgage segment continues to perform well despite a challenging mortgage industry environment. The segment generated $1.1 billion in underwriting income in a soft market. Insurance in Force, a key driver of mortgage earnings, was $501.1 billion at December 2024—a slight decline from 2023. Credit quality remained excellent and the percentage of insured mortgage loans in default (U.S.) was 2.09% at the end of 2024, a slight increase from December 2023 but still near historic lows.
BVPS, our preferred measure of value creation, ended 2024 at $53.11, representing a 13% increase for the year and up nearly 24% after adjusting for the special dividend of $5.00 per common share we paid in December 2024. The decision to pay a special dividend (the “Special Dividend”) to our shareholders on December 4, 2024 was the result of Arch’s strong financial performance and excellent capital position and it represented an effective means of returning excess capital to our shareholders.
Long-Term Performance
We believe the Company’s performance is best measured over the long term. The following charts highlight certain of our key metrics for evaluating financial performance, which are considered in our compensation decisions. In evaluating the performance of the Company in connection with our compensation programs, we focus primarily on two main benchmarks: growth in book and tangible book value per share, which creates long-term shareholder value, and ROE and Operating ROE, which drive book value growth and are key indicators of the efficient use of capital.

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Book Value and Tangible Book Value per Common Share
BVPS: Since our recapitalization in 2001, we have delivered strong results to our shareholders as our BVPS has grown by 2,516% from $2.03 at December 31, 2001, to $53.11 at December 31, 2024. Shareholders who invested in our recapitalization and continue to hold their common shares have seen the book value of their shares increase by 15.2% per year on a compounded basis, or 15.7% including the $1.9 billion Special Dividend paid on December 4, 2024. The price of their shares increased 4,912% to $92.35 from $1.84, an increase by 18.4% per year on a compounded basis.
Tangible Book Value per Common Share (“TBVPS”): Growth in this measure, which excludes goodwill and intangible assets, is indicative of our underlying results and is a strong indicator of growth in shareholder value for a P&C insurer and reinsurer and a common financial performance measure for companies in our industry. As such, Arch Capital focuses the long-term component of its executive compensation program on building TBVPS over time.
Our growth in BVPS and TBVPS is aligned with the trading performance of our common shares (refer to “Common Share Performance”).

Growth in Book Value per Common Share + Common Dividends

$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
15.2% BVPS Growth Rate[1]
15.7% BVPS + Dividend Growth Rate[1]
Book Value Per Share
Common Dividends

1 Annualized growth rate from December 31, 2001 to December 31, 2024.
Excludes the effects of stock options, restricted and performance share units outstanding.

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Return on Equity
Our ROE for 2024 reflected strong underwriting performance and growth in investment income, reflecting higher yields available on fixed income securities. Historically low interest rates, competitive market conditions in the property casualty industry and significant U.S. and global catastrophe losses, in particular in 2017, 2018, 2020, 2021, 2022 and 2024 have put pressure on ROEs over the last decade when compared to our return objectives.

ROE and Operating ROE[1]
1 See “Annex B—Non-GAAP Financial Measures.”

Executive Compensation Philosophy
We are a leading, Bermuda-based specialty insurer and reinsurer with a global presence. Our job as an insurer is to understand and price risk and, in doing so, to generate superior risk-adjusted returns from the insurance and reinsurance coverages we write. Accordingly, it is critical that we recruit, retain and motivate the best talent in the global marketplace. Over time, and in light of our business strategy, we have sought to develop a compensation philosophy that both supports and is consistent with our risk-management practices and that helps to ensure that our compensation programs align our executives and employees with the long-term interests of our shareholders. Our compensation philosophy seeks to reinforce and reward long-term value creation by motivating our NEOs through pay practices based substantially on the overall success of the Company. To achieve these goals, our executive compensation programs have been designed to incentivize our leaders to create long-term value for our shareholders. We use the combination of fixed and variable compensation in the executive compensation program. The variable compensation is performance-based and consists of short-term annual cash incentive bonuses and long-term incentive share-based awards, while the fixed component of the compensation is designed to reflect the significant levels of our NEOs’ experience, duties and scope of responsibility in leading the Company’s underwriting and operating activities as well as to assist in executive retention.

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The design of our compensation program is guided by four core principles:
■Link Pay with Performance: The majority of our pay for executives is at-risk and performance-based with metrics aligned to the Company’s short-term and long-term financial results, business strategy and shareholder returns. Pay should have a clear connection to each executive’s individual contribution to increasing value for our shareholders.
■Attract, Retain and Align: We maintain programs that will attract and retain critical talent, drive future growth and create strong shareholder alignment within our executive population.
■Support Culture: We support the Arch Capital culture of entrepreneurship, teamwork, underwriting discipline and commitment to the highest ethical standards through pay and governance policies and practices that align with shareholder interests.
■Provide Market Competitive Pay: For each executive position, we consider external benchmark market data for base salary, annual target bonus levels and annualized long-term incentive target grants as well as total target pay opportunities. Based upon the considerable range of unique facts and circumstances pertaining to our executive talent, we may adjust pay opportunities as appropriate to take into consideration various factors such as consistent high performance and value delivery to the Company, retention, succession, successful tenure and other factors.

Our compensation framework includes these key policies and practices:

What We Do
■Structure the majority of pay as performance-based, which is tied to rigorous financial, strategic and relative shareholder return performance goals.
■Align executive compensation with shareholder returns.
■Apply stock ownership and holding guidelines.
■Discourage inappropriate risk-taking that is inconsistent with the long-term success of the Company.
■Require minimum vesting periods for equity awards.
■Include clawback provisions for all incentive-based compensation for executive officers.
■Include double-trigger change in control provisions in equity awards that are assumed by an acquirer.
■Prohibit hedging of our shares and limit the number and type of shares that can be pledged.
■Set the exercise price of our stock options at or above the closing share price on the grant date.
■Maintain a completely independent Compensation and Human Capital Committee that establishes our compensation practices.
■Engage an independent compensation consultant that reports directly to the Compensation and Human Capital Committee.
■Utilize a peer group approved by our Compensation and Human Capital Committee and Board to aid in the benchmarking of compensation and to assess our performance relative to similar companies.
■Engage with our shareholders.

What We Don’t Do
■No repricing or reducing the exercise price of stock options.
■No exchanging out-of-the money stock options for cash or other property.
■No tax gross-ups provided to executive officers.
■No excise tax gross-up payments in connection with change in control payments.
■No guaranteed equity awards or bonuses for NEOs.
■No excessive or unusual perquisites.
■No uncapped short-term and long-term incentive payouts.
■No dividends paid on unvested/unearned restricted and performance share awards.
Shareholder Engagement and Results of Say-on-Pay Votes
At our 2024 annual general meeting of shareholders, approximately 95.3% of the votes cast approved the Company’s executive compensation program and the resulting compensation described in the 2024 Proxy Statement.
In addition, we continue to engage our largest institutional shareholders in discussions regarding our executive compensation program and other governance matters, including our sustainability program, as outlined above (see “Proxy Summary”). We remain committed to listening to feedback from shareholders when designing, reviewing and evaluating our compensation programs and policies. The below table summarizes our Say-on-Pay

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votes for the past five years.

Annual General Meeting	Actual Say-on-Pay Vote Results
2024	95.3%
2023	93.9%
2022	94.6%
2021	95.1%
2020	94.6%
How We Make Compensation Decisions
Compensation and Human Capital Committee Process
The Compensation and Human Capital Committee reviews the performance of, and approves the compensation paid to, the CEO and the other NEOs.
■The CEO of Arch Capital assists in the performance reviews of the NEOs other than himself and makes recommendations to the Compensation and Human Capital Committee on their base salary, annual incentive and long-term share-based compensation. The Compensation and Human Capital Committee reviews, discusses and modifies these compensation recommendations in connection with its approval of the compensation for the NEOs.
■The Compensation and Human Capital Committee meets in executive sessions (without management present) as necessary, particularly when making determinations about base salary, annual incentive and long-term equity compensation, or administering any aspect of the compensation program for the CEO of Arch Capital. Determinations about compensation matters in respect of our NEOs are subject to ratification by the Board.
■To establish levels of base salary, annual incentives, long-term incentives and benefits, the Compensation and Human Capital Committee reviews extensive historical competitive data, including information compiled from annual reports on Form 10-K, proxy statements and other publicly available information for a representative sample of publicly-traded insurers and reinsurers that we believe compete directly with us for executive talent (the “Compensation Peer Group”). Generally, peer companies are of similar size and have similar numbers of employees, product offerings and geographic scope as Arch Capital.
Risk Management and Compensation Policies
In line with the Company’s requirements for managing risks associated with the Company’s compensation programs, the Compensation and Human Capital Committee seeks to ensure our executive compensation program does not encourage executives to take excessive risks that are inconsistent with the long-term success of the Company.
We emphasize long-term results both in our short-term and long-term incentive programs. Under our short-term incentive program, each underwriting year is measured separately and results are calculated over a 10-year development period. Our long-term incentive program includes a substantial component of performance-based compensation earned based on achieved performance against preselected performance goals over a three-year performance period.
Our compensation philosophy and governance features are also complemented by the following policies: (i) a clawback policy, (ii) a no hedging policy and (iii) share ownership guidelines and share holding requirements that are designed to align our compensation with long-term shareholder interests. See “Additional Compensation Policies and Practices” for further detail.
We believe our approach to the evaluation of performance and the design of our compensation programs assist in mitigating excessive risk-taking that could harm our Company and believe there is no excessive risk inherent in our programs.
Role of Compensation Consultant
Our Compensation and Human Capital Committee has sole authority to select, retain and terminate any consultants or advisors used to provide independent advice to the Compensation and Human Capital Committee and evaluate executive compensation, including sole authority to approve the fees and any other retention terms for any such consultant or advisor. Prior to July 2024, the Compensation and Human Capital Committee had engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consultant to assist in establishing compensation policies and programs. In July 2024, the Compensation and Human Capital Committee engaged Pay Governance LLC (“Pay Governance”) as its independent executive compensation consultant, in place of Meridian.

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For January through June 2024, Meridian:
■reviewed and advised the Compensation and Human Capital Committee on matters concerning compensation of our CEO and our other NEOs;
■reported on all aspects of short-term and long-term compensation program design, including incentive mix;
■assessed the companies in the Compensation Peer Group for continued appropriateness;
■reported on emerging trends and developments in executive compensation and corporate governance;
■prepared formal presentations for the Compensation and Human Capital Committee regarding executive compensation;
■reviewed compensation benchmarking analysis for each of the Company’s senior executives; and
■reviewed and advised on director compensation.
Commencing in July 2024, Pay Governance performed the same activities as described for Meridian above, and as part of this role, advised on the November 2024 grants awarded to our NEOs in connection with our recent leadership transition. Neither Meridian nor Pay Governance provided any other services to the Company, and no other fees were paid to either Meridian or Pay Governance except fees related to their respective services to the Compensation and Human Capital Committee. The Compensation and Human Capital Committee believes that each of Meridian and Pay Governance is independent and no conflict of interest exists for the periods in which they served as our independent compensation consultant.
Competitors for Setting Pay and Comparing Performance
For purposes of making compensation decisions and for evaluating our financial performance relative to peers, we used compensation and financial data derived from the Compensation Peer Group listed below. We annually review the companies in our Compensation Peer Group with our independent compensation consultant. Prior to the Compensation and Human Capital Committee making 2024 compensation decisions, the Compensation and Human Capital Committee conducted a formal review of the Compensation Peer Group, with assistance from Meridian, our independent compensation consultant at the time, resulting in a recommendation to remove First American Financial Corporation and Selective Insurance Group, Inc. due to revenue size. A recommendation to add Chubb Limited to better position Arch Capital among its peers, resulted in a new peer group of sixteen companies, which was approved by the Compensation and Human Capital Committee.
The table below describes the multi-step filtering exercise used in the Compensation Peer Group selection process:

Compensation Peer Group Selection Process
Step 1: Industry Filters	Select industries relative to Arch Capital’s business operations.
Step 2: Size Filters	Filter companies based on revenue and asset size.
Step 3: Additional Subjective Filters	Review business descriptions and additional financial measures.
The table below describes the four primary functions for the Compensation Peer Group:

Purpose of the Compensation Peer Group
Pay Comparisons	Determine competitive pay levels and identify differences from general industry market data.
Compensation Structure	Provide benchmarks for compensation structure (pay mix, performance metrics, leverage, vehicles, etc.).
Use as a foundation or reference when making design changes to the compensation program.
Performance Comparisons	Assess performance relative to companies facing similar business challenges.
Use as an input to setting incentive plan goals.
Financial Performance	Company performance is measured in absolute terms, as well as versus prior year results, and in relative terms in comparison with the performance of peer companies in our Compensation Peer Group on the same financial metrics.

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The Compensation Peer Group used for 2024 compensation decisions, which places Arch Capital at the 61st percentile of revenue size and 82nd percentile of market capitalization, was comprised of the following 16 companies:

2024 Compensation Peer Group
American Financial Group, Inc.
Arthur J. Gallagher & Co.
Assurant, Inc.
AXIS Capital Holdings Limited
Chubb Limited
Cincinnati Financial Corporation
CNA Financial Corporation
Everest Group, Ltd.
The Hanover Insurance Group, Inc.
The Hartford Insurance Group, Inc.
Markel Group Inc.
Old Republic International Corporation
RenaissanceRe Holdings Ltd.
The Travelers Companies, Inc.
W.R. Berkley Corporation
Willis Towers Watson Public Limited Company
The Compensation and Human Capital Committee utilizes a separate peer group to measure relative TSR performance in our performance share awards (the “Performance Peer Group”). There is significant overlap between the two peer groups, with 13 companies included in both groups, but there are differences that reflect the different purposes of the compensation and performance peer groups. The Compensation Peer Group is used primarily to benchmark our compensation against companies that we compete with for talent, while the Performance Peer Group is more focused on companies that participate in similar lines of business and appear to be valued similarly from a stock market perspective to more closely measure our relative TSR performance. In establishing the Performance Peer Group for 2024, which remains unchanged from 2023, the Compensation and Human Capital Committee started with the 2024 Compensation Peer Group, added Essent Group Ltd., Fairfax Financial Holdings Limited, MGIC Investment Corporation, Radian Group Inc. and Selective Insurance Group, Inc. and removed Arthur J. Gallagher & Co., Chubb Limited and Willis Towers Watson Public Limited Company, resulting in the 18 companies listed below under “Elements of Compensation—Annual Long-Term Incentive Plan.”
Elements of Compensation Program
We have three primary elements of total direct compensation for our executive compensation program: base salary, short-term cash incentive and long-term incentive share-based awards, all of which are described below. We also provide standard retirement and benefit plans and limited perquisites customarily provided to expatriates residing in Bermuda.
Base Salary
Base salary is fixed cash compensation and integral to any employment arrangement. Base salary is reviewed annually and adjusted when appropriate. Increases are not automatic or guaranteed. The Compensation and Human Capital Committee sets each NEO’s base salary based on market data for the individual’s position and geographic location as well as experience, duties and scope of responsibility. From time to time, base salaries may be adjusted to reflect promotions, increases in responsibilities and competitive considerations.
Short-Term Annual Cash Incentive
For each executive participant, target annual cash incentive award levels are established, stated as a percentage of base salary. These levels are influenced by external market data and adjusted as appropriate to take into consideration various factors such as consistent high performance and value delivery to the Company, internal equity, retention and succession.
Short-term annual cash incentive award levels are designed to provide formulaic payouts to our senior executives and serve as a critical tool for rewarding the achievement of annual corporate and individual goals. Amounts are earned based on the attainment of quantitative and qualitative strategic accomplishments for the relevant year.

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The table below sets forth the established target bonus percentage levels for our active NEOs for 2024:

2024 NEO Target Short-Term Incentive Opportunity
Name	Target (%) Pre-Leadership Transition	Target (%) Post-Leadership Transition
Nicolas Papadopoulo[1]	185%	200%
François Morin	150%	150%
Maamoun Rajeh[1]	165%	185%
David E. Gansberg[1]	165%	185%
Christine Todd	150%	150%
1 Mr. Papadopoulo’s target was 185% up until October 13, 2024 and Messrs. Rajeh and Gansberg’s targets were 165% up until November 7, 2024 as described in “2024 Compensation Decisions for NEOs.”
Annual Cash Incentives Tied to Performance
At the beginning of each annual performance period, the Compensation and Human Capital Committee approves the financial performance metrics and reviews the strategic goals that will be considered when determining the ultimate amount of the performance-based annual cash incentive awarded upon completion of the calendar year, including establishing specific targets, thresholds and maximums for each financial performance metric. Performance below the threshold would result in no payout related to the financial metrics. For 2024, financial performance metrics were given a weighting of 70% and strategic goals were given a weighting of 30%.
The financial metrics are measured based on the financial performance achieved by each of the segments (i.e., Insurance, Reinsurance and Mortgage (collectively the “underwriting units”) as well as our investment unit) under our existing incentive compensation formula plans. Such plans typically base payouts on the achievement of ROE targets, reflecting the rate of return we earn on our capital, which supports our goal of growth in TBVPS, a critical factor in the market value of our shares and, as a result, the alignment of our executives’ compensation with shareholder returns. At the beginning of each underwriting year, the segment-level ROE scale, which establishes the threshold, target and maximum performance levels under the formula plans, is approved by the Compensation and Human Capital Committee. The threshold, target and maximum payout percentages as well as the 2024 underwriting year for the segment-level ROE scale are set forth in the following table:

Level of Performance[1]	Segment ROE Scale	Payout Factor
Threshold	7.50%	27.0%
Target	13.69%	100.0%
Maximum	20.54%	200.0%
1 The threshold and maximum levels have been a consistent percentage of the ROE target level over time. However, starting in 2020, the Compensation and Human Capital Committee determined that no amounts will be payable for a plan year unless the ROE for the plan year equals at least 7.5%.
Under the formula plans, for underwriting units, payouts are determined based on the unit’s performance during the current calendar year across all open underwriting years (typically the last 10 years), evaluated against the applicable ROE scale and target developed for each such underwriting year and applied over its respective development period (again, typically 10 years). For the investment unit, awards are derived from the unit’s performance as measured by our investment returns compared to the applicable benchmark index over the past one, three and five years.
Strategic goals are designed to incentivize participants to achieve corporate objectives that cannot be measured by financial metrics and are approved by the Compensation and Human Capital Committee at the beginning of each year. Performance against strategic goals is evaluated by the Compensation and Human Capital Committee at the conclusion of the calendar year. The strategic goals for each of our NEOs for 2024 are discussed below under “2024 Compensation Decisions for NEOs.”
Performance Criteria
The following performance criteria and weights apply for corporate and unit executives.
■Corporate executives include our CEO and CFO who have a broad set of responsibilities across the entire group and no specific underwriting unit profit and loss responsibilities.
■Unit executives have profit and loss responsibilities for a specific underwriting unit and in 2024, included Messrs. Papadopoulo, Rajeh and Gansberg and Ms. Todd.
Corporate executives’ 70% financial performance metric weighting is based on overall group performance, while the financial performance weightings for Reinsurance, Mortgage and Investment executives’ is based 50% on the results of the formula plan for their respective unit and 20% on overall group performance (total of 70% tied to financial results), in order to further incentivize them to support overall group objectives. For Mr. Papadopoulo, the 70% financial performance metric weighting is based 50% on overall group performance and 20% on segment performance for the full 2024 year.

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The chart below summarizes the performance criteria structure:

Performance Criteria	Measurement		Weights for Corporate Executives	Weights for Unit Executives	Range of Payout Percentages
Financial Metrics—Group Level	The incentive compensation payout multiple at the group level is based on each of the underwriting units’ incentive compensation formula plan multiples and is determined as follows:		70%	20% for Reinsurance, Mortgage and Investment Executives 50% for Mr. Papadopoulo	0–200%
	1.	Convert the payout levels for each unit to an ROE-equivalent, which is inferred[1] using the current underwriting year’s ROE scale.
	2.	Derive a group-wide ROE supporting the incentive compensation formula plans using the unit-specific inferred ROEs, weighted by the capital allocated (or deployed) to each underwriting unit.
	3.	Compare the group-wide ROE to the target level ROE for the current year in order to assess the relative performance of the group.
	4.	Compute the group-level payout multiple using the applicable scale.
Financial Metrics—Segment Level	The incentive compensation payout level for each unit executive measured under this category is equal to his respective unit’s incentive compensation formula plan multiple (total bonus payout dollars for the unit for the current year expressed as a percentage of the aggregate target bonus pool for the unit for the current year), as described in “Annual Cash Incentives Tied to Performance” above.		0%	50% for Reinsurance, Mortgage and Investment Executives 20% for Mr. Papadopoulo	0–200%
Strategic Goals[2]	Based on each executive’s year-end performance evaluation measuring the achievement of strategic objectives.		30%	30%	0–250%
Total			100%	100%	0–200%
1    An ROE equivalent for a given unit is inferred by determining the ROE that would be required under the current underwriting year’s ROE scale to produce a payout multiple equal to the unit’s actual incentive compensation formula plan payout.
2    For the strategic criteria, payout percentages over 200% may only be used if the overall financial criteria payout percentage is 100% (i.e., target level of performance) or higher. The overall maximum bonus payment cannot exceed 200% of the target amount.

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2024 Year ROE Scale/Financial Goals/Payout Scale
Each year, in connection with setting the current year’s threshold, target and maximum ROE measures, the Compensation and Human Capital Committee reviews prevailing financial and economic conditions and uncertainties, the current interest rate environment and peer analysis. The Compensation and Human Capital Committee endeavors to set target ROE measures that are rigorous and responsive to the continued challenging environment in the insurance, reinsurance and mortgage industry and that deliver a pay-for-performance culture. For 2024, the Compensation and Human Capital Committee set the ROE target at 13.69%.
The two tables below show the payout scale at the threshold, target and maximum levels for each level of ROE financial goal achievement required at the group and segment levels.

Range of Payouts as % of Target - Financial Goals - Group Level	Threshold	Target	Maximum
Payout as a % of Target[1]	20%	100%	200%
Level of Goal Achievement Required	85%	100%	115%

Range of Payouts as % of Target - Financial Goals - Segment Level	Threshold	Target	Maximum
Payout as a % of Target[1]	20%	100%	200%
Level of Goal Achievement Required	50%	100%	150%
1    Payout for performance achievement between stated levels is interpolated on a straight-line basis.
The table below shows the payout percentages at each performance rating for strategic performance criteria:

Strategic Performance Rating	Payout[1]
Exceptional Achievements	250%
Exceeds Expectations	150%
Meets Expectations	100%
Needs Development	50%
Unsatisfactory	0%
1    For the strategic criteria (30% weighting), payout modifiers over 200% may only be used if the overall financial goals (70% weighting) achieve the target level of performance or higher. Also, maximum payout as a percentage of target is capped at 200%.
See “2024 Compensation Decisions for NEOs” for details of annual short-term cash incentives paid to the NEOs and discussion of the strategic goals.

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Annual Long-Term Incentive Plan
Overview
The Company grants long-term equity-based incentive awards to link the compensation of our NEOs directly to corporate performance over the long term and to align the interests of executives to our shareholders. A majority of the economic value for our NEO compensation is granted in performance-based vehicles. The mix of long-term awards granted under our annual Long-Term Incentive Plan is approximately (i) 80% performance-based, consisting of 55% performance shares and 25% stock options and (ii) 20% time-based restricted shares. The performance shares are subject to both service-based and performance-based vesting conditions and directly link pay with performance and create shareholder alignment. The stock options also align executives’ interests with those of shareholders and focus on driving stock price. Time-based restricted shares promote direct retention and shareholder alignment.
These awards make up a significant component of total direct compensation, and we believe that the combination of awards supports our pay-for-performance philosophy by encouraging long-term performance and shareholder value creation.
Long-term incentive award grants are generally made annually at the beginning of each year, and the performance shares have three-year overlapping performance periods.
In addition, during the year, additional equity awards may be granted for critical retention situations, newly hired employees and special recognition, as described within “Executive Summary—Outperformance Awards Granted in Connection with Successful Leadership Transition.” The summary below describes the vesting conditions and other relevant data relating to the annual long-term equity program.

Annual Long-Term Incentive Plan Awards

Performance Shares 55% of Economic Value		Stock Options 25% of Economic Value		Restricted Shares 20% of Economic Value

Performance Period: Three years.
Underlying Value: Denoted in shares of Arch Capital.
Metrics: Starting in 2024, Adjusted Tangible Book Value per share growth over the three-year performance period, with a TSR modifier of +/- 25%, relative to the TSR of our Performance Peer Group as discussed within “How We Make Compensation Decisions—Selected Competitors” and as shown below.
Opportunities: Pre-established threshold, target and maximum opportunities (e.g., 50%, 100%, 200%). TSR modifier cannot result in actual opportunities exceeding 200% but can result in awards falling below 50%. Below threshold performance results in 0% shares earned.
Payout: Earned shares vest in March following the end of the performance period, with the number of vested shares dependent upon the level of goal achievement.
+
Vesting: Three-year ratable commencing on the first anniversary of the grant date.
Underlying Value: Denoted in non-qualified stock options evaluated using the Black-Scholes methodology.
Exercise Price: Equal to or exceeds the closing share price on the grant date.
Life: 10-year maximum term.
Black-Scholes Methodology: The grant date fair value is calculated in accordance with the Black-Scholes model. The expected life assumption for annual option grants (i.e., not the options related to the Outperformance Awards) is based on the Company’s historical exercise experience of six years (of a 10-year maximum term).
			+	Vesting: Three-year ratable commencing on the first anniversary of the grant date. Underlying Value: Denoted in shares of Arch Capital. Payout: In shares. Dividends: Accrue and are paid out upon vesting.

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Starting in 2024, the financial metric against which we measure Company performance under our performance shares is based on growth in adjusted tangible book value per common share (“ATBVPS”). ATBVPS is our TBVPS excluding accumulated other comprehensive income (loss) (“AOCI”), net of deferred income tax related to AOCI, as presented on the Company’s balance sheet. We selected this metric because higher and more consistent ATBVPS growth over time is an indication of effective and prudent use of capital and is shown to deliver value over time. We also believe that performance in relation to our Performance Peer Group is important in evaluating our long-term performance. Accordingly, we have incorporated a relative TSR modifier into the design for several reasons, most significantly due to its likely correlation to long-term growth in ATBVPS and direct correlation with our shareholders’ returns over the performance period.
The table below describes the 2024 Performance Peer Group:

2024 Performance Peer Group
American Financial Group, Inc.
Assurant, Inc.
AXIS Capital Holdings Limited
Cincinnati Financial Corporation
CNA Financial Corporation
Essent Group Ltd.
Everest Group, Ltd.
Fairfax Financial Holdings Limited
The Hanover Insurance Group, Inc.
The Hartford Insurance Group, Inc.
Markel Group Inc.
MGIC Investment Corporation
Old Republic International Corporation
Radian Group Inc.
RenaissanceRe Holdings Ltd.
Selective Insurance Group, Inc.
The Travelers Companies, Inc.
W.R. Berkley Corporation
2024 Long-Term Incentive Awards
The Compensation and Human Capital Committee endeavors to set rigorous goals for the performance share awards. The awards granted in 2024 will pay out at target if our ATBVPS grows at an 11% annual rate over the three-year period. As noted above, the resulting vesting level is secondarily modified by the relative TSR modifier. Earned awards can increase by up to 25% if the Company’s TSR over the three-year period ranks between the 65th and 80th percentiles of the Performance Peer Group, or decrease by up to 25% if the Company’s TSR over the three-year period falls between the 20th and 35th percentile of the Performance Peer Group. Awards are not modified if TSR performance is between the 35th and 65th percentiles. The maximum number of shares that can be earned is 200% of target.
The table below sets forth the threshold, target and maximum performance levels for ATBVPS with respect to performance shares granted in 2024:

Level of Performance	Growth in ATBVPS	Shares Earned as a % of Target
Threshold	6%	50%
Target	11%	100%
Maximum	16%	200%

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2024 Compensation Decisions for Named Executive Officers
2024 Strategic Objectives
Nicolas Papadopoulo, Chief Executive Officer
The Compensation and Human Capital Committee reviewed Mr. Papadopoulo’s progress towards the achievement of his 2024 strategic goals and final determinations were made in February 2025. The resulting determination by the Compensation and Human Capital Committee was that he had performed exceptionally well with respect to his pre-established strategic objectives as well as exceeding expectations during a critical transitional period for the group. His performance was translated to a 225% payout factor. Mr. Papadopoulo’s performance includes his role as President and Chief Underwriting Officer (“CUO”), Arch Capital and CEO, Arch Worldwide Insurance Group through October 12, 2024 and as Arch Capital’s CEO from October 13, 2024 to December 31, 2024. Key highlights summarized:
■Led profitable new business expansion by closing the acquisition of Allianz’s U.S. Middle Market and Entertainment Property and Casualty businesses.
■Expanded the Insurance group’s presence and scale in the markets in which it operates.
■Successfully deployed a new operating model for the Insurance group in North America that will be implemented globally and position the business for future operating efficiency.
As Arch Capital’s CEO, Nicolas’ long tenure with Arch and his collaborative leadership style were key elements in Arch’s successful leadership transition and restructuring following the retirement of Arch’s former CEO. He immediately had credibility with the Executive Leadership Team and the Board. In the last quarter of 2024, he conducted his first earnings call and successfully led Arch’s Investor Day to discuss both the leadership transition and how Arch is positioned to continue to bring market leading growth and value to the Company’s shareholders. Refer to the “2024 Compensation Decisions page for Mr. Papadopoulo.”
François Morin, Chief Financial Officer and Treasurer
The Compensation and Human Capital Committee reviewed Mr. Morin’s progress towards the achievement of his 2024 strategic goals and final determinations were made in February 2025. The resulting determination by the Compensation and Human Capital Committee was that he had performed with respect to his pre-established strategic objectives at a level translating to a 225% payout factor. Mr. Morin’s objectives were based on strong financial management, strategic initiatives and organizational leadership. Mr. Morin led a successful Arch Investor Day to discuss how Arch is positioned to continue to bring market leading growth and value to the Company’s shareholders. Mr. Morin also played a key role in supporting Arch’s new CEO, Nicolas Papadopoulo, and managing external relations with investors and analysts through the CEO succession. Mr. Morin led Arch’s capital management strategic planning, which included the Board’s decision to pay a $1.9 billion Special Dividend to our shareholders on December 4, 2024, an important milestone in our capital management return strategy. Strategic initiatives included supporting the U.S. Middle Market and Entertainment Property and Casualty transaction and implementing Phase 2 of the multi-year finance transformation to a single Enterprise Resource Planning (“ERP”) solution. From an organizational leadership standpoint, Mr. Morin implemented a new finance structure, providing promotional opportunities and new direct reports. Refer to the “2024 Compensation Decisions page for Mr. Morin.”
Maamoun Rajeh, President
The Compensation and Human Capital Committee reviewed Mr. Rajeh’s progress towards the achievement of his 2024 strategic goals and final determinations were made in February 2025. The resulting determination by the Compensation and Human Capital Committee was that he had performed with respect to his pre-established strategic objectives at a level translating to a 225% payout factor. Mr. Rajeh’s objectives were based on the Reinsurance group’s business growth and profitability, strategic initiatives, and organizational leadership. Under Mr. Rajeh’s direction of the Reinsurance group, the business generated $11.1 billion in gross premium written, a record year for the group. Strategic initiatives included building out Arch’s insurance-linked securities strategy which had significant increases in both assets under management (“AUM”) and fees, sourcing third-party purchasers in connection with corporate actions relating to Somers Re Ltd. (a multi-line Bermuda (re)insurance company that Arch is a minority owner of), and partnering with the Insurance and Mortgage groups on Arch’s cross-segment Customer Experience initiative. From an organizational leadership perspective, Mr. Rajeh implemented a comprehensive organizational segment-level restructuring, appointing inaugural CUO, CFO and Chief Operating Officer (“COO”) roles to address the increasing complexity of our global reinsurance operations. Refer to the “2024 Compensation Decisions page for Mr. Rajeh.”
David E. Gansberg, President
The Compensation and Human Capital Committee reviewed Mr. Gansberg’s progress towards the achievement of his 2024 strategic goals and final determinations were made in February 2025. The resulting determination by the Compensation and Human Capital Committee was that he had performed with respect to his pre-established strategic

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objectives at a level translating to a 225% payout factor. Under Mr. Gansberg’s leadership, net earned premiums grew 6.3% year over year despite a challenging mortgage origination environment, mainly attributable to a revised ceded reinsurance strategy. He also delivered underwriting profit for 2024 of $1.1 billion, a 2.8% increase from 2023 and cumulative underwriting profit in the past six years of $6.0 billion. Mr. Gansberg’s objectives were based on the Mortgage segment’s business growth and profitability, strategic initiatives, and organizational leadership. Strategic initiatives included closing the acquisition of RMIC Companies, Inc., fully implementing Arch Mortgage funding and second lien business units and partnering with the Insurance and Reinsurance groups on Arch’s cross-segment Customer Experience initiative. From an organizational leadership standpoint, Mr. Gansberg and his team proactively managed expenses while providing new career opportunities for many in the organization, implemented a new structure in Australia and continued to support the development and coaching of his leadership team. Refer to the “2024 Compensation Decisions page for Mr. Gansberg.”
Christine Todd, Chief Investment Officer
The Compensation and Human Capital Committee reviewed Ms. Todd’s progress towards the achievement of her 2024 strategic goals and final determinations were made in February 2025. The resulting determination by the Compensation and Human Capital Committee was that she had performed with respect to her pre-established strategic objectives at a level translating to a 200% payout factor. Under Ms. Todd’s leadership, Arch Capital’s investment portfolio performance exceeded that of its benchmark by 89 basis points, and the risk adjusted return of the fixed income portfolio was in the top 5% among its peer group for the three-year period ended December 31, 2024. Ms. Todd’s objectives were based on investment results, strategic initiatives and organizational leadership. Ms. Todd’s strategic initiatives included establishing a strategic approach to portfolio construction and investment selection of the Alternatives portfolio leveraging data and advanced analytics, developing a macro risk model to inform investment decision-making and creating repeatable data-driven processes as well as other operational excellence initiatives. From an organizational leadership standpoint, Ms. Todd invested in several leadership development and team building programs. Refer to the “2024 Compensation Decisions page for Ms. Todd.”
2024 Short-Term Annual Cash Incentive
Plan Payout
The group financial performance metrics represent the weighted average results under the plan formula for the Insurance, Reinsurance, Mortgage and Investment units determined for 2024. The level of goal achievement for the group during 2024 for open underwriting years was 129.6%
of the target goal, exceeding the maximum Level of Goal Achievement Required of 115.0% as indicated in “Elements of Compensation Program—2024 Year ROE Scale/Financial Goals/Payout Scale,” which resulted in a payout factor of 200.0% of target opportunity for the group financial goal portion of the annual cash incentive award.
The level of goal achievement for the individual units under the financial goal portion of the annual cash incentive award for the open underwriting years was 128.7%, 144.5%, 145.2% and 111.0% of target performance for the Insurance, Reinsurance, Mortgage and Investment segments, respectively, resulting in payout factors of 157.4%, 189.1%, 190.4% and 122.0% of target opportunity, respectively.
The strategic performance results, which make up 30% of the calculation, are highlighted in the following pages covering each individual NEOs’ compensation.
2024 Long-Term Annual Incentive Plan Award
The Compensation and Human Capital Committee sets award targets for long-term incentive compensation for our NEOs based, in part, on Compensation Peer Group analysis and extensive review of competitive benchmarking data. For 2024 annual awards, the targeted values of the awards, stated as a percentage of base salary, are summarized in the table below:

Name	2024 Target Grant Value for February 2024 Award (% of Base Salary)[1]
Nicolas Papadopoulo	380%
François Morin	230%
Maamoun Rajeh	300%
David E. Gansberg	300%
Christine Todd	215%
Marc Grandisson	560%
1 Long-Term incentive targets were increased for Messrs. Papadopoulo, Morin, Rajeh and Gansberg as discussed in “2024 Compensation Decisions for NEOs,” and “2025 Long-Term Incentive Awards.”
2022-2024 Performance Shares Plan Payout
As stated above, the Company uses performance shares as part of its Long‐Term Incentive Compensation Plan (“LTI Plan”). Under the terms of the LTI Plan, the final number of shares ultimately earned by the eligible executives is a function of the absolute growth in the TBVPS of the Company’s common shares over a three-year performance period, supplemented by a TSR modifier.
The starting TBVPS for the 2022 grants was $26.22, which was adjusted for the impact of the Company’s Special Dividend by $4.85 from $31.07. At the end of 2024, the TBVPS grew to $49.52, a 23.61% annualized increase over

56	| 2025 PROXY STATEMENT

the performance period, resulting in a payout percentage of 200%, based on TBVPS growth.
Based on Arch Capital’s TSR over the three‐year performance period of 116%, which placed it in the 94.4th percentile of our Performance Peer Group, the resulting TSR multiplier was 125.0%.

Annual Change in TBVPS	Payout Percentage	TSR Percentile	Share Modifier
<6%	0%	≤20%	75%
6%	50%	35%	100%
11%	100%	65%	100%
≥16%	200%	≥80%	125%
Actual Payout
23.6%	200%	94.4th	125%
Based on the two calculations above, the indicated final payout was 250.0% for the performance shares granted in 2022 that vested on March 4, 2025, which was capped at the maximum payout of 200%.
2024 Outperformance Awards Granted in Connection with Successful Leadership Transition
In connection with our recent leadership transition, the Compensation and Human Capital Committee approved in November 2024 the grant of equity awards (the “Outperformance Awards”) consisting of (1) premium-priced stock options (representing 70% of the grant date value of the awards for Messrs. Papadopoulo, Rajeh and Gansberg, and 50% for Mr. Morin and Ms. Todd) and (2) time-vested restricted shares (representing 30% of the grant date value of the awards for Messrs. Papadopoulo, Rajeh and Gansberg, and 50% for Mr. Morin and Ms. Todd). The grant date value of the awards to our active NEOs was as follows:

Name	Premium-Priced Options ($) (1)	Restricted Shares ($) (1)
Nicolas Papadopoulo	$16,103,794	$6,900,015
François Morin	$1,500,353	$1,500,036
Maamoun Rajeh	$14,703,463	$6,300,038
David E. Gansberg	$14,703,463	$6,300,038
Christine Todd	$1,000,245	$999,961
(1) As described in “2024 Compensation Decisions for NEOs” and “2024 Grants of Plan-Based Awards.”
The Board and the Compensation and Human Capital Committee, upon the advice of its independent compensation consultant, granted the Outperformance Awards in order to successfully implement the Company’s CEO succession plan, while providing leadership continuity among the Executive Leadership Team during this transition. In approving the Outperformance Awards, members of the Board and Compensation and the Human Capital Committee specifically considered our NEOs’ strong leadership and performance over their respective tenures as well as the desire to build on those results. In addition, in making these grants, the Compensation and Human Capital Committee considered that the terms of these awards (described further below) promote executive retention and share ownership in order to align with long-term shareholder value.
The lengthy vesting and holding periods, and non-competition provisions of the Outperformance Awards serve to further incentivize our NEOs to focus on the long-term interests of the Company and to reward them for the sustained and continued outperformance of the Company over an extended period of time. As a result of the award terms described below, our NEOs will not be able to realize any financial value from their Outperformance Awards until at least five years following the grant date, following completion of the vesting and holding periods.
Size of Outperformance Awards
In determining the magnitude of the outperformance awards for our CEO, Presidents and other NEOs, the Compensation and Human Capital Committee considered several important internal and external factors:
■The significant capital positions of most of these executives, which were earned over long careers in helping the Company achieve industry-leading financial and shareholder results to ensure any potential awards, were sufficiently meaningful.
■The award’s emphasis on performance, as opposed to time-based awards (particularly for our CEO and Presidents), and the significant price premium associated with their option grants, which the Compensation and Human Capital Committee viewed as unique relative to special awards offered by other companies.
■The terms of the awards (10-year non-competition, non-solicitation, restrictive covenants and two-year holding requirement of vested/exercised), which the Compensation and Human Capital Committee also viewed as extraordinary but appropriate.
■The target pay opportunities associated with their regular annual compensation packages in order to provide the right motivational and incentive value.
■The value and design of special awards recently offered by some of our industry peers as well as other large cap companies, especially in cases of internal chief executive officer succession, to provide context for structuring the Company’s awards.

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The Compensation and Human Capital Committee relied on no specific formula or target value in making these awards. Rather, it used its judgement while placing more weight on internal considerations than external ones in approving awards it believed best met the objectives of the Outperformance Awards.
Premium-Priced Stock Options
The $161.24 premium strike price on the premium-priced stock options is set at a premium of approximately 70% to the closing stock price on the grant date (or $95.69) and represents a premium over the Company’s stock price on the other key dates since the date of the grant, as shown below:

Date	Closing Stock Price	Premium over the Closing Stock Price
November 19, 2024	$95.69	69%
December 31, 2024	$92.35	75%
March 12, 2025	$89.16	81%
In approving the premium-priced option awards, the Compensation and Human Capital Committee considered that the premium-priced stock options, by requiring a significant increase in stock price to deliver value, incentivize the recipients to maximize the value of the Company’s common shares over the long term. No value will be received for premium-priced stock options if the $161.24 premium strike price is not achieved.
The premium-priced stock options vest in full on the third anniversary of the grant date (with no interim vesting during that period), subject to continued employment with the Company. Once vested, the stock options continue to be exercisable for the remainder of the 10-year option term, provided that the 10-year non-competition, non-solicitation and other restrictive covenants accompanying the award are met. In addition, after the options are exercised, the net shares received must be held for an additional two-year period.
Restricted Shares
The restricted share portion of the award will vest in full on the third anniversary of the grant date for Mr. Morin and Ms. Todd, and vest in equal increments on the first through third anniversaries of the grant date for Messrs. Papadopoulo, Rajeh and Gansberg, in each case subject to continued employment with the Company. Additionally, the shares received upon vesting must be held for five years following the grant date.

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COMPENSATION DECISIONS

Nicolas Papadopoulo, Chief Executive Officer and Class III Director, Arch Capital
Base Salary, Short- and Long-Term Incentive Target
In January 2024, Mr. Papadopoulo’s base salary was increased to $900,000 from $850,000, his short-term incentive target was increased to 185% from 165% and his long-term incentive target was increased to 380% from 300% following our annual benchmarking review, company growth and continued high performance.
Following Mr. Papadopoulo’s promotion to CEO in October 2024, his base salary was increased to $1,300,000 from $900,000, his short-term incentive target was increased to 200% from 185% (effective for periods beginning on and after his appointment to CEO) and his long-term incentive target increased to 560% from 380% (first effective with the annual long-term incentive award in 2025).
For 2025 compensation decisions, the Compensation and Human Capital Committee reviewed and benchmarked Mr. Papadopoulo’s compensation against the Company’s Compensation Peer Group and no adjustments were made.

Short-Term Cash Incentive	The Compensation and Human Capital Committee reviewed Mr. Papadopoulo’s performance against his strategic goals, which resulted in a payout factor of 225% on the portion of his bonus that was based on strategic performance.
	2024 STI Metric			Payout Factor	x Weighting	= Adjusted Weighting	x Target Bonus	= Bonus Payout (Max 2x)
	Financial Performance—Group			200%	50%	100%	$1,869,372	$1,869,372
	Financial Performance—Segment			165.5%	20%	33.1%		618,718
	Strategic Performance			225%	30%	67.5%		1,250,610
	TOTAL				100%	200.6%		$3,738,700
Long-Term Incentive	On February 27, 2024, the Compensation and Human Capital Committee approved the annual award based on his target of 380% of salary summarized in the table below. The performance shares are reflected at target since performance will be measured over the forward-looking three-year period, which will ultimately determine the number of shares earned.
		Performance Shares		Stock Options		Time-Based Restricted Shares
	Grant Date	Target Number of Shares	Value[1]	Number of Options	Value[1]	Number of Shares	Value[1]	Total
	Feb. 27, 2024	21,566	$1,880,987	27,833	$855,152	7,842	$683,979	$3,420,118
Out-performance Award
In connection with our recent leadership transition, in November 2024 the Compensation and Human Capital Committee approved the below grant of equity awards, 70% of the grant value of which consists of premium-priced stock options and 30% time-vested restricted shares as described under “Executive Summary—Outperformance Awards Granted in Connection with Successful Leadership Transition.”

		Stock Options				Time-Based Restricted Shares
	Grant Date	Number of Options	Exercise Price	Value[1]		Number of Shares	Value[1]	Total
	Nov. 19, 2024	562,867	$161.24	$16,103,794		72,108	$6,900,015	$23,003,809
2022-2024 Performance Share Cycle Vesting	% of target
	2022 Grant (Target)	Approved Payout Factor		Total Vested	Adjustment to Target Shares Awarded		Value of Adjustment to Target Shares at 12/31/2024[2]
	27,766	200.0%		55,532	27,766		$2,564,190
[1] The total long-term incentive value provided in the summary above for performance share awards differs from the grant date fair value reported in the “2024 Summary Compensation Table” and “2024 Grants of Plan-Based Awards” Tables. The values in the summary above were based on the closing price of our shares on the grant date and the target number of shares. The values in the “2024 Summary Compensation Table” and “2024 Grants of Plan-Based Awards” Tables were computed at the grant date in accordance with ASC Topic 718. Stock options are valued on the grant date based on the Black-Scholes option pricing methodology (refer to “Elements of Compensation Program—Long-Term Incentive Plan”) and restricted shares are valued based on the closing price of our common shares on the grant date.
[2] The Value of Adjustment to Target Shares is calculated utilizing the December 31, 2024 closing stock price of Arch Capital, which was $92.35.

2025 PROXY STATEMENT |	59

François Morin, Executive Vice President, Chief Financial Officer and Treasurer, Arch Capital
Base Salary, Short- and Long-Term Incentive Target
In January 2024, Mr. Morin’s base salary was increased to $800,000 from $750,000, his short-term incentive target was increased to 150% from 140% and his long-term incentive target was increased to 230% from 200% following our annual benchmarking review, company growth and continued high performance.
For 2025 compensation decisions, the Compensation and Human Capital Committee reviewed and benchmarked Mr. Morin’s compensation and as a result his long-term incentive target was increased to 275% from 230%, effective January 1, 2025.

Short-Term Cash Incentive	The Compensation and Human Capital Committee reviewed Mr. Morin’s performance against his strategic goals, which resulted in a payout factor of 225% on the portion of his bonus that was based on strategic performance.
	2024 STI Metric			Payout Factor	x Weighting	= Adjusted Weighting	x Target Bonus	= Bonus Payout (Max 2x)
	Financial Performance—Group			200%	70%	140.0%	$1,200,000	$1,680,000
	Strategic Performance			225%	30%	68.0%		720,000
	TOTAL				100%	208%		$2,400,000
Long-Term Incentive	On February 27, 2024, the Compensation and Human Capital Committee approved the annual award based on his target of 230% of salary summarized in the table below. The performance shares are reflected at target since performance will be measured over the forward-looking three-year period, which will ultimately determine the number of shares earned.
		Performance Shares		Stock Options		Time-Based Restricted Shares
	Grant Date	Target Number of Shares	Value[1]	Number of Options	Value[1]	Number of Shares	Value[1]	Total
	Feb. 27, 2024	11,603	$1,012,014	14,975	$460,098	4,219	$367,981	$1,840,093
Out-performance Award
In connection with our recent leadership transition, in November 2024 the Compensation and Human Capital Committee approved the below grant of equity awards, 50% of the grant value of which consists of premium-priced stock options and 50% time-vested restricted shares as described under “Executive Summary—Outperformance Awards Granted in Connection with Successful Leadership Transition.”

		Stock Options				Time-Based Restricted Shares
	Grant Date	Number of Options	Exercise Price	Value[1]		Number of Shares	Value[1]	Total
	Nov. 19, 2024	52,441	$161.24	$1,500,353		15,676	$1,500,036	$3,000,389
2022-2024 Performance Share Cycle Vesting
As described under “2024 Compensation Decisions for NEOs—2022-2024 Performance Shares Plan Payout,” the indicated final payout was 200.0% for the performance shares granted in 2022 that vested on March 4, 2025.

	2022 Grant (Target)	Approved Payout Factor		Total Vested	Adjustment to Target Shares Awarded		Value of Adjustment to Target Shares at 12/31/2024[2]
	15,618	200.0%		31,236	15,618		$1,442,322
[1] The total long-term incentive value provided in the summary above for performance share awards differs from the grant date fair value reported in the “2024 Summary Compensation Table” and “2024 Grants of Plan—Based Awards” Tables. The values in the summary above were based on the closing price of our shares on the grant date and the target number of shares. The values in the “2024 Summary Compensation Table” and “2024 Grants of Plan—Based Awards” Tables were computed at the grant date in accordance with ASC Topic 718. Stock options are valued on the grant date based on the Black-Scholes option pricing methodology (refer to “Elements of Compensation Program—Long-Term Incentive Plan”) and restricted shares are valued based on the closing price of our common shares on the grant date.
[2] The Value of Adjustment to Target Shares is calculated utilizing the December 31, 2024 closing stock price of Arch Capital, which was $92.35.

60	| 2025 PROXY STATEMENT

Maamoun Rajeh, President, Arch Capital
Base Salary, Short- and Long-Term Incentive Target
In January 2024, Mr. Rajeh’s base salary was increased to $850,000 from $780,000, his short-term incentive target was increased to 165% from 140% and his long-term incentive target was increased to 300% from 200% following our annual benchmarking review, company growth and continued high performance.
Following Mr. Rajeh’s promotion to President in November 2024, his base salary was increased to $900,000 from $850,000, his short-term incentive target was increased to 185% from 165% (effective for periods beginning on and after his appointment to President) and his long-term incentive target increased to 382% from 300% (first effective with the annual long-term incentive award in 2025).
For 2025 compensation decisions, the Compensation and Human Capital Committee reviewed and benchmarked Mr. Rajeh’s compensation and no adjustments were made.

Short-Term Cash Incentive	The Compensation and Human Capital Committee reviewed Mr. Rajeh’s performance against his strategic goals, which resulted in a payout factor of 225% on the portion of his bonus that was based on strategic performance.
	2024 STI Metric			Payout Factor	x Weighting	= Adjusted Weighting	x Target Bonus	= Bonus Payout (Max 2x)
	Financial Performance—Group			200%	20%	40%	$1,441,947	$576,700
	Financial Performance—Segment[1]			185.4%	50%	93%		1,341,100
	Strategic Performance			225%	30%	67%		966,100
	TOTAL				100%	200%		$2,883,900

[1] The payout factor was reduced for amounts calculated under the Reinsurance segment’s formula approach under the short-term cash incentive plan attributable to performance for prior underwriting years, for which Mr. Rajeh has previously received payment.

Long-Term Incentive	On February 27, 2024, the Compensation and Human Capital Committee approved the annual award based on his target of 300% of salary summarized in the table below. The performance shares are reflected at target since performance will be measured over the forward-looking three-year period, which will ultimately determine the number of shares earned.
		Performance Shares		Stock Options		Time-Based Restricted Shares
	Grant Date	Target Number of Shares	Value[1]	Number of Options	Value[1]	Number of Shares	Value[1]	Total
	Feb. 27, 2024	16,080	$1,402,498	20,753	$637,623	5,847	$509,975	$2,550,096
Out- performance Award
In connection with our recent leadership transition, in November 2024 the Compensation and Human Capital Committee approved the below grant of equity awards, 70% of the grant value of which consists of premium-priced stock options and 30% time-vested restricted shares as described under “Executive Summary—Outperformance Awards Granted in Connection with Successful Leadership Transition.”

		Stock Options				Time-Based Restricted Shares
	Grant Date	Number of Options	Exercise Price	Value[1]		Number of Shares	Value[1]	Total
	Nov. 19, 2024	513,922	$161.24	$14,703,463		65,838	$6,300,038	$21,003,501
2022-2024 Performance Share Cycle Vesting
As described under “2024 Compensation Decisions for NEOs—2022-2024 Performance Shares Plan Payout,” the indicated final payout was 200.0% for the performance shares granted in 2022 that vested on March 4, 2025.

	2022 Grant (Target)	Approved Payout Factor		Total Vested	Adjustment to Target Shares Awarded		Value of Adjustment to Target Shares at 12/31/2024[2]
	16,775	200.0%		33,550	16,775		$1,549,171
[1] The total long-term incentive value provided in the summary above for performance share awards differs from the grant date fair value reported in the “2024 Summary Compensation Table” and “2024 Grants of Plan—Based Awards” Tables. The values in the summary above were based on the closing price of our shares on the grant date and the target number of shares. The values in the “2024 Summary Compensation Table” and “2024 Grants of Plan—Based Awards” Tables were computed at the grant date in accordance with ASC Topic 718. Stock options are valued on the grant date based on the Black-Scholes option pricing methodology (refer to “Elements of Compensation Program—Long-Term Incentive Plan”) and restricted shares are valued based on the closing price of our common shares on the grant date.
[2] The Value of Adjustment to Target Shares is calculated utilizing the December 31, 2024 closing stock price of Arch Capital, which was $92.35.

2025 PROXY STATEMENT |	61

David E. Gansberg, President, Arch Capital
Base Salary, Short- and Long-Term Incentive Target
In January 2024, Mr. Gansberg’s base salary was increased to $850,000 from $780,000, his short-term incentive target was increased to 165% from 140% and his long-term incentive target was increased to 300% from 200% following our annual benchmarking review, company growth and continued high performance.
Following Mr. Gansberg’s promotion to President in November 2024, his base salary was increased to $900,000 from $850,000, his short-term incentive target was increased to 185% from 165% (effective for periods beginning on and after his appointment to President) and his long-term incentive target increased to 382% from 300% (first effective with the annual long-term incentive award in 2025).
For 2025 compensation decisions, the Compensation and Human Capital Committee reviewed and benchmarked Mr. Gansberg’s compensation and no adjustments were made.

Short-Term Cash Incentive	The Compensation and Human Capital Committee reviewed Mr. Gansberg’s performance against his strategic goals, which resulted in a payout factor of 225% on the portion of his bonus that was based on strategic performance.
	2024 STI Metric			Payout Factor	x Weighting	= Adjusted Weighting	x Target Bonus	= Bonus Payout (Max 2x)
	Financial Performance—Group			200%	20%	40%	$1,441,947	$576,700
	Financial Performance—Segment[1]			187.6%	50%	93%		1,341,100
	Strategic Performance			225%	30%	67%		966,100
	TOTAL				100%	200%		$2,883,900

[1] The payout factor was reduced for amounts calculated under the Mortgage segment’s formula approach under the short-term cash incentive plan attributable to performance for prior underwriting years in recognition of the fact that an additional bonus amount of $63,781 was paid to Mr. Gansberg in March 2025 which constitutes the final payout in the Mortgage segment’s separate formulaic bonus plan earned prior to 2019.

Long-Term Incentive	On February 27, 2024, the Compensation and Human Capital Committee approved the annual award based on his target of 300% of salary summarized in the table below. The performance shares are reflected at target since performance will be measured over the forward-looking three-year period, which will ultimately determine the number of shares earned.
		Performance Shares		Stock Options		Time-Based Restricted Shares
	Grant Date	Target Number of Shares	Value[1]	Number of Options	Value[1]	Number of Shares	Value[1]	Total
	Feb. 27, 2024	16,080	$1,402,498	20,753	$637,623	5,847	$509,975	$2,550,096
Out-performance Award
In connection with our recent leadership transition, in November 2024 the Compensation and Human Capital Committee approved the below grant of equity awards, 70% of the grant value of which consists of premium-priced stock options and 30% time-vested restricted shares as described under “Executive Summary—Outperformance Awards Granted in Connection with Successful Leadership Transition.”

		Stock Options				Time-Based Restricted Shares
	Grant Date	Number of Options	Exercise Price	Value[1]		Number of Shares	Value[1]	Total
	Nov. 19, 2024	513,922	$161.24	$14,703,463		65,838	$6,300,038	$21,003,501
2022-2024 Performance Share Cycle Vesting
As described under “2024 Compensation Decisions for NEOs—2022-2024 Performance Shares Plan Payout,” the indicated final payout was 200.0% for the performance shares granted in 2022 that vested on March 4, 2025.

	2022 Grant (Target)	Approved Payout Factor		Total Vested	Adjustment to Target Shares Awarded		Value of Adjustment to Target Shares at 12/31/2024[2]
	16,775	200.0%		33,550	16,775		$1,549,171
[1] The total long-term incentive value provided in the summary above for performance share awards differs from the grant date fair value reported in the “2024 Summary Compensation Table” and “2024 Grants of Plan—Based Awards” Tables. The values in the summary above were based on the closing price of our shares on the grant date and the target number of shares. The values in the “2024 Summary Compensation Table” and “2024 Grants of Plan—Based Awards” Tables were computed at the grant date in accordance with ASC Topic 718. Stock options are valued on the grant date based on the Black-Scholes option pricing methodology (refer to “Elements of Compensation Program—Long-Term Incentive Plan”) and restricted shares are valued based on the closing price of our common shares on the grant date.
[2] The Value of Adjustment to Target Shares is calculated utilizing the December 31, 2024 closing stock price of Arch Capital, which was $92.35.

62	| 2025 PROXY STATEMENT

Christine Todd, Chief Investment Officer, Arch Capital
Base Salary, Short- and Long-Term Incentive Target
In January 2024, Ms. Todd’s base salary was increased to $800,000 from $685,000, her short-term incentive target was increased to 150% from 140% and her long-term incentive target was increased to 215% from 200% following our annual benchmarking review, company growth and continued high performance.
For 2025 compensation decisions, the Compensation and Human Capital Committee reviewed and benchmarked Ms. Todd’s compensation and no adjustments were made.

Short-Term Cash Incentive	The Compensation and Human Capital Committee reviewed Ms. Todd’s performance against her strategic goals, which resulted in a payout factor of 200% on the portion of her bonus that was based on strategic performance.
	2024 STI Metric			Payout Factor	x Weighting	= Adjusted Weighting	x Target Bonus	= Bonus Payout (Max 2x)
	Financial Performance—Group			200%	20%	40%	$1,200,000	$480,000
	Financial Performance—Segment			122%	50%	61%		732,000
	Strategic Performance			200%	30%	60%		720,000
	TOTAL				100%	161%		$1,932,000
Long-Term Incentive	On February 27, 2024, the Compensation and Human Capital Committee approved the annual award based on her target of 215% of salary summarized in the table below. The performance shares are reflected at target since performance will be measured over the forward-looking three-year period, which will ultimately determine the number of shares earned.
		Performance Shares		Stock Options		Time-Based Restricted Shares
	Grant Date	Target Number of Shares	Value[1]	Number of Options	Value[1]	Number of Shares	Value[1]	Total
	Feb. 27, 2024	10,846	$945,988	13,998	$430,080	3,944	$343,996	$1,720,064
Out-performance Award
In connection with our recent leadership transition, in November 2024 the Compensation and Human Capital Committee approved the below grant of equity awards, 50% of the grant value of which consists of premium-priced stock options and 50% time-vested restricted shares as described under “Executive Summary—Outperformance Awards Granted in Connection with Successful Leadership Transition.”

		Stock Options				Time-Based Restricted Shares
	Grant Date	Number of Options	Exercise Price	Value[1]		Number of Shares	Value[1]	Total
	Nov. 19, 2024	34,961	$161.24	$1,000,245		10,450	$999,961	$2,000,206
2022-2024 Performance Share Cycle Vesting
As described under “2024 Compensation Decisions for NEOs—2022-2024 Performance Shares Plan Payout,” the indicated final payout was 200.0% for the performance shares granted in 2022 that vested on March 4, 2025.

	2022 Grant (Target)	Approved Payout Factor		Total Vested	Adjustment to Target Shares Awarded		Value of Adjustment to Target Shares at 12/31/2024[2]
	11,642	200.0%		23,284	11,642		$1,075,139
[1] The total long-term incentive value provided in the summary above for performance share awards differs from the grant date fair value reported in the “2024 Summary Compensation Table” and “2024 Grants of Plan—Based Awards” Tables. The values in the summary above were based on the closing price of our shares on the grant date and the target number of shares. The values in the “2024 Summary Compensation Table” and “2024 Grants of Plan—Based Awards” Tables were computed at the grant date in accordance with ASC Topic 718. Stock options are valued on the grant date based on the Black-Scholes option pricing methodology (refer to “Elements of Compensation Program—Long-Term Incentive Plan”) and restricted shares are valued based on the closing price of our common shares on the grant date.
[2] The Value of Adjustment to Target Shares is calculated utilizing the December 31, 2024 closing stock price of Arch Capital, which was $92.35.

2025 PROXY STATEMENT |	63

2025 Long-Term Incentive Awards
In March 2025, and as will be described in more detail in the 2026 Proxy Statement, the Company made its annual long-term incentive grants in the form of performance shares, stock options and time-based restricted stock to the NEOs, consistent with the Company’s annual long-term awards made in prior years. Similar to the annual cycle long-term incentive awards granted in 2024 and, as described in “2024 Compensation Decisions for NEOs,” the Company granted 55% in performance shares (measured by economic value), 25% in stock options and 20% in time-based restricted shares in March 2025.
The Compensation and Human Capital Committee sets award targets for long-term incentive compensation for our NEOs based, in part, on Compensation Peer Group analysis, extensive review of competitive benchmarking data and an evaluation of performance. As discussed in “2024 Compensation Decisions for NEOs,” the Compensation and Human Capital Committee increased the long-term incentive target for Messrs. Papadopoulo, Morin, Rajeh and Gansberg. For the 2025 annual cycle grants, each of the NEOs, other than Mr. Grandisson, received the following:

Name	2025 Target (% of Base Salary)	March 2025 Annual Cycle Grants
Nicolas Papadopoulo	560%	$7,280,000
François Morin	275%	$2,200,000
Maamoun Rajeh	382%	$3,438,000
David E. Gansberg	382%	$3,438,000
Christine Todd	215%	$1,720,000

Former CEO Retirement
Marc Grandisson
Mr. Grandisson served as CEO of the Company and a member of the Board until he retired from such positions, effective October 15, 2024. In connection with his retirement, Mr. Grandisson became eligible to receive the benefits he is entitled to under his employment agreement and under his equity-based compensation award agreements as a retiree following his voluntary resignation without good reason. The Board and the Compensation and Human Capital Committee did not award Mr. Grandisson any additional benefits in connection with his retirement.
In accordance with his employment agreement, the total cash amount payable to Mr. Grandisson following his retirement is $9,031,400, which consists of $4,515,700 payable for the six-month notice period ending April 15,
2025, and $4,515,700 payable for the six-month non-competition period ending October 15, 2025, each further described in this section. For information on the compensation under Mr. Grandisson’s agreements, including base salary and target annual bonus amounts prior to his retirement, please see “Employment Arrangements—Marc Grandisson” below.
Notice Period
Mr. Grandisson’s employment agreement provides for a six month notice period in connection with his retirement and sets forth the compensation and benefits he is entitled to receive for that period. Specifically, the terms of his employment agreement provide that Mr. Grandisson will continue to receive base salary and employee benefits through the end of the notice period, or April 15, 2025. In addition, following the notice period, the employment agreement entitles Mr. Grandisson to a cash lump sum payment equal to one half of the sum of (I) his “bonus amount” (which is the greater of (i) his target annual bonus for 2024, or (ii) the average of his annual bonus he actually received during the three years immediately preceding 2024) and (II) a pro-rated portion of the bonus amount during the period of his employment through April 15, 2025. The amount payable to Mr. Grandisson for the notice period is $4,515,700.
Non-competition Period
In addition, and in accordance with his employment agreement, the Board determined that it was in the best interest of the Company and its shareholders to continue Mr. Grandisson’s non-competition period after April 15, 2025 for a period of six months ending on October 15, 2025. As a result, contingent on his delivery of a general release of claims, Mr. Grandisson will be entitled under the terms of his employment agreement to (I) continue to receive base salary and medical benefits through the six-month non-competition period and (II) receive payments in the aggregate equal to one half the sum of (i) his “bonus amount” and (ii) a pro-rated portion of the “bonus amount” during the non-competition period through the date of notice of termination. The amount payable to Mr. Grandisson for the non-competition period is $4,515,700.
Outstanding Equity Awards
Mr. Grandisson’s outstanding equity awards will also be treated in accordance with their existing terms relating to a voluntary resignation without good reason after the attainment of retirement age, which provide that (a) restricted shares and performance shares will continue to vest or be earned in accordance with the original terms and (b) outstanding options will continue to become exercisable in accordance with their original vesting

64	| 2025 PROXY STATEMENT

schedule and will remain exercisable for the remainder of the original exercise period, in each case, provided that Mr. Grandisson does not engage in a competitive activity in conflict with the Company. For information regarding Mr. Grandisson’s outstanding equity awards, please see “Outstanding Equity Awards at 2024 Year-End.”

Additional Compensation Policies and Practices
Arch Capital’s compensation philosophy and related governance features are complemented by its compensation policies and practices designed to align our compensation with long-term shareholder interests and discourage excessive risk taking, including the following:
Clawback Policy
The Company has a clawback policy covering all executive officers, including our CEO. This policy provides that, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation and Human Capital Committee will review all cash and equity incentive-based compensation that was paid to current or former executive officers during the three-year period preceding the required restatement. If any such incentive-based compensation would have been lower as a result of the restated financial results, the Compensation and Human Capital Committee would seek the reimbursement of the incremental portion of the incentive-based compensation in excess of the compensation that would have been paid based on the restated financial results. This policy is to be interpreted in accordance with the applicable rules of Nasdaq (or any other securities exchange on which our common shares are listed from time to time).
Equity Grant Procedures
The Compensation and Human Capital Committee approves equity awards for our NEOs on or before the date of grant, and it is the Compensation and Human Capital Committee’s general practice to approve annual equity awards in February of each year. On occasion, equity awards may be granted outside of our annual grant cycle for new hires, promotions, retention, or other purposes. Generally, the date of grant for equity awarded to our NEOs is during an open quarterly trading window period under the Insider Trading Policy or when the Company otherwise has no material non-public information. The Company does not permit the timed disclosure of material non-public information for the purpose of affecting the value of executive compensation.
Use of Company Aircraft
The Company owns aircraft to support its senior executive officers’ efficiency in the performance of their duties. Use of Company aircraft provides a secure and efficient mode of travel for senior executive officers and enables them to prioritize our business and use travel time productively for the Company’s benefit. Pursuant to Company policy, Company aircraft may be used for business purposes by our CEO and any officer, employee or guest specifically authorized by the CEO to use the aircraft. On an infrequent basis, our CEO may be accompanied by his spouse on the aircraft and may use the aircraft for incidental non-business travel, provided that he reimburse the Company for the aggregate incremental cost, but in no event more than the maximum amount permitted under FAA regulations.
Share Ownership Guidelines
In an effort to further align the interests of the Executive Leadership Team with the interests of shareholders, the Company has share ownership guidelines that require these executives to maintain designated ownership levels of Arch Capital common shares. Specifically, these guidelines require common share ownership levels as follows: (1) CEO of Arch Capital—six times base salary, and (2) NEOs and other executives who file reports under Section 16 of the Exchange Act—four times base salary. Each executive has five years to comply with the guidelines from the date of appointment or promotion to the role. Unvested restricted shares and shares subject to unvested restricted share units which, in either case, vest solely based on time and continued employment, will be counted toward the target ownership level. Unvested performance restricted shares and shares subject to unvested performance restricted share units will be counted toward the target ownership level to the extent, if any, that the performance target would have been achieved based on performance through the last completed calendar year of the applicable performance period (as determined by the Company). Shares subject to stock options and unvested performance awards (except as set forth above in the case of unvested performance restricted shares and shares subject to unvested performance restricted share units) do not count toward the requirement.
All of our NEOs are in compliance with our share ownership guidelines.
See also “Director Compensation—Matters Relating to Director Share Ownership” for a description of share ownership guidelines that require our non-employee directors to maintain designated levels of ownership of common shares of Arch Capital.

2025 PROXY STATEMENT |	65

Share Holding Requirements for Executives
To ensure that each of our senior executives meets our share ownership guidelines, the Company requires that each senior executive retain 50% of the net profit shares received from Company equity awards until the executive meets target ownership levels. Net profit shares are the shares remaining after payment of the exercise price of an option and taxes owed on exercise of options, vesting of restricted stock or vesting and payout under restricted stock units and performance shares. See also “Director Compensation—Matters Relating to Director Share Ownership” for a description of share retention guidelines that require our non-employee directors to maintain designated levels of ownership of common shares of Arch Capital.
No Hedging Permitted
Under our Insider Trading Policy, our directors, officers and employees are not permitted to engage in hedging activities with respect to Arch Capital’s common shares or any other publicly-traded equity or debt securities issued by Arch Capital or any of its subsidiaries. Specifically, they may not engage in short sales or in the purchases or sales of financial instruments or derivatives, including puts and calls, that hedge or offset any change in the market value of our securities. In addition, our officers, directors and other employees may not otherwise engage in transactions that are designed to, or have, the same effect.
Limits on Pledging
Our Insider Trading Policy also discourages the pledging of our common shares as collateral for loans and includes limitations as follows:
■In no event may any executive officer or director of the Company pledge an amount of common shares in respect of a loan that exceeds the lesser of 30% of the common shares beneficially owned by the individual (as reported or would be reported in our Proxy Statement) or 0.5% of the then outstanding common shares of Arch Capital; and
■no insider (including executive officers and directors) may purchase Company securities on margin or pledge Company securities without the prior approval of the General Counsel of Arch Capital Services LLC or his or her designee.
Any securities pledged would not count toward satisfying any required ownership level of securities under relevant share retention guidelines.
No Excise Tax Gross-Ups
The Company does not provide excise tax gross-up payments to any of its executives in connection with change in control payments.
No Tax Gross-Ups
The Company does not include tax gross-up provisions in employment agreements and does not provide tax gross-ups to our executive officers.

Tax Considerations
Section 162(m)
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the deductible amount of annual compensation paid to a “covered employee” (i.e., the chief executive officer, chief financial officer and certain other current or former executive officers) to no more than $1,000,000 each. Since Arch Capital will not generally be subject to United States income tax, any limitation on deductibility will not directly apply to it. However, any applicable limitation would apply to a United States subsidiary of Arch Capital if it employs a covered employee. The Compensation and Human Capital Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to our success. Consequently, the Compensation and Human Capital Committee recognizes that the loss of a tax deduction could be necessary or advisable in some circumstances due to the restrictions of Section 162(m).

Report of the Compensation and Human Capital Committee on the Compensation Discussion and Analysis
The Compensation and Human Capital Committee reviewed and discussed the “Compensation Discussion and Analysis” section included in this Proxy Statement with management. Based on such review and discussion, the Compensation and Human Capital Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in the 2024 Annual Report and this Proxy Statement for filing with the SEC.

COMPENSATION AND HUMAN CAPITAL COMMITTEE Moira Kilcoyne (Chair) Francis Ebong Daniel J. Houston Alexander Moczarski (as of February 27, 2025) Brian S. Posner Eugene S. Sunshine

66	| 2025 PROXY STATEMENT

Executive Compensation Tables
The following tables, narrative and footnotes discuss the compensation of the (i) CEO, (ii) CFO, (iii) three other most highly compensated executive officers and (iv) retired CEO during 2024. These individuals are referred to as the NEOs.

2024 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)		Total ($)
Nicolas Papadopoulo	2024	992,821	—		9,594,808	16,958,946	3,738,700		473,298	(7)	31,758,573
Chief Executive Officer and Class III Director, Arch Capital	2023	850,000	—		2,312,048	733,829	2,805,000		441,658	(7)	7,142,535
	2022	800,000	—		1,865,812	600,026	2,256,500		433,889	(7)	5,956,227
François Morin	2024	800,000	—		2,949,881	1,960,451	2,451,499	(6)	330,003		8,491,834
Executive Vice President, Chief Financial Officer and Treasurer, Arch Capital	2023	750,000	—		1,358,907	431,298	2,100,000	(6)	316,372		4,956,577
	2022	675,000	—		1,049,474	337,509	1,822,500	(6)	326,227		4,210,710
Maamoun Rajeh	2024	857,540			8,309,313	15,341,086	2,883,900		573,500		27,965,339
President, Arch Capital	2023	780,000			1,414,052	448,808	2,083,500	(8)	546,343		5,272,703
	2022	725,000			1,127,234	362,510	1,431,400		547,379		4,193,523
David E. Gansberg	2024	857,576	63,781	(9)	8,309,313	15,341,086	2,883,900		150,683	(7)	27,606,339
President, Arch Capital	2023	780,000	97,219	(9)	1,414,052	448,808	2,070,481		198,934	(7)	5,009,494
	2022	725,000	266,321	(9)	1,127,234	362,510	1,608,079		184,139	(7)	4,273,283
Christine Todd	2024	800,000			2,355,237	1,430,325	1,932,000		450,311		6,967,873
Chief Investment Officer, Arch Capital
Marc Grandisson	2024	1,300,000	—		5,736,332	1,820,329			564,526		9,421,187
Retired Chief Executive Officer, Arch Capital	2023	1,225,000	—		4,972,757	1,578,304	4,900,000		426,191		13,102,252
	2022	1,225,000	—		4,285,510	1,378,188	4,745,700		467,241		12,101,639
(1)The amount in the “Salary” column represents the base salary earned by each of the NEOs in the applicable year.
(2)The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of stock awards granted during each of the years presented. The grant date fair value of a stock award is determined pursuant to ASC Topic 718, using the assumptions set forth in the notes accompanying our financial statements. See note 22, “Share-Based Compensation,” on pages 163-166 of the notes accompanying our consolidated financial statements included in our 2024 Annual Report. The amounts for 2024 include the grant date fair value of the annual performance shares based upon the probable outcome of the performance conditions as of the grant date. Performance shares, which pay in shares of Arch Capital will vest based upon growth in TBVPS over a three-year period. In addition, the performance shares are subject to a TSR modifier. The relative TSR modifier will reduce or increase the amount of shares earned by 25% if TSR over the three-year performance period relative to our Performance Peer Group falls outside of a defined range. See “Elements of Compensation Program—2024 Long-Term Incentive Plan” for more information about the relative TSR modifier. Assuming the highest level of performance is achieved for the 2024 award, the grant date fair value of the performance shares would be Mr. Papadopoulo—$4,021,628; Mr. Morin—$2,163,727; Mr. Rajeh
—$2,998,598; Mr. Gansberg—$2,998,598; Ms. Todd—$2,022,562; and Mr. Grandisson—$8,560,737. Please refer to “2024 Grants of Plan-Based Awards” for a breakdown of Stock Awards between annual grants and Outperformance Awards.
(3)The amounts reported in the “Option Awards” column represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718. We have computed the estimated grant date fair values of share-based compensation related to stock options using the Black-Scholes option valuation model (refer to “Elements of Compensation Program—Long-Term Incentive Plan”) having applied the assumptions set forth in the notes accompanying our financial statements. See note 22, “Share-Based Compensation,” on pages 163-166 of the notes accompanying our consolidated financial statements included in our 2024 Annual Report.
(4)The amounts reported in the “Non-Equity Incentive Plan Compensation” column for 2024 reflect the amounts earned by each NEO under the annual performance incentive plan for 2024. In addition, the amount reported for Mr. Morin includes an amount awarded and paid in March 2025 attributable to 2020 financial performance and continued employment through the payment date in the amount of $51,499.

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(5)The table below describes the incremental cost to the Company of other benefits provided to our NEOs, which are included in the “All Other Compensation” column. The table below provides the details of all other compensation required by SEC rules to be separately quantified for 2024.

Name	Housing Allowance (Bermuda)($)	Retirement Plans ($)(a)	Social Insurance ($)(b)	Other ($)(c)
Nicolas Papadopoulo	231,656	113,934	1,904	—
François Morin	85,380	107,570	1,904	75,000
Maamoun Rajeh	211,604	115,913	1,904	145,000
David E. Gansberg	—	92,853	—	—
Christine Todd	167,161	107,570	1,904	121,000
Marc Grandisson	221,237	158,475	1,904	105,000
(a)Represents contributions to our defined contribution plans and also includes a payment of an amount equal to the pension and matching contributions set forth in the non-qualified deferred compensation plan which, due to applicable tax laws, was made outside the plan.
(b)Represents employer payment of employee portion of Bermuda social insurance.
(c)The amounts for Messrs. Morin and Rajeh and Ms. Todd represent an expatriate expense allowance for employees situated in Bermuda. The amount for Mr. Grandisson represents HSR filing fees paid by the Company. In accordance with the description in “Additional Compensation Policies and Practices—Use of Company Aircraft,” during 2024, Messrs. Grandisson and Papadopoulo used Company aircraft for business travel and for infrequent non-business travel for which they reimbursed the Company and on occasion were accompanied by their spouses. For 2024, there was no incremental cost for such Company aircraft usage.
In addition, the “All Other Compensation” column also includes the following other benefits, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the named executive officer.

	Nicolas Papadopoulo	François Morin	Maamoun Rajeh	David E. Gansberg	Christine Todd	Marc Grandisson
Automobile Allowance	Y		Y		Y	Y
Cell Allowance				Y
Club Dues	Y	Y	Y		Y	Y
Family Travel	Y	Y	Y		Y	Y
Life Insurance and LTD	Y	Y	Y		Y	Y
Fees for Children Schooling			Y
Tuition Reimburse-ment				Y
Tax Preparation Services	Y	Y	Y		Y	Y
The foregoing does not include amounts payable in connection with Mr. Grandisson’s retirement after December 31, 2024. See “Termination Scenarios–Potential Payments” below for additional information on amounts payable to Mr. Grandisson following his retirement from the Company.
(6)Mr. Morin elected to receive 20% of his 2024 approved short-term incentive payment in the form of stock options under elections provided by the Company for Bermuda-based employees. Pursuant to that election, on March 4, 2025 Mr. Morin was awarded 14,788 stock options with a Black-Scholes value equal to $480,000. Such stock options awarded are fully vested and will expire 10 years from the date of grant. Mr. Morin also elected to receive 20% of his 2023 approved short-term incentive payment in the form of stock options under elections provided by the Company for Bermuda-based employees. Pursuant to that election, on February 27, 2024 Mr. Morin was awarded 13,672 stock options with a Black-Scholes value equal to $420,000. Such stock options awarded are fully vested and will expire 10 years from the date of grant. Mr. Morin also elected to receive 10% of his 2022 approved short-term incentive payment in the form of stock options under elections provided by the Company for Bermuda-based employees. Pursuant to that election, on February 24, 2023, Mr. Morin was awarded 7,765 stock options with a Black-Scholes value equal to $180,250. Such stock options awarded are fully vested and will expire 10 years from the date of grant.
(7)For 2024, includes $26,923 for Mr. Papadopoulo and $42,456 for Mr. Gansberg received from a company in which Arch has invested for serving on the board of directors of that company at the request of Arch. Such amounts were paid in Euros and converted to U.S. dollars using the 2024 year-end exchange rate of 1.0355. For the 2023 year, amounts include $43,081 Mr. Papadopoulo and $45,291 Mr. Gansberg received for aforementioned 2023 director fees. Such amounts were paid in Euros and converted to U.S. dollars using the 2023 year-end exchange rate of 1.10465. For the 2022 year, amounts include $41,263 Mr. Papadopoulo and $43,757 Mr. Gansberg received for aforementioned 2022 director fees. Such amounts were paid in Euros and converted to U.S. dollars using the 2022 year-end exchange rate of 1.06725.
(8)Mr. Rajeh elected to receive 20% of his 2023 approved short-term incentive payment in the form of stock options under elections provided by the Company for Bermuda-based employees. Pursuant to that election, on February 27, 2024, Mr. Rajeh was awarded 13,565 stock options with a Black-Scholes value equal to $416,700. Such stock options awarded are fully vested and will expire 10 years from the date of grant.
(9)The 2022, 2023 and 2024 bonus payments for Mr. Gansberg represent payments under the formula approach for prior underwriting years. The 2024 bonus payment represents the final payout under the formula approach.

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2024	Grants of Plan-Based Awards
The following table provides information concerning grants of share-based awards made to our NEOs in 2024:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards ($)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(5)		Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date (1)	Board Approval Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Nicolas Papadopoulo	2/27/2024	2/23/2024				10,783	21,566	43,132					2,010,814
	2/27/2024	2/23/2024							7,842				683,979
	2/27/2024	2/23/2024								27,833	82.22	(8)	855,152
	11/19/2024	11/8/2024							72,108				6,900,015
	11/19/2024	11/8/2024								562,867	161.24		16,103,794
	NA		373,874	1,869,372	3,738,744
François Morin (7)	2/27/2024	2/23/2024				5,802	11,603	23,206					1,081,864
	2/27/2024	2/23/2024							4,219				367,981
	2/27/2024	2/23/2024								14,975	82.22	(8)	460,098
	11/19/2024	11/8/2024							15,676				1,500,036
	11/19/2024	11/8/2024								52,441	161.24		1,500,353
	NA		240,000	1,200,000	2,400,000
Maamoun Rajeh	2/27/2024	2/23/2024				8,040	16,080	32,160					1,499,299
	2/27/2024	2/23/2024							5,847				509,975
	2/27/2024	2/23/2024								20,753	82.22	(8)	637,623
	11/19/2024	11/8/2024							65,838				6,300,038
	11/19/2024	11/8/2024								513,922	161.24		14,703,463
	NA		288,389	1,441,947	2,883,894
David E. Gansberg	2/27/2024	2/23/2024				8,040	16,080	32,160					1,499,299
	2/27/2024	2/23/2024							5,847				509,975
	2/27/2024	2/23/2024								20,753	82.22	(8)	637,623
	11/19/2024	11/8/2024							65,838				6,300,038
	11/19/2024	11/8/2024								513,922	161.24		14,703,463
	NA		288,389	1,441,947	2,883,894
Christine Todd	2/27/2024	2/23/2024				5,423	10,846	21,692					1,011,281
	2/27/2024	2/23/2024							3,944				343,996
	2/27/2024	2/23/2024								13,998	82.22	(8)	430,080
	11/19/2024	11/8/2024							10,450				999,961
	11/19/2024	11/8/2024								34,961	161.24		1,000,245
	NA		240,000	1,200,000	2,400,000
Marc Grandisson	2/27/2024	2/23/2024				22,954	45,907	91,814					4,280,369
	2/27/2024	2/23/2024							16,693				1,455,963
	2/27/2024	2/23/2024								59,247	82.22	(8)	1,820,329
	NA		520,000	2,600,000	5,200,000
(1)All share-based grants indicated above were awarded either under the 2022 Long-Term Incentive and Share Award Plan or the 2018 Long-Term Incentive and Share Award Plan.
(2)The amounts represent the possible payouts under our short-term annual cash incentive plan. The amount reported in the “Target” column represents the annual target incentive bonus opportunity for each executive. The amounts reported in the “Threshold” and “Maximum” columns in the table represent the amounts determined pursuant to the short-term annual cash incentive plan. Actual payments under these awards were determined in February 2025, were paid in March 2025, and are included in the “Non-Equity Incentive Plan Compensation” column of the “2024 Summary Compensation Table.”

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(3)The awards represent performance shares granted in February 2024. The amounts reported in the “Threshold,” “Target” and “Maximum” columns represent the number of performance shares awarded subject to performance vesting conditions. The performance period for the awards is from January 1, 2024 to December 31, 2026. The awards are subject to an additional time-vesting period through March 4, 2027 and a relative TSR modifier. Refer to “Elements of Compensation Program—2024 Long-Term Incentive Awards.” The grant date fair value is also included in the “Stock Awards” column of the “2024 Summary Compensation Table.”
(4)The awards represent restricted shares granted in February 2024 and in November 2024. The restricted shares granted in February will vest ratably over a three-year period. The restricted shares granted in November 2024 for Messrs. Papadopoulo, Rajeh and Gansberg will vest ratably over a three-year period. The restricted shares granted in November 2024 for Mr. Morin and Ms. Todd will vest on the third anniversary of grant date.
(5)The awards represent stock options granted in February 2024 and in November 2024. All of the stock options reported in the table have a maximum term of 10 years from the grant date. The options granted in February 2024 vest ratably over a three-year period and the exercise price of stock options is the closing price of our common shares on the respective grant date, as adjusted in accordance with the equity agreements following the Special Dividend. The options granted in November 2024, as further described in “Executive Summary—Outperformance Awards Granted in Connection with Successful Leadership Transition,” vest on the third anniversary of grant date and have a premium-based exercise price based on future performance expectations consistent with the Company’s performance to date.
(6)The amounts shown in this column represent the grant date fair value of the awards determined pursuant to ASC Topic 718, using the assumptions set forth in the notes accompanying our financial statements. See note 22, “Share-Based Compensation,” on pages 163-166 of the notes accompanying our consolidated financial statements included in our 2024 Annual Report. The grant date fair value of the performance share awards was based upon the probable outcome of the performance conditions as of the grant date.
(7)Mr. Morin elected to receive 20% of his approved cash bonus for 2024 in the form of stock options under an election provided by the Company for Bermuda-based employees. On March 4, 2025, Mr. Morin was awarded 14,788 stock options with a Black-Scholes value equal to $480,000. The stock options are fully vested and will expire 10 years from the date of grant. The Black-Scholes value of these stock options is reflected in the “2024 Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column for 2024, but the options had an intrinsic value of zero on the grant date.
(8)Pursuant to the terms of the applicable equity agreements, to prevent the dilutive impact of the Special Dividend, the exercise price of the options was automatically adjusted. The exercise prices in this table reflect the adjusted exercise price of the options, where noted.

70	| 2025 PROXY STATEMENT

Outstanding Equity Awards at 2024 Year-End
The following table provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2024:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Nicolas Papadopoulo	9,213	—		15.84	(3)	5/13/2025	144,497	13,344,298	89,806	8,293,584
	21,930	—		18.90	(3)	5/13/2026
	22,050	—		27.09	(3)	5/8/2027
	150,000	—		27.13	(3)	9/19/2027
	44,607	—		21.55	(3)	5/11/2028
	47,408	—		27.67	(3)	2/28/2029
	46,015	—		37.42	(3)	2/27/2030
	65,202	—		30.82	(3)	2/26/2031
	30,478	15,217		42.54	(3)	2/25/2032
	10,442	20,822		64.17	(3)	2/24/2033
	—	27,833		82.22	(3)	2/27/2034
	—	562,867	(2)	161.24		11/19/2034
François Morin	12,630	—		18.90	(3)	5/13/2026	56,346	5,203,553	50,638	4,676,419
	11,010	—		27.09	(3)	5/8/2027
	31,224	—		21.55	(3)	5/11/2028
	27,534	—		24.13	(3)	7/24/2028
	39,507	—		27.67	(3)	2/28/2029
	38,346	—		37.42	(3)	2/27/2030
	38,309	—		37.42	(3)	2/27/2030
	36,676	—		30.82	(3)	2/26/2031
	17,143	8,560		42.54	(3)	2/25/2032
	34,698	—		42.54	(3)	2/25/2032
	7,765	—		64.17	(3)	2/24/2033
	6,137	12,238		64.17	(3)	2/24/2033
	—	14,975		82.22	(3)	2/27/2034
	13,672	—		82.22	(3)	2/27/2034
	—	52,441	(2)	161.24		11/19/2034
Maamoun Rajeh	15,930	—		27.09	(3)	5/8/2027	110,724	10,225,361	60,706	5,606,199
	31,500	—		27.13	(3)	9/19/2027
	38,661	—		21.55	(3)	5/11/2028
	41,087	—		27.67	(3)	2/28/2029
	39,880	—		37.42	(3)	2/27/2030
	63,308	—		30.82	(3)	2/26/2031
	39,393	—		30.82	(3)	2/26/2031
	18,413	9,194		42.54	(3)	2/25/2032
	6,386	12,735		64.17	(3)	2/24/2033
	—	20,753		82.22	(3)	2/27/2034
	13,565	—		82.22	(3)	2/27/2034
	—	513,922	(2)	161.24		11/19/2034

2025 PROXY STATEMENT |	71

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
David E. Gansberg	10,770	—		18.90	(3)	5/13/2026	110,724	10,225,361	60,706	5,606,199
	15,090	—		27.09	(3)	5/8/2027
	15,822	—		21.55	(3)	5/11/2028
	15,929	—		27.67	(3)	2/28/2029
	8,972	—		36.43	(3)	10/1/2029
	39,880	—		37.42	(3)	2/27/2030
	39,393	—		30.82	(3)	2/26/2031
	18,413	9,194		42.54	(3)	2/25/2032
	6,386	12,735		64.17	(3)	2/24/2033
	—	20,753		82.22	(3)	2/27/2034
	—	513,922	(2)	161.24		11/19/2034
Christine Todd	20,030	—		34.71	(3)	6/7/2031	42,121	3,889,874	46,738	4,316,254
	12,779	6,380		42.54	(3)	2/25/2032
	5,603	11,174		64.17	(3)	2/24/2033
	—	13,998		82.22	(3)	2/27/2034
	5,666	—		82.22	(3)	2/27/2034
	—	34,961	(2)	161.24		11/19/2034
Marc Grandisson	43,890	—		15.84	(3)	5/13/2025	164,122	15,156,667	192,200	17,749,670
	34,830	—		18.90	(3)	5/13/2026
	69,600	—		27.09	(3)	5/8/2027
	616,284	—		21.79	(3)	4/9/2028
	133,821	—		21.55	(3)	5/11/2028
	142,225	—		27.67	(3)	2/28/2029
	138,046	—		37.42	(3)	2/27/2030
	122,254	—		30.82	(3)	2/26/2031
	70,005	34,951		42.54	(3)	2/25/2032
	22,458	44,784		64.17	(3)	2/24/2033
	—	59,247		82.22	(3)	2/27/2034
(1)Each of the above stock options, except where noted in the table or described in this footnote, vest in three equal annual installments commencing on the first anniversary of the grant date. The awards granted on October 1, 2019 to Mr. Gansberg, under which one-third of such award vested on each of the first anniversary of the grant date, February 28, 2021 and February 28, 2022. The 38,309 award to Mr. Morin on February 27, 2020, as part of his 2019 bonus that he elected to receive in options; the 34,698 award to Mr. Morin on February 25, 2022, as part of his 2021 bonus that he elected to receive in options; the 7,765 award to Mr. Morin on February 24, 2023, as part of his 2022 bonus that he elected to receive in options; the 13,672 award to Mr. Morin on February 27, 2024, as part of his 2023 bonus that he elected to receive in options; the 63,308 award to Mr. Rajeh on February 26, 2021, as part of his 2020 bonus that he elected to receive in options; the 13,565 award to Mr. Rajeh on February 27, 2024, as part of his 2023 bonus that he elected to receive in options; and the 5,666 award to Ms. Todd on February 27, 2024, as part of her 2023 bonus that she elected to receive in options; all of which vested on the grant date. All of the options will expire 10 years from the grant date, subject to the terms of the award agreements.
(2)Each of the premium-priced stock options granted November 19, 2024 to Messrs. Papadopoulo, Morin, Rajeh and Gansberg and Ms. Todd, will vest (subject to compliance with the NEOs’ obligations under the award agreements) on the third anniversary of grant date, as discussed in “Executive Summary—Outperformance Awards Granted in Connection with Successful Leadership Transition.”
(3)On November 7, 2024, the Company announced that its Board declared a Special Dividend of $5.00 per outstanding common share payable on December 4, 2024 to common shareholders of record on November 18, 2024. Pursuant to the terms of the applicable equity agreements, to prevent the dilutive impact of the Special Dividend, the exercise price of outstanding options on November 18, 2024 were automatically adjusted by $5.00 which is reflected in the above table.

72	| 2025 PROXY STATEMENT

(4)The above includes restricted share or unit awards which vest in three equal annual installments commencing on the first anniversary of the grant date or, in the case of the restricted shares granted November 19, 2024 to Mr. Morin and Ms. Todd, which vest in full on the third anniversary of the grant date. The above also includes 2022 performance shares earned for the performance period ended on December 31, 2024, that vested on March 4, 2025, as discussed in “2024 Compensation Decisions for NEOs—2022-2024 Performance Shares Plan Payout.”
(5)Market value of the restricted share or unit awards and the 2022 performance shares earned is based on the closing price of our common shares on December 31, 2024, which was $92.35. Additionally, when such restricted shares vest, a corresponding $5.00 cash dividend will be paid as a result of the Special Dividend.
(6)Reflects performance shares at the maximum performance that were granted in 2023 and 2024, which have a performance period of January 1, 2023 through December 31, 2025 and January 1, 2024 through December 31, 2026, respectively.
2024 Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock options and each vesting of stock during 2024 for the NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Nicolas Papadopoulo	—	—	84,361	7,352,772
François Morin	22,059	1,657,764	47,525	4,142,213
Maamoun Rajeh	—	—	50,988	4,444,036
David E. Gansberg	—	—	50,988	4,444,036
Christine Todd	—	—	9,601	926,649
Marc Grandisson	—	—	160,376	13,978,409
(1)Includes the 2021 Performance Shares that cliff-vested in 2024 with a performance factor of 200.0%.
2024 Non-Qualified Deferred Compensation

The Company maintains tax-qualified and non-qualified defined contribution plans but does not maintain any defined benefit retirement or pension plans. The following table provides information with respect to our defined contribution plans that provide for the deferral of compensation on a basis that is not tax-qualified:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Nicolas Papadopoulo	—	—	—	—	—
François Morin	—	—	—	—	—
Maamoun Rajeh	—	—	—	—	—
David E. Gansberg	9,098	51,258	382,753	—	1,947,973
Christine Todd	—	—	—	—	—
Marc Grandisson	—	—	—	—	—
(1)The amount deferred for Mr. Gansberg was also reported in the “2024 Summary Compensation Table” in the “Salary” column for 2024.
(2)The contribution by the Company was also reported in the “2024 Summary Compensation Table” for 2024 in the “All Other Compensation” column.
(3)Includes the following amount which we also included in the “2024 Summary Compensation Table” for 2024 and prior years for Mr. Gansberg—$60,356.

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The Company maintains an Executive Supplemental Non-Qualified Savings and Retirement Plan. Under this plan, participants may defer eligible base salary in excess of the compensation limit imposed by the Internal Revenue Code (“Excess Compensation”) (for 2024, base salary in excess of $345,000) and, with respect to the eligible NEOs, the Company provides matching contributions on these deferrals in amounts equal to 100% of the first 3% of salary contributed to the plan and 50% of the next 3% of salary contributed to the plan. The Company also makes pension-like contributions on behalf of the eligible NEOs in an amount equal to 10% of Excess Compensation. In addition, the eligible NEOs may defer up to 100% of annual bonus paid each year and these bonus deferral contributions are not eligible for matching contributions by the Company. Until distribution, the contributions and any earnings are held in an irrevocable trust known as a “rabbi trust” by an independent trustee, and the trust assets remain subject to the Company’s creditors in the event of insolvency or bankruptcy. The participants may elect to have their contributions under the plan deemed to be invested among certain permissible mutual fund options. The plan provides that, as soon as practicable following retirement, death or other termination of employment, but subject to any delay required by the Internal Revenue Code, all benefits under the plan will be distributed either in a single lump sum in cash or, if elected, in installments over a period not to exceed 10 years.
Section 457A of the Internal Revenue Code generally prohibits U.S. taxpayers from deferring U.S. income tax on compensation attributable to services performed for certain Bermuda-based employers. As a result, certain employees of Arch Capital and Arch Re Bermuda, including Messrs. Papadopoulo, Morin, Rajeh, Grandisson and Ms. Todd are not permitted to participate in the Executive Supplemental Non-Qualified Savings and Retirement Plan. In lieu of pension and matching contributions that would otherwise be provided to these executives through the non-qualified plan, we have provided comparable benefits to them in the form of current cash payments, subject to tax. Such cash payments have been included in the “2024 Summary Compensation Table” in the “All Other Compensation” column for 2024, 2023 and 2022.

74	| 2025 PROXY STATEMENT

Termination Scenarios—Potential Payments

The following table provides quantitative disclosures of the estimated payments and benefits that each NEO currently serving as an executive officer would have been entitled to receive in the event of a separation from service with the Company under the various circumstances presented and such termination was effective as of December 31, 2024. Please refer to the descriptions of our employment agreements and share-based award agreements, which outline these potential payments and benefits (see “Employment Arrangements”). Our former CEO Mr. Grandisson retired from the Company in October 2024 and was therefore not serving as an executive officer as of December 31, 2024. For more information on the compensation under Mr. Grandisson’s agreements, please see “Employment Arrangements—Marc Grandisson” below.

Name	Without Good Reason ($)(1)(2)	For Cause ($)	Death ($)	Disability ($)	Without Cause or For Good Reason (as applicable) ($)	Without Cause or For Good Reason (as applicable) following a Change in Control ($)
Nicolas Papadopoulo
Cash Severance (3)	—	—	—	—	9,100,000	9,100,000
Accelerated Vesting of Share-Based Awards (4)	—	—	16,553,571	16,553,571	—	16,553,571
Health & Welfare (5)	—	—	33,066	33,066	33,066	33,066
Total	—	—	16,586,637	16,586,637	9,133,066	25,686,637
François Morin
Cash Severance (6)	—	—	—	—	2,600,000	2,600,000
Accelerated Vesting of Share-Based Awards (4)	—	—	7,022,378	7,022,378	—	7,022,378
Health & Welfare (5)	—	—	32,786	32,786	32,786	32,786
Total	—	—	7,055,163	7,055,163	2,632,786	9,655,163
Maamoun Rajeh
Cash Severance (6)	—	—	—	—	3,397,500	3,397,500
Accelerated Vesting of Share-Based Awards (4)	—	—	12,506,343	12,506,343	—	12,506,343
Health & Welfare (5)	—	—	38,485	38,485	38,485	38,485
Total	—	—	12,544,828	12,544,828	3,435,985	15,942,328
David E. Gansberg
Cash Severance (7)	—	—	—	63,781	4,230,000	4,230,000
Accelerated Vesting of Share-Based Awards (4)	—	—	12,506,343	12,506,343	4,191,017	12,506,343
Health & Welfare (5)	—	—	33,010	33,010	33,010	33,010
Total	—	—	12,539,353	12,603,134	8,454,027	16,769,353
Christine Todd
Cash Severance (6)	—	—	—	—	2,600,000	2,600,000
Accelerated Vesting of Share-Based Awards (4)	—	—	5,747,334	5,747,334	—	5,747,334
Health & Welfare (5)	—	—	13,542	13,542	13,542	13,542
Total	—	—	5,760,876	5,760,876	2,613,542	8,360,876

(1)Messrs. Papadopoulo, Morin, Rajeh, and Ms. Todd are required to provide six months’ advance notice if they resign employment without good reason, and the Company may elect to place them on “garden leave” during all or part of the notice period. In this event, each of these individuals will (a) continue to receive base salary and benefits through the garden leave period of up to six months and (b) receive, following the end of the garden leave period, a cash lump sum payment equal to one half of the sum of (i) the “bonus amount” (which is the greater of each executive’s annual target bonus or the average of the annual bonuses received for the preceding three years) and (ii) a pro-rated portion of the “bonus amount” through the date the notice of termination is given. If the Company does not elect to place them on garden leave and these individuals continue to work during the six-month notice period, they will be entitled to receive the amounts set forth in the preceding sentence pursuant to their respective employment agreement. See “Employment Arrangements.” For a termination date of December 31, 2024, the total of these cash amounts accruing from the notice date would have been $2.6 million for Mr. Papadopoulo, $1.8 million for Mr. Morin, $2.6 million for Mr. Rajeh and $1.4 million for Ms. Todd. In addition, if the Company elects to extend their non-competition period for six months after the end of a six-month garden leave period, Messrs. Papadopoulo, Morin, Rajeh, and Ms. Todd will (a) continue to

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receive base salary and medical benefits through the extended non-competition period and (b) receive during the extended non-competition period, payments in the aggregate equal to one half of the sum of (i) the “bonus amount” and (ii) a pro-rated portion of the “bonus amount” through the date of notice of termination. For a termination date of December 31, 2024 and a six month extension of the non-competition period, the total of these cash amounts would have been $2.6 million for Mr. Papadopoulo, $1.8 million for Mr. Morin, $2.6 million for Mr. Rajeh and $1.4 million for Ms. Todd.
(2)Since Messrs. Papadopoulo and Morin are of retirement age (as defined in our plans), any unvested restricted shares/units and unvested stock options will continue to vest according to the vesting schedule and, in the case of stock options, the options will continue to have the full exercise period of 10 years from the date of grant, so long as Messrs. Papadopoulo and Morin do not engage in a competitive activity (as defined in the applicable award agreements). In the event Messrs. Papadopoulo and Morin engage in a competitive activity following retirement, unvested awards will be forfeited and the exercise periods for vested options would be reduced to 30 days following such competitive activity.
(3)Under Mr. Papadopoulo’s employment agreement, in the event his employment is terminated by the Company without cause or by him for good reason, he would be entitled to (a) base salary continuation for 24 months following termination (reduced by the number of months, if any, he is on garden leave (during which he would continue to receive base salary)), (b) two times his target annual bonus and (c) a pro-rated portion of his target annual bonus based on the period through the date of termination, less any period he is on garden leave. The amounts above assume a termination date of December 31, 2024, a notice of termination date of June 30, 2024, and a six-month garden leave period between the notice and termination dates.
(4)Represents the intrinsic value (i.e., the value based upon the Company’s closing share price on December 31, 2024, or in the case of stock options, the excess of the closing price over the exercise price) of accelerated vesting of unvested share-based awards held by each executive as of December 31, 2024, under the various circumstances presented.
In the case of termination by the Company without cause or by Mr. Gansberg for good reason, so long as such termination does not occur within two years after a change in control and Mr. Gansberg complies with the restrictive covenants set forth in his employment agreement, unvested equity awards that were granted after the date of his employment agreement and prior to March 31, 2024, and held by him for at least one year, would vest upon termination, in the case of unvested time-vesting awards, in full, and in the case of unvested performance awards, based upon the lesser of (x) target performance, or (y) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding termination for which performance can be determined).
(5)Represents the employer cost relating to the continuation of health insurance coverage under the terms described in each executive’s employment agreement for the various circumstances presented.
(6)In the case of termination by the Company without cause or by Messrs. Morin and Rajeh or Ms. Todd for good reason, each will be entitled to receive (a) base salary continuation for six months following termination (in addition to base salary received during the six-month notice period) and (b) an amount equal to the sum of the (i) the executive’s annual target bonus plus (ii) a pro-rated portion of the annual target bonus through the date of notice, one half of which amount shall be paid in a single lump sum on the date that is 60 days following the date of termination and the remaining half will be payable in equal monthly installments over six months following the date of termination.
(7)In the case of termination by the Company without cause or by Mr. Gansberg for good reason, he will be entitled to an amount equal to the sum of his annual base salary, his target annual bonus and a pro-rated portion of his target annual bonus for the year of termination. The payments will be made in 12 equal monthly installments following the date of termination. Mr. Gansberg participated under the formula approach of our Incentive Compensation Plan for underwriting years through 2018. In the event of termination without cause, termination for good reason or the death of the executive, with an effective termination date of December 31, 2024, Mr. Gansberg would have been entitled to payments under the formula approach attributable to underwriting years in which he participated prior to the year of termination on the same basis as if he remained employed, based on the ongoing recalculated results for such underwriting years over their applicable 10-year development periods. As of December 31, 2024, such amounts for Mr. Gansberg are estimated to be up to approximately $63,781 in the aggregate. Any such payments would be made at the same times they are regularly made to active employees for such underwriting years.
Upon termination on December 31, 2024 due to disability, Mr. Gansberg would have been entitled to payments under the formula approach attributable to underwriting years in which he participated prior to the year of termination on the same basis as if he remained employed based on the ongoing recalculated results for such underwriting years over their applicable 10-year development periods, provided he did not engage in competition with the Company. As of December 31, 2024, such amounts for Mr. Gansberg are estimated to be up to approximately $63,781 in the aggregate. Any such payments would be made at the same times they are regularly made to active employees for such underwriting years.

76	| 2025 PROXY STATEMENT

Pay For Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (“CAP”) to the Company’s principal executive officer (“PEO”) (also referred to as CEO) and non-principal executive officer NEOs (“Non-PEO NEOs”) and certain financial performance of the Company.
CAP, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information on the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation—Compensation Discussion and Analysis.”
Pay Versus Performance

Year	SCT Total for Mr. Papadopoulo (1)	CAP to Mr. Papadopoulo (2)	SCT Total for Mr. Grandisson (3)	CAP to Mr. Grandisson (2)	Average SCT Total for Non-PEO NEOs (4)	Average CAP to Non-PEO NEOs (5)	Value of Initial Fixed $100 Investment Based On:
							Total Shareholder Return (6)	Peer Group Total Shareholder Return (7)	Net Income (in millions) (8)	Operating ROE (9)
2024	31,758,573	37,871,418	9,421,187	25,401,377	17,757,846	21,235,910	226.44	227.67	4,272	18.9%
2023	N/A	N/A	13,102,252	21,589,156	5,595,327	8,510,086	173.16	168.05	4,403	21.6%
2022	N/A	N/A	12,101,639	20,596,816	4,658,436	7,460,450	146.37	151.65	1,436	14.8%
2021	N/A	N/A	9,336,013	16,348,981	5,557,283	7,443,067	103.64	127.58	2,093	11.5%
2020	N/A	N/A	8,779,832	2,801,587	3,881,973	2,994,739	84.10	106.96	1,364	4.8%

(1)Represents compensation reported in the Summary Compensation Table (“SCT”) for our CEO, Mr. Papadopoulo, who was appointed effective October 13, 2024. Refer to “Compensation—Executive Compensation Tables—Summary Compensation Table.”
(2)The dollar amounts reported represent the amount of CAP, computed as required by Item 402(v) of Regulation S-K. The computations do not reflect the actual amount of compensation earned by or paid to Mr. Papadopoulo and Mr. Grandisson during the applicable year. Refer to the “PEO SCT Total to CAP Reconciliation” table below.
(3)Represents compensation reported in the SCT for our Retired CEO, Mr. Grandisson, who retired from the Company effective October 15, 2024. Refer to “Compensation—Executive Compensation Tables—Summary Compensation Table.” Mr. Grandisson’s employment will terminate on the six-month anniversary of his notice of termination as described in “Employment Arrangements—Marc Grandisson.”
(4)The dollar amounts reported represent the average compensation of Non-PEOs as a group as reported in the “Total” column of the SCT. For 2020 to 2023, this includes Messrs. Morin, Papadopoulo, Rajeh and Gansberg. For 2024, this includes Messrs. Morin, Rajeh and Gansberg and Ms. Todd. Refer to “Compensation—Executive Compensation Tables—Summary Compensation Table.”

(5)The dollar amounts reported represent the average amount of CAP to the Company’s Non-PEO NEOs as a group, computed as required by Item 402(v) of Regulation S-K. The computations do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. Refer to the “Average of Non-PEO NEO SCT Total to CAP Reconciliation” table below.
(6)Represents the Company’s cumulative TSR assuming reinvestment of dividends for the measurement period beginning at market close on December 31, 2019, through the end of the applicable year.
(7)Represents the cumulative TSR assuming reinvestment of dividends of the S&P 500 P&C Index for the measurement period beginning at the market close on December 31, 2019, through the end of the applicable year.
(8)The dollar amounts reported represent the amount of Net Income reflected in the Company’s audited financial statements for the applicable year.
(9)Represents the Operating ROE as described in “Annex B—Non-GAAP Financial Measures” for the applicable year.

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PEO SCT Total to CAP Reconciliation:

	Year	Reported SCT for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Reported Change in the Actuarial Present Value of Pension Benefits (c)	Pension Benefit Adjustments (c)	CAP to PEO
Mr. Papadopoulo	2024	31,758,573	(26,553,754)	32,666,599	—	—	37,871,418
Mr. Grandisson	2024	9,421,187	(7,556,661)	23,536,851	—	—	25,401,377
(a)The reported value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)Refer to the “PEO Equity Award Adjustments” table below.
(c)Arch does not provide Pension Benefits to its CEO.
PEO Equity Award Adjustments:

	Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year (a)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years (a)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Vested in the Year (a)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
Mr. Papadopoulo	2024	25,670,787	5,411,835	—	1,583,977	—	—	32,666,599
Mr. Grandisson	2024	8,344,962	12,101,985	—	3,089,904	—	—	23,536,851
(a)The valuation assumptions differ from those disclosed as of the grant date of equity awards due to the fluctuation in the stock price and the corresponding Black-Scholes and Monte Carlo value simulations valued as of the corresponding dates in accordance with Item 402(v) of Regulation S-K. In calculating the Black-Scholes value of the option awards, the expected life input, based on the original expected life established at grant date, as used for financial reporting purposes, was adjusted downward in proportion to the degree to which the options were in-the-money relative to their exercise price and upward in proportion to the degree to which the options were out-of-the-money relative to their exercise price, as applicable. The reported year-end fair value of outstanding and unvested equity awards reflects the adjustments and amounts attributable to the Special Dividend, as applicable.
Average of Non-PEO NEO SCT Total to CAP Reconciliation:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards (a)	Average Equity Award Adjustments (b)	Average Reported Change in the Actuarial Present Value of Pension Benefits (c)	Average Pension Benefit Adjustments (c)	Average Compensation Actually Paid to Non-PEO NEOs
2024	17,757,846	(13,999,173)	17,477,237	—	—	21,235,910
(a)The average reported value of equity awards represents the average of total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)Refer to the “Average of Non-PEO NEO Equity Award Adjustments” table below.
(c)Arch does not provide Pension Benefits to its Non-PEO NEOs.
Average of Non-PEO NEO Equity Award Adjustments:

Year	Average Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year (a)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years (a)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years and Vested in the Year (a)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	13,600,332	3,051,587	—	825,318	—	—	17,477,237
(a)The average valuation assumptions differ from those disclosed as of the grant date of equity awards due to the fluctuation in the stock price and the corresponding Black-Scholes and Monte Carlo value simulations valued as of the corresponding dates in accordance with Item 402(v) of Regulation S-K. In calculating the Black-Scholes value of the option awards, the expected life input, based on the original expected life established at grant date, as used for financial reporting purposes, was adjusted downward in proportion to the degree to which the options were in-the-money relative to their exercise price and upward in proportion to the degree to which the options were out-of-the-money relative to their exercise price, as applicable. The reported average year-end fair value of outstanding and unvested equity awards reflects the adjustments and amounts attributable to the Special Dividend, as applicable.

78	| 2025 PROXY STATEMENT

Most Important Measures to Determine 2024 Compensation Actually Paid
The three items listed below represent the most important metrics used to link compensation actually paid for our NEOs for 2024 to the Company’s performance, as further described in “Compensation—Compensation Discussion and Analysis,” in the section titled “Elements of Compensation Program” sub-sections called “Short—Term Annual Cash Incentive” and “Annual Long-Term Incentive Plan.”
■Operating ROE
■Growth in TBVPS
■Relative TSR (the Company’s TSR as compared to a performance peer group established by the Compensation and Human Capital Committee)
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
CAP and Company Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Messrs. Papadopoulo and Grandisson in 2024 and Mr. Grandisson in prior years and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding the CEO(s)) for the applicable years, strongly aligns with the Company’s cumulative TSR over the five years presented in the table. The alignment is because a significant portion of the compensation actually paid to Messrs. Papadopoulo and Grandisson in 2024 and Mr. Grandisson in prior years and to the other NEOs is comprised of equity awards. As described in more detail in the section “Compensation—Compensation Discussion and Analysis,” the Company targets (including the Outperformance Award) that approximately 89% of the value of total compensation awarded for Mr. Papadopoulo and 80% of the value awarded for the other NEOs be comprised of equity awards, including restricted shares, performance-based restricted shares and stock options.

CAP vs. Cumulative TSR

($M)
$40
$30
$20
$10
$0
$84.10
$103.64
$146.37
$173.16
$226.44
2020
2021
2022
2023
2024
Mr. Papadopoulo
Mr. Grandisson
Average for Non-PEO NEOs
TSR

CAP and Net Income
As demonstrated by the following graph, the amount of compensation actually paid to Messrs. Papadopoulo and Grandisson in 2024 and Mr. Grandisson in prior years and the average amount of compensation actually paid to the Company’s other NEOs as a group is generally aligned with the Company’s Net Income for 2020 through 2024. Although Net Income can vary from year to year due to the inherent volatility in our business, compensation actually paid increased largely due to the fact that a significant portion of compensation paid to Messrs. Papadopoulo and Grandisson and to the Company’s NEOs as a group (excluding the CEO(s) for the applicable year) is comprised of equity awards, with TSR increasing by 126.4% over the five-year period. In 2022, the decrease in Net Income was driven by significant volatility in the capital markets and elevated catastrophic activity while Net Income in 2023 benefited from a lower level of catastrophe loss activity and the one-time impact of the implementation of a Corporate Income Tax regime in Bermuda. The Company does not utilize Net Income as a performance measure in the overall executive compensation program.

2025 PROXY STATEMENT |	79

CAP vs. Net Income

($B)
$4
$3
$2
$1
$0
$1.4B
$2.1B
$1.4B
$4.4B
$4.3B
2020
2021
2022
2023
2024
Mr. Papadopoulo
Mr. Grandisson
Average for Non-PEO NEOs
Net Income

CAP and Operating ROE
As demonstrated by the following graph, the amount of compensation actually paid to Messrs. Papadopoulo and Grandisson in 2024, and Mr. Grandisson in prior years, and the average amount of compensation actually paid to the Company’s other NEOs as a group is generally aligned with the Company’s growth in Operating ROE for the five years presented in the table. Compensation actually paid increased largely due to the fact that a significant portion of compensation paid to Messrs. Papadopoulo and Grandisson in 2024 and Mr. Grandisson in prior years and to the other NEOs as a group is comprised of equity awards, with TSR increasing by 30.8% for the year. For 2024, the decrease in Operating ROE can be explained by an average level of catastrophe loss activity, compared to 2023.
While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Operating ROE is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed year, to Company performance. The Company utilizes Operating ROE when setting goals in the Company’s short-term incentive compensation programs. Additionally, growth in Operating ROE is reflected in TBVPS, which is utilized in setting goals for the performance-based restricted shares that are awarded to the Company’s NEOs.

CAP vs. Operating ROE

($M)
$40
$30
$20
$10
$0
4.8%
11.5%
14.8%
21.6%
18.9%
2020
2021
2022
2023
2024
Mr. Papadopoulo
Mr. Grandisson
Average for Non-PEO NEOs
Operating ROE

Cumulative TSR of the Company and the Peer Group
As demonstrated by the following graph, the Company’s cumulative TSR over the five-year period presented in the table was approximately 126.4%, while the cumulative TSR of the peer group presented for this purpose, the S&P 500 P&C Index, was approximately 127.7% over the five years presented in the table. For more information regarding the Company’s performance and the companies that the Compensation and Human Capital Committee considers when determining compensation, refer to “Compensation—Compensation Discussion and Analysis.”

Total Shareholder Return

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Pay Ratio
In accordance with Item 402(u) of Regulation S-K, we determined the ratio of the annual total compensation of our CEO, Mr. Papadopoulo, relative to the median of the annual total compensation of our employees. Because Mr. Papadopoulo served as our CEO on December 31, 2024, we elected to annualize his CEO base salary for purpose of the pay ratio disclosure as if he were the CEO for the entire year. We identified the median employee from among our global employee population (excluding the CEO) as of December 31, 2024. Our global employee population included all of our full-time and part-time employees who were employed on December 31, 2024.
CEO Pay Ratio—212 to 1
We determined each employee’s consistently applied compensation measure, which was equal to the sum of the following pay components:
■2024 base salary;
■bonuses paid during 2024;
■variable incentive compensation paid during 2024; and
■the fair value of all equity grants made during 2024.
We annualized the 2024 base salary for full-time employees who were not employed by us for all of 2024. Amounts paid in currencies other than U.S. dollars were converted into U.S. dollars based on the applicable exchange rate at December 31, 2024.
Based on each employee’s consistently applied compensation measure, we were able to identify the median employee who was a full-time, permanent employee based in the United States.
After identifying the median employee, we calculated the median employee’s annual total compensation for 2024 using the same requirements applied to calculate our CEO annual total compensation as set forth in the “2024 Summary Compensation Table,” and then added the estimated value of the median employee’s health plan benefits.
Based on the foregoing, the annual total compensation calculated for the median employee for 2024 was $149,222. For purposes of the pay ratio rule, the annual total compensation calculated for our CEO for 2024, was $31,592,454, as set forth in the “2024 Summary Compensation Table,” plus $33,066, the estimated value of our CEO’s health plan benefits, or $31,625,520.
Accordingly, for 2024, our CEO to median employee pay ratio was 212 to 1.
Employment Arrangements
Set forth below is a summary of the material terms of the employment arrangements with each of the NEOs.
Nicolas Papadopoulo
In connection with Mr. Papadopoulo’s appointment as CEO of the Company and as a member of the Board, Mr. Papadopoulo’s employment agreement was amended effective October 13, 2024. Mr. Papadopoulo’s employment agreement, as amended, provides for annual base salary and eligibility to participate in an annual bonus plan with a target annual bonus and other terms set by the Board. Mr. Papadopoulo’s current annual base salary is $1,300,000, and for the calendar year during which he became CEO of the Company, his target annual bonus is 185% of the amount of his annual base salary payable for the portion of the year prior to the date he became CEO of the Company and 200% of the amount of his annual base salary payable for the portion of the year that he serves as CEO of the Company. For calendar years beginning after the date that Mr. Papadopoulo became CEO, his target annual bonus is 200% of his annual base salary. Mr. Papadopoulo is entitled to participate in employee benefit programs and other fringe benefits customarily provided to similarly situated senior executives residing in Bermuda, which include housing expenses and automobile allowance.
Mr. Papadopoulo’s employment period under the employment agreement, as amended, will end on the first to occur of: (a) the six-month anniversary of our providing notice of termination without cause to him; (b) immediately upon our providing notice of termination for cause to him; (c) the six-month anniversary of Mr. Papadopoulo providing notice of termination specifying his resignation with or without good reason (as defined in the employment agreement); (d) the fifth day following our providing notice of termination to him as a result of his permanent disability; and (e) the date of his death. The first of such dates is referred to as the “date of termination.”
The agreement, as amended, provides that if the employment of Mr. Papadopoulo is terminated by us without cause or by him for good reason, he will be entitled to receive his annual base salary through the date of termination. He will also receive (i) an amount equal to his base salary for the excess of 24 months over the period, if any, of his garden leave (as described below), payable over six months following termination, (ii) an amount equal to the sum of (x) two times his target annual bonus plus (y) a pro-rated portion of his target annual bonus based on the number of days elapsed in the

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calendar year through the date of termination (less any period he is on garden leave), one half of which sum will be paid on the date that is 60 days following the date of termination and the remaining half of which will be paid over six months following the date of termination. Mr. Papadopoulo will also receive employee benefits through the date of termination, and his health insurance coverage benefits will continue for up to 18 months after the date of termination. Mr. Papadopoulo will be entitled to the amounts described above (other than base salary and employee benefits through the date of termination) only if he has delivered a general release of claims and he does not breach the restrictive covenants set forth in the agreement, as amended.
If Mr. Papadopoulo’s employment is terminated as a result of his resignation other than for good reason, he will continue to receive base salary and employee benefits through the date of termination, and we will make a cash lump sum payment to him equal to one half of the sum of (I) his “bonus amount” (which is the greater of (i) his target annual bonus for the year during which notice of termination is given, or (ii) the average of his actual annual bonus for the three years immediately preceding the year during which notice of termination is given) and (II) a pro-rated portion of the bonus amount based on the number of days elapsed in the calendar year through the date notice of termination is given, which payment will be made 60 days following termination.
If Mr. Papadopoulo’s employment is terminated by us for cause, as a result of his permanent disability or upon his death, Mr. Papadopoulo (or his beneficiaries or estate, in the case of death) will continue to receive base salary and employee benefits through the date of termination. In the case of termination due to his permanent disability or death, he and/or his dependents will also receive health insurance coverage benefits for a period of up to 12 months after the date of termination.
Following any notice of termination, whether by us or Mr. Papadopoulo, and until the date of termination, we may direct, in our sole and exclusive discretion, that Mr. Papadopoulo perform no duties and exercise no powers or authorities in connection with his employment. However, following any such direction, Mr. Papadopoulo will continue to have a duty of loyalty to us as an employee through the date of termination. This is referred to as a “garden leave” period.
Mr. Papadopoulo has agreed that, during the employment period and for the period of one year after the date of termination, he will not compete with us. However, if Mr. Papadopoulo’s termination of employment occurs as a result of his resignation other than for good reason, the non-competition period will continue beyond the date of termination only if (i) we pay Mr. Papadopoulo, for each day during which the non-competition period so continues, an amount equal to 1/365 of the sum of (A) his annual base salary, plus (B) the bonus amount (as defined above) and (C) a pro-rated portion of his bonus amount based on the number of days elapsed in the calendar year through the date notice of termination is given and (ii) he continues to receive his health insurance coverage for a period up to the end of the non-competition period. Our obligation to make such payments and provide such benefits is contingent on Mr. Papadopoulo’s delivery of a general release of claims and his compliance with the restrictive covenants. Mr. Papadopoulo has also agreed not to solicit our employees or customers for a period of one year following termination. The lengths of the non-competition and nonsolicitation periods will be reduced by any period that Mr. Papadopoulo is on garden leave, as described above.
Maamoun Rajeh
In connection with Mr. Rajeh’s appointment as President of the Company, Mr. Rajeh’s employment agreement was amended effective November 7, 2024. Mr. Rajeh’s employment agreement, as amended, provides for an annual base salary and eligibility to participate in an annual bonus plan with a target annual bonus and other terms set by the Board. Mr. Rajeh’s current annual base salary is $900,000, and for the calendar year during which he became President of the Company, his target annual bonus is 165% of the amount of his annual base salary payable for the portion of the year prior to the date he became President of the Company and 185% of the amount of his annual base salary payable for the portion of the year that he serves as President of the Company. For calendar years beginning after the date that Mr. Rajeh became President, his target annual bonus is 185% of his annual base salary. He is also entitled to participate in employee benefits programs and other fringe benefits customarily provided to similarly situated senior executives residing in Bermuda, which includes housing expenses and automobile allowance.
The employment period under Mr. Rajeh’s employment agreement, as amended, will end on the first to occur of: (a) the six-month anniversary of our providing notice of termination without cause; (b) immediately upon our providing notice of termination for cause; (c) the six-month anniversary of the Executive providing notice of termination specifying his resignation with or without good reason (as defined in the employment agreement); (d) the fifth day following our providing notice of termination as a result of the Executive’s permanent disability and (e) the date of the Executive’s death. The

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first of such dates is referred to as the “date of termination.”
The agreement provides that if the employment of Mr. Rajeh is terminated by us without cause or by him for good reason, he will be entitled to receive an amount equal to his annual base salary through the six-month anniversary of the date of termination. In that event, Mr. Rajeh will also receive an amount equal to the sum of (i) his target annual bonus plus (ii) a pro-rated portion of his target annual bonus based on the number of days elapsed in the calendar year through the date notice of termination is given, one half of which will be paid on the date that is 60 days following the date of termination and the remaining half of which will be paid over six months following the date of termination. Mr. Rajeh will also receive employee benefits through the date of termination, and his health insurance coverage benefits will continue for up to six months after the date of termination. Mr. Rajeh will be entitled to the amounts described above (other than base salary and employee benefits through the date of termination) only if he has delivered a general release of claims and he does not breach the restrictive covenants set forth in the agreement.
If Mr. Rajeh’s employment is terminated as a result of his resignation other than for good reason, he will continue to receive base salary and employee benefits through the date of termination, and we will make a cash lump sum payment to him equal to one half of the sum of (I) his “bonus amount” (which is the greater of (i) his target annual bonus for the year during which notice of termination is given or (ii) the average of his actual annual bonus for the three years immediately preceding the year during which notice of termination is given), and (II) a pro-rated portion of the bonus amount based on the number of days elapsed in the calendar year through the date notice of termination is given, which payment will be made 60 days following termination.
If Mr. Rajeh’s employment is terminated by us for cause, as a result of his permanent disability or upon his death, Mr. Rajeh (or his beneficiaries or estate, in the case of death) will continue to receive base salary and employee benefits through the date of termination. In the case of termination due to his permanent disability or death, he and/or his dependents will also receive health insurance coverage benefits for a period of up to 12 months after the date of termination.
Following any notice of termination, whether by us or Mr. Rajeh, and until the date of termination, we may direct, in our sole and exclusive discretion, that Mr. Rajeh perform no duties and exercise no powers or authorities in connection with his employment. However, following any such direction, Mr. Rajeh will continue to have a duty of loyalty to us as an employee through the date of termination. This is referred to as a “garden leave” period.
Mr. Rajeh has agreed that, during the employment period and for the period of one year after the date of termination, he will not compete with us. However, if Mr. Rajeh’s termination of employment occurs as a result of his resignation other than for good reason, the non-competition period will continue beyond the date of termination only if (i) we pay Mr. Rajeh, for each day during which the non-competition period so continues, an amount equal to 1/365 of the sum of (A) his annual base salary, plus (B) the bonus amount (as defined above) and (C) a pro-rated portion of his bonus amount based on the number of days elapsed in the calendar year through the date notice of termination is given and (ii) he continues to receive his health insurance coverage for a period up to the end of the non-competition period. Our obligation to make such payments and provide such benefits is contingent on Mr. Rajeh’s delivery of a general release of claims and his compliance with the restrictive covenants. Mr. Rajeh has also agreed not to solicit our employees or customers for a period of one year following termination. The lengths of the non-competition and nonsolicitation periods will be reduced by any period that Mr. Rajeh is on garden leave, as described above.
David E. Gansberg
In connection with Mr. Gansberg’s appointment as President of the Company, Mr. Gansberg’s employment agreement was amended effective November 7, 2024 and December 11, 2024. Mr. Gansberg’s employment agreement, as amended, provides for an annual base salary and eligibility to participate in an annual bonus plan with a target annual bonus and other terms set by the Board. Mr. Gansberg’s current annual base salary is $900,000, and for the calendar year during which he became President of the Company, his target annual bonus is 165% of the amount of his annual base salary payable for the portion of the year prior to the date he became President of the Company and 185% of the amount of his annual base salary payable for the portion of the year that he serves as President of the Company. For calendar years beginning after the date that Mr. Gansberg became President, his target annual bonus is 185% of his annual base salary. He is also entitled to participate in employee benefits programs and other fringe benefits customarily provided to similarly situated senior executives.

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Mr. Gansberg will also be entitled to participate in the Company’s share-based award plans, as determined by our Board.
The employment period, as automatically extended, will end on March 1, 2026, and is subject to further automatic extension for successive one-year periods following the end of the term until either we or Mr. Gansberg provide at least 90 days prior notice of non-extension. The employment period may also be terminated prior to the end of the term (as it may be extended) by Mr. Gansberg for “good reason” (as defined in the agreement, as amended), by us for any reason or due to Mr. Gansberg’s death or permanent disability.
The agreement provides that if the employment of Mr. Gansberg is terminated by us without cause (including due to our providing notice of non-extension) or by him for good reason, he will be entitled to the following: (A) an amount equal to the sum of his annual base salary, his target annual bonus and a pro-rated portion of his target annual bonus for the year of termination, (B) payments under the Company’s Incentive Compensation Plan in accordance with the terms of the plan and (C) unvested equity awards that have been granted after March 1, 2019 and prior to March 31, 2024 and held by Mr. Gansberg for at least one year will vest upon termination, (in the case of unvested performance awards, based upon the lesser of (x) target performance, or (y) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding termination for which performance can be determined) (except that the vesting of any such awards shall be governed by the applicable award agreements in the event such termination of employment occurs within two years after a change in control or after attainment of retirement age). Mr. Gansberg will be entitled to such benefits only if he has fully complied with his restrictive covenants and he has entered into a general release of claims in favor of the Company. The payments referred to in clause (A) above will be made in 12 equal monthly installments following the date of termination. Mr. Gansberg’s health insurance coverage benefits will also continue for up to 12 months after the date of such termination.
Mr. Gansberg has agreed that, during the employment period and for the period of one year after the date of termination, he will not compete with us. However, if Mr. Gansberg‘s termination of employment occurs as a result of his resignation other than for good reason or pursuant to his provision of notice of non-extension, the non-competition period will continue beyond the date of termination only if (i) we pay him, for each day during which the non-competition period so continues, an amount equal to 1/365 of the sum of (A) his annual base salary, (B) the bonus amount (which is the greater of (I) his target annual bonus for the year of termination, or (II) the average of his actual annual bonus for the immediately preceding three years) and (C) a pro-rated portion of his bonus amount for the year of termination; and (ii) he continues to receive his health insurance coverage for a period up to the end of the non-competition period. Our obligation to make such payments and provide such benefits is contingent on his delivery of a general release of claims and his compliance with the restrictive covenants. Mr. Gansberg has also agreed not to solicit our employees or customers for a period of one year following termination.
François Morin and Christine Todd
The following summarizes our employment agreements with Mr. Morin and Ms. Todd (collectively referred to as the “Executives” or individually as the “Executive”).
Each of the employment agreements provides for annual base salary and eligibility to participate in an annual bonus plan with a target annual bonus and other terms set by the Board. Mr. Morin’s current annual base salary is $800,000, and his target annual bonus is 150% of his annual base salary. Ms. Todd’s current annual base salary is $800,000, and her target annual bonus is 150% of her annual base salary. The Executives are also entitled to participate in employee benefits programs and other fringe benefits customarily provided to similarly situated senior executives residing in Bermuda, which includes housing expenses and automobile allowance.
The employment period under each of the employment agreements will end on the first to occur of: (a) the six- month anniversary of our providing notice of termination without cause; (b) immediately upon our providing notice of termination for cause; (c) the six-month anniversary of the Executive providing notice of termination specifying his or her resignation with or without good reason (as defined in the employment agreement); (d) the fifth day following our providing notice of termination as a result of the Executive’s permanent disability and (e) the date of the Executive’s death. The first of such dates is referred to as the “date of termination.”
The agreements provide that if the employment of the Executive is terminated by us without cause or by the Executive for good reason, the Executive will be entitled to receive an amount equal to the Executive’s annual base salary through the six-month anniversary of the date of termination. In that event, the Executive will also receive an amount equal to the sum of (i) the Executive’s target annual bonus plus (ii) a pro-rated portion of the Executive’s target annual bonus based on the number of days elapsed in the calendar year through the date notice

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of termination is given, one half of which will be paid on the date that is 60 days following the date of termination and the remaining half of which will be paid over six months following the date of termination. The Executive will also receive employee benefits through the date of termination, and his or her health insurance coverage benefits will continue for up to six months after the date of termination. The Executive will be entitled to the amounts described above (other than base salary and employee benefits through the date of termination) only if the Executive has delivered a general release of claims and he or she does not breach the restrictive covenants set forth in the agreement.
If the Executive’s employment is terminated as a result of his or her resignation other than for good reason, the Executive will continue to receive base salary and employee benefits through the date of termination, and we will make a cash lump sum payment to him or her equal to one half of the sum of (I) the Executive’s “bonus amount” (which is the greater of (i) the Executive’s target annual bonus for the year during which notice of termination is given or (ii) the average of the Executive’s actual annual bonus for the three years immediately preceding the year during which notice of termination is given), and (II) a pro-rated portion of the bonus amount based on the number of days elapsed in the calendar year through the date notice of termination is given, which payment will be made 60 days following termination.
If the Executive’s employment is terminated by us for cause, as a result of the Executive’s permanent disability or upon the Executive’s death, the Executive (or his or her beneficiaries or estate, in the case of death) will continue to receive base salary and employee benefits through the date of termination. In the case of termination due to the Executive’s permanent disability or death, the Executive and/or the Executive’s dependents will also receive health insurance coverage benefits for a period of up to 12 months after the date of termination.
Following any notice of termination, whether by us or the Executive, and until the date of termination, we may direct, in our sole and exclusive discretion, that the Executive perform no duties and exercise no powers or authorities in connection with his or her employment. However, following any such direction, the Executive will continue to have a duty of loyalty to us as an employee through the date of termination. This is referred to as a “garden leave” period.
Each Executive has agreed that, during the employment period and for the period of one year after the date of termination, he or she will not compete with us. However, if the Executive‘s termination of employment occurs as a result of the Executive’s resignation other than for good reason, the non-competition period will continue beyond the date of termination only if (i) we pay the Executive, for each day during which the non-competition period so continues, an amount equal to 1/365 of the sum of (A) his or her annual base salary, plus (B) the bonus amount (as defined above) and (C) a pro-rated portion of his or her bonus amount based on the number of days elapsed in the calendar year through the date notice of termination is given and (ii) the Executive continues to receive the Executive’s health insurance coverage for a period up to the end of the non-competition period. Our obligation to make such payments and provide such benefits is contingent on the Executive’s delivery of a general release of claims and his or her compliance with the restrictive covenants. Each Executive has also agreed not to solicit our employees or customers for a period of one year following termination. The lengths of the non-competition and nonsolicitation periods will be reduced by any period that the Executive is on garden leave, as described above.
Marc Grandisson
Mr. Grandisson served as CEO of the Company and a member of the Board until he retired from such positions effective October 15, 2024. Prior to his retirement from such positions, Mr. Grandisson’s employment agreement had provided for: (i) an annual base salary of $1,300,000, (ii) participation in our annual bonus plan with a target annual bonus of 200% of his annual base salary, (iii) participation in our long-term incentive program and (iv) participation in employee benefit programs and other fringe benefits customarily provided to similarly situated senior executives residing in Bermuda, which included housing expenses and automobile allowance.
Following Mr. Grandisson’s retirement in October 2024 after over 20 years of service with the Company, in accordance with his employment agreement, Mr. Grandisson’s employment will terminate on the six-month anniversary of his notice of termination, or April 15, 2025. As provided under his employment agreement, Mr. Grandisson will continue to receive base salary and employee benefits through the date of termination, and he is entitled to a cash lump sum payment equal to one half of the sum of (I) his “bonus amount” (which is the greater of (i) his target annual bonus for the year during which notice of termination is given, or (ii) the average of his actual annual bonus for the three years immediately preceding the year during which notice of termination is given) and (II) a pro-rated portion of the bonus amount based on the number of days elapsed in the calendar year through the date of termination (less any period he is on garden leave), which payment will be made 60 days following termination.

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Following Mr. Grandisson’s notice of termination, and until the date of termination, we may direct, in our sole and exclusive discretion, that Mr. Grandisson perform no duties and exercise no powers or authorities in connection with his employment. However, following any such direction, Mr. Grandisson will continue to have a duty of loyalty to us as an employee through the date of termination. This is referred to as a “garden leave” period.
Mr. Grandisson has agreed that, during the employment period and for the period of one year after the date of termination, he will not compete with us. However, as Mr. Grandisson’s termination of employment occurred as a result of his resignation other than for good reason, the non-competition period will continue beyond the date of termination only if (I) we pay Mr. Grandisson, for each day during which the non-competition period so continues, an amount equal to 1/365 of the sum of (i) his annual base salary, plus (ii) the bonus amount (as defined above) and (iii) a pro-rated portion of his bonus amount based on the number of days elapsed in the calendar year through the date notice of termination is given; and (II) he continues to receive his health insurance coverage for a period up to the end of the non-competition period. Our obligation to make such payments and provide such benefits is contingent on Mr. Grandisson’s delivery of a general release of claims and his compliance with the restrictive covenants. Mr. Grandisson has also agreed not to solicit our employees or customers for a period of one year following termination. The lengths of the non-competition and nonsolicitation periods will be reduced by any period that Mr. Grandisson is on garden leave, as described above.
The total cash amount payable in connection with Mr. Grandisson’s retirement is $9,031,400, which consists of $4,515,700 payable for the six-month notice period ending April 15, 2025 and $4,515,700 payable for the six-month non-compete period ending October 15, 2025.

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AUDIT MATTERS
Report of the Audit Committee of the Board
The Audit Committee assists the Board in monitoring (1) the integrity of our financial statements, (2) the qualifications and independence of the independent registered public accounting firm, (3) the performance of our internal audit function and independent registered public accounting firm and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee is involved in the selection of the audit engagement partner, and also oversees the Board’s responsibilities relating to the operational (including IT, business continuity and data security) risk affairs of the Company.
It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that Arch Capital’s financial statements are in all material respects complete and accurate and in accordance with U.S. generally accepted accounting principles (“GAAP”). The financial statements are the responsibility of the Company’s management. The Company’s independent public registered accounting firm is responsible for expressing an opinion on these financial statements based on their audit. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations or with any codes or standards of conduct or related policies adopted by Arch Capital from time to time which seek to ensure that the business of Arch Capital is conducted in an ethical and legal manner.
The Audit Committee has reviewed and discussed the consolidated financial statements of Arch Capital and its subsidiaries set forth in Item 8 of our 2024 Annual Report, management’s annual assessment of the effectiveness of Arch Capital’s internal control over financial reporting and PricewaterhouseCoopers LLP’s opinion on the effectiveness of internal control over financial reporting, with management of Arch Capital and PricewaterhouseCoopers LLP, independent registered public accounting firm for Arch Capital.
The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence.
Based on the review and discussions with management of Arch Capital and PricewaterhouseCoopers LLP referred to above, and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee has recommended to the Board that Arch Capital publish the consolidated financial statements of Arch Capital and its subsidiaries for the year ended December 31, 2024, in our 2024 Annual Report.

AUDIT COMMITTEE Eileen Mallesch (Chair) Francis Ebong Laurie S. Goodman Moira Kilcoyne Eugene S. Sunshine

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Principal Auditor Fees and Services
The following table summarizes professional services rendered to the Company and its majority-owned subsidiaries by PricewaterhouseCoopers LLP for the years ended December 31, 2024, and 2023.

	Year Ended December 31,
	2024	2023	Description
Audit Fees	$12,056,253	$11,306,885	Includes fees for the integrated audit of our annual financial statements and internal control over financial reporting, review of our financial statements included in our quarterly reports on Form 10-Q and statutory audits for our insurance subsidiaries. Audit fees for the year ended December 31, 2024 increased when compared to prior year primarily due to changes in local regulations resulting in increased reporting requirements in 2024.

Audit Related Fees	797,514	612,259	Includes fees for assurance and related services that are traditionally performed by independent accountants, including employee benefit plan audits, due diligence related to mergers and acquisitions, regulatory and compliance attestations and agreed-upon procedures not required by regulation. Audit related fees for the year ended December 31, 2024 increased when compared to prior year primarily due to proactive assurance services related to a new system implementation and changes in local regulations resulting in increased reporting requirements.
Tax Fees	1,420,833	1,224,008	Fees for tax services consists primarily of fees for tax compliance, tax advice and tax planning. Tax fees for the year ended December 31, 2024 increased when compared to prior year primarily due to services provided for various tax consulting projects.
All Other Fees	18,094	47,037	Fees for services that are not included in the above categories consisted primarily of software licenses and professional services rendered in connection with various consulting.
Total	$14,292,694	$13,190,189

The Audit Committee has considered whether the provision of these services is compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Audit Committee approves all audit and permissible non-audit services performed for us by PricewaterhouseCoopers LLP, our independent registered public accounting firm. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees compared to the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee delegates pre-approval authority to the Chair of the Audit Committee or, in the event of the Chair’s unavailability, to one or more of its independent members. To the extent applicable, the member to whom such authority is delegated reports, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

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ITEM 3—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has the sole authority to appoint the independent registered public accounting firm. As required by Bermuda law, the shareholders are required to appoint the Audit Committee’s selection of the independent auditors. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1995. The Audit Committee of the Board and the Board believe that the retention of PricewaterhouseCoopers LLP to serve as independent registered public accounting firm for the year ending December 31, 2025, is in the best interests of the Company and its shareholders. The Audit Committee of the Board proposes and recommends that the shareholders appoint the firm of PricewaterhouseCoopers LLP to serve as independent registered public accounting firm of Arch Capital for the year ending December 31, 2025. Unless otherwise directed by the shareholders, proxies will be voted for the appointment of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the year ending December 31, 2025. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.
Required Vote
The affirmative vote of a majority of the voting power of all of our issued and outstanding common shares represented by shareholders present in person or by proxy at the Annual Meeting will be required for the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025.
Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

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SUBSIDIARY DIRECTORS
Under our bye-law 75, the boards of directors of any of our subsidiaries that are incorporated in Bermuda, the Cayman Islands and any other subsidiary designated by our Board, must consist of persons who have been elected by our shareholders as designated company directors (“Designated Company Directors”).
ITEM 4—ELECTION OF SUBSIDIARY DIRECTORS
Nominees
The persons named below have been nominated to serve as Designated Company Directors of our non-U.S. subsidiaries indicated below. Unless authority to vote for a nominee is withheld, the enclosed proxy will be voted for the nominee, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that the nominee is unable or declines to serve.

Arch Capital Holdings Ltd.	Arch Investment Management Ltd.
François Morin; Chiara Nannini	François Morin; Christine Todd

Arch Credit Risk Services (Bermuda) Ltd.	Arch Global Services Holdings Ltd.
Brian Chen; Seamus Fearon; Alan Tiernan	Chris Hovey; François Morin

Arch Investment Property Holdings Ltd.	Alternative Re Holdings Limited, Alternative Re Limited
François Morin; David J. Mulholland	François Morin; Chiara Nannini

Arch Reinsurance Ltd.	Arch Underwriters Ltd.
Crystal Doughty; Matthew Dragonetti; Jerome Halgan; Maamoun Rajeh; William Soares	Crystal Doughty; Matthew Dragonetti; Jerome Halgan; Maamoun Rajeh

Arch Investment Holdings I Ltd., Arch Investment Holdings II Ltd., Arch Investment Holdings III Ltd., Arch Investment Holdings IV Ltd.	Other Non-U.S. Subsidiaries, as Required or Designated Under Bye-Law 75 (except as otherwise indicated herein)
François Morin; David J. Mulholland; Christine Todd	François Morin; Maamoun Rajeh
Brian Chen, 36, is Senior Vice President of Credit Risk Transfer and Services at Arch Re Bermuda. Mr. Chen joined Arch in 2020 and leads Arch’s participation in GSE CRT reinsurance deals as well as its underwriting services platform to other reinsurers. Prior to joining Arch, Mr. Chen worked in various capital markets roles at Fannie Mae from 2011 to 2014 and from 2018 to 2020. Between 2014 and 2018, Mr. Chen worked in sell-side equity research at Autonomous Research covering mortgage and insurers, servicers and mortgage technology. Mr. Chen holds a B.S. in Financial Mathematics from the University of Virginia and is a CFA® Charterholder.
Crystal Doughty, 40, is the Chief Underwriting Officer, Property at Arch Re Bermuda, a role she has held since August 2023. Prior to this, Ms. Doughty served as Senior Underwriter and Third-Party Capital Portfolio Manager at Arch Re Bermuda. She joined Arch Re Bermuda in January 2021, bringing with her varied experience from Markel, where she held various positions since 2006. Her roles at Markel included Senior Vice President Underwriting Retro, Property International and North American
Reinsurance, Managing the New Point Sidecar and Assistant Vice President Reserving Actuary for all lines of business, including Casualty and Specialty, Marine, and Property. Ms. Doughty holds an Honours B.Sc. in Actuarial Science and Statistics from the University of Toronto and is an Associate of the Casualty Actuarial Society.
Matthew Dragonetti, 55, is President of Arch Re Bermuda, a position he has held since November 2017. From 2012 to 2017, Mr. Dragonetti was the Head of Worldwide Property. He joined Arch Re Bermuda in November 2001 as a Senior Underwriter for U.S. Treaty Property, ultimately becoming Head of U.S. Property in 2005. Before joining Arch Re Bermuda, he served as Vice President at Odyssey Re and prior to that, he was a Vice President of Property Treaty for Terra Nova (Bermuda) Holdings Ltd. from 1998 to 2000. He started his reinsurance career at F&G Re as an Assistant Vice President international property from 1995 to 1998. Mr. Dragonetti has a B.S. in Economics from Pennsylvania State University and an MBA from Northeastern University.

90	| 2025 PROXY STATEMENT

Seamus Fearon, 44, serves as CEO, International Mortgage Group of Arch Capital. Mr. Fearon joined Arch Capital in September 2012 and previously served as the Chief Actuary of the Global Mortgage Group. Prior to joining Arch, Mr. Fearon was Associate Director and Actuary for KPMG Dublin from 2008 to 2012. From 2003 to 2008, he was Pricing Actuary for Aviva General Insurance Ltd. Mr. Fearon is a Fellow of the Institute and Faculty of Actuaries and holds a B.Sc. in Actuarial Mathematics from Dublin City University. He also completed the Program for Leadership Development from Harvard Business School.
Jerome Halgan, 51, was appointed President and Chief Underwriting Officer of Arch Reinsurance Group in March 2024 and has served as Chief Executive Officer of Arch Re Bermuda since January 2018. Mr. Halgan joined Arch in 2009 as Senior Underwriter with Arch Re Bermuda before being promoted to Chief Underwriting Officer in June 2012. He then took on the role of President of Arch Re (U.S.) in August 2014, a position he held until January 2016, when he was named Chairman, President and Chief Executive Officer of Arch Re (U.S.) before assuming his current role. Prior to Arch, Mr. Halgan worked with the Berkshire Hathaway Reinsurance Group as a Vice President from 2001 to 2009 and with Sorema N.A. Reinsurance Group from 1996 to 2001 with responsibilities within property underwriting and business analysis. Mr. Halgan holds an MBA from the Stern School of Business and an engineering degree from the École Supérieure d’Électricité in France.
Chris Hovey, 58, is Chief Operations Officer at Arch Capital Services LLC. From July 2018 to January 2020, Mr. Hovey served as Executive Vice President and Chief Information Officer at Arch Capital Services LLC. Prior to that, he held the role of Chief Operating Officer of Arch Mortgage Insurance Company. Before joining Arch in 2014, Mr. Hovey acted as Chief Operating Officer for PMI. He also served as Senior Vice President of servicing operations and loss management for PMI, which he originally joined in 2002. Mr. Hovey holds a bachelor’s degree from San Francisco State University and an MBA from Saint Mary’s College in Moraga, California.
François Morin, 57, is Executive Vice President, Chief Financial Officer and Treasurer of Arch Capital Group Ltd., a position he has held since May 2018. Prior to such position, Mr. Morin served as Senior Vice President, Chief Risk Officer and Chief Actuary of Arch Capital, a position he held since May 2015. He joined Arch Capital in October 2011 as Chief Actuary and Deputy Chief Risk Officer. From January 1990 through September 2011, Mr. Morin served in various roles for Towers Watson & Co. and its predecessor firm, Towers Perrin Forster & Crosby, including its actuarial division, Tillinghast. He holds a B.Sc.
in Actuarial Science from Université Laval in Canada. He is a Fellow of the Casualty Actuarial Society, a Chartered Financial Analyst, a Chartered Enterprise Risk Analyst and a Member of the American Academy of Actuaries.
David J. Mulholland, 58, has served as Senior Vice President and Chief PM, Onshore Portfolios at AIM since March 2022. Prior to March 2022, he served as Senior Vice President and Chief Administrative Officer at AIM from November 2011. Prior to that, he served as Vice President at AIM, which he joined in January 2006. Prior to that time, he spent 11 years at STW Fixed Income Management where he held the title of Principal and Portfolio Manager. From 1990 to 1994, he worked as a money market and foreign exchange trader in the treasury department of the Bank of Butterfield in Bermuda. Mr. Mulholland holds a B.S. with a concentration in finance from Boston University.
Chiara Nannini, 45, has practiced law at Conyers since 2008, where she has been a director since 2017. Ms. Nannini obtained a B.A. in Politics and Italian from the University of Virginia in 2003 and received her law degree from the London School of Economics and Political Science in 2006. Since joining Conyers, Ms. Nannini was based in Conyers’ São Paulo, Brazil office from 2010 to 2013.
Maamoun Rajeh, 54, was named President, Arch Capital Group Ltd., in November 2024. In this role, Mr. Rajeh has primary responsibility for Arch’s Global Reinsurance Group and Global Mortgage Group. From October 2017 to November 2024, he served as Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group. From July 2014 to September 2017, he was Chairman and Chief Executive Officer of Arch Re Bermuda. He joined Arch Re Bermuda in 2001 as an underwriter, ultimately becoming Chief Underwriting Officer in November 2005. He was also President and Chief Executive Officer of Arch Re Europe from October 2012 to July 2014. From 1999 to 2001, Mr. Rajeh served as Assistant Vice President at HartRe, a subsidiary of The Hartford Financial Services Group, Inc. Mr. Rajeh also served in several business analysis positions at the United States Fidelity and Guarantee Company between 1992 and 1996 and as an underwriter at F&G Re from 1996 to 1999. Mr. Rajeh currently serves on the board of directors of Somers Group Holdings Ltd. and Premia Holdings Ltd. He has a bachelor’s degree from The Wharton School of Business of the University of Pennsylvania and he is a Chartered Property Casualty Underwriter.
William Soares, 45, is Chief Underwriting Officer, Casualty and Specialty of Arch Re Bermuda, a position he has held since August 2023. Prior to such position, Mr. Soares served as Head of Specialty and Head of Customized

2025 PROXY STATEMENT |	91

Products. He joined Arch Re Bermuda in 2006 as a Casualty Underwriter. Prior to joining Arch Re Bermuda, he was an Assurance Manager in the reinsurance department for Ernst & Young in Bermuda. He graduated in 2002 with a B.A. in Economics from Harvard University. Mr. Soares is a CFA® Charterholder who holds the Chartered Property Casualty Underwriter and Associate in Reinsurance designations.
Alan Tiernan, 39, serves as Global Chief Actuary and International Chief Operating Officer for Arch’s Global Mortgage Group. Mr. Tiernan joined Arch Capital in October 2014 as an Actuary in the Group Actuarial and Risk team before becoming Chief Actuary of the Global Mortgage Group in April 2020. Prior to joining Arch, Mr. Tiernan held various actuarial pricing roles with Zurich Insurance plc in Dublin from 2013-2014 and with Aviva General Insurance Ltd. in Dublin from 2008-2012. Mr. Tiernan holds a Bachelor’s Degree in Actuarial and Financial Studies from University College Dublin and is a Fellow of the Institute and Faculty of Actuaries in the U.K., the Casualty Actuarial Society in the U.S. and the Society of Actuaries in Ireland.
Christine Todd, 58, is Chief Investment Officer of Arch Capital Group Ltd. and President of AIM. She joined Arch in June 2021 and has responsibility for setting the firm’s investment strategy and managing the day-to-day operations of the investment portfolio. Prior to joining Arch, Ms. Todd was Head of Fixed Income, U.S., for Amundi US from February 2019 to May 2021. She has also held executive roles at Neighborly Investments; Standish Mellon Asset Management Company LLC; and Gannett, Welsh & Kotler. She is a Chartered Financial Analyst and holds a B.A. from Georgetown University and an MBA from Boston University.
Required Vote
The affirmative vote of a majority of the voting power of all of our issued and outstanding common shares represented by shareholders present in person or by proxy at the Annual Meeting will be required for the election of Designated Company Directors.
Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

92	| 2025 PROXY STATEMENT

SHAREHOLDER PROPOSAL
ITEM 5—Shareholder Proposal Requesting That the Company Report to Shareholders on the Effectiveness of its Diversity, Equity and Inclusion Efforts
Friends Fiduciary Corporation has notified us that it beneficially owns greater than $25,000 worth of the Company’s common shares and that it intends to submit the following proposal at the Annual Meeting. We will provide its address and number of securities held promptly upon receiving an oral or written request. The Company is not responsible for the contents of the proposal, which is presented as received from the proponent in accordance with SEC rules. As explained below, the Board unanimously recommends that you vote “AGAINST” this shareholder proposal.
Resolved: Shareholders request that Arch Capital Group Ltd. (“Arch Capital”) report to shareholders on the effectiveness of the Company’s diversity, equity, and inclusion efforts. The report should be done at reasonable expense, exclude proprietary information, and provide transparency on outcomes, using quantitative metrics, for hiring, retention, and promotion of employees, including data by gender, race, and ethnicity.
Supporting Statement: Quantitative data is sought so that investors can assess and compare the effectiveness of companies’ diversity, equity, and inclusion programs.
Whereas: Arch Capital has not released its consolidated EEO-1 form, nor has it shared sufficient hiring, retention, and promotion data to allow investors to determine the effectiveness of its human capital management programs.
Between September 2020 and September 2022, S&P 100 companies increased their release of hiring rate data by gender, race and ethnicity by 298 percent; retention rate data by 481 percent; and promotion rate data by 300 percent.1 Companies that release, or have committed to release, more inclusion data than Arch Capital include Assurant, Inc., Everest Group, Ltd., The Hartford Financial Services Group, Inc. and Travelers Companies, Inc.
Numerous studies have pointed to the benefits of a diverse workforce. Their findings include:
■There is a positive association between diversity in management and cash flow, net profit, revenue, and return on equity.2
■Companies in the top quartile for gender diversity are 21 percent more likely to outperform on profitability.3
■The 20 most diverse companies had an average annual five year stock return that was 5.8 percentage points higher than the 20 least diverse companies.4
Similar to how an income statement pairs with a balance sheet, hiring, promotion and retention rate data show how well a company manages its workforce diversity. Without this data, investors are unable to assess a company’s human capital management program.
Companies should look to hire the best talent. However, Black and Latino applicants face hiring challenges. Results of a meta-analysis of 24 field experiments found that, with identical resumes, white applicants received an average of 36 percent more callbacks than Black applicants and 24 percent more callbacks than Latino applicants.”5
Promotion rates show how well diverse talent is nurtured at a company. Unfortunately, women and employees of color experience “a broken rung” in their careers; for every 100 men who are promoted, only 86 women are. Women of color are particularly impacted, comprising 17 percent of the entry-level workforce and only four percent of executives.6
Retention rates show whether employees choose to remain at a company. Morgan Stanley has found that employee retention above industry average can indicate a competitive advantage and higher levels of future profitability.7 Companies with high employee satisfaction have also been linked to annualized outperformance of over two percent.8

2025 PROXY STATEMENT |	93

ARCH’S STATEMENT IN OPPOSITION
The Board unanimously recommends a vote AGAINST this proposal for the following reasons:
In evaluating the shareholder proposal set forth above, the Board considered the overreaching and overly prescriptive nature of the proposal’s request. The Board also considered the Company’s already extensive disclosures regarding its employees in its Annual Report on Form 10-K and Sustainability Report described below, and that preparation of the additional information requested by the proposal would lack economic merit and be an inefficient use of Company resources. Following this evaluation, the Board concluded that in its view, implementation of the proposal’s request is unnecessary and would not promote long-term shareholder value.
Arch promotes long-term shareholder value by pursuing its business strategy of providing insurance, reinsurance and mortgage insurance on a worldwide basis to customers. For 2024, Arch wrote $15.7 billion of net premiums and reported net income available to Arch common shareholders of $4.3 billion. Book value per share was $53.11 at December 31, 2024, compared to $46.94 per share at December 31, 2023. For Arch’s disclosure regarding its business, see the Company’s latest Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the Company’s corporate website.
Arch is committed to recruiting and retaining top talent and cultivating an environment where employees can pursue operational excellence, build a fulfilling career and contribute to Arch’s strategic business goals. We embrace the richness of our global workforce and understand that varied experiences, backgrounds and perspectives among our employees allows us to tackle the business challenges of our changing world. Arch takes pride in building an engaged culture where its employees feel valued and respected. For additional information regarding Arch’s employees, see the Company’s latest Annual Report on Form 10-K and Sustainability Report available on the Company’s corporate website.

1 https://www.asyousow.org/our-work/social-justice/workplace-equity
2 https://www.asyousow.org/report-pages/workplace-diversity-and-financial-performance
3 Ibid.
4 Holger, Dieter, “The business case for more diversity” Wall Street Journal, October 26, 2019 (https://www.wsj.com/articles/the-business-case-for-more-diversity-11572091200)
5https://hbr.org/2017/10/hiring-discrimination-against-black-americans-hasnt-declined-in-25-years
6 https://wiw-report.s3.amazonaws.com/Women_in_the_Workplace_2021.pdf
7https://www.morganstanley.com/im/publication/insights/articles/article_culturequantframework_us.pdf
8https://www.institutionalinvestor.com/article/b1tx0zzdhhnf5x/Want-to-Pick-the-Best-Stocks-Pick-the-Happiest-Companies?utm_medium=email&utm_campaign=The%20Essential%20II%20100721&utm_content=The%20Essential%20II%20100721%20CID_eb103a9e15359075f72a85f7ff534c79&utm_source=CampaignMonitorEmail&utm_term=Want%20to%20Pick%20the%20Best%20Stocks%20Pick%20the%20Happiest%20Companies
Required Vote
The affirmative vote of a majority of the voting power of all of our issued and outstanding common shares represented by shareholders present in person or by proxy at the Annual Meeting will be required for approval of this Shareholder Proposal.
Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

94	| 2025 PROXY STATEMENT

ANNEX A—GENERAL INFORMATION

Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 7, 2025: Our Proxy Statement and our 2024 Annual Report are available at proxyvote.com.
Notice and Access
We are furnishing proxy materials to our shareholders primarily via the internet under the SEC’s “Notice and Access” rules. On or about March 25, 2025, we expect to mail to our shareholders a Notice containing instructions on how to access our proxy materials, including our Proxy Statement and 2024 Annual Report. The Notice also will instruct you on how to access and submit your proxy through the internet, by phone or with your mobile device. If you would like to receive printed proxy materials, please follow the instructions on the Notice.
Electronic Access to Proxy Materials
This Proxy Statement and our 2024 Annual Report are available at proxyvote.com or at the Company’s website, archgroup.com. If you received paper copies of this year’s Proxy Statement and Annual Report or our Notice by mail, you can elect to receive an e-mail message in the future that will provide a link to those documents on the internet.
If you have already enrolled in the electronic access service, you will continue to receive your proxy materials by e-mail, unless and until you change your delivery preference.
Registered and Beneficial Shareholders may enroll in the electronic proxy and annual report access service for future annual general meetings by registering at proxyvote.com. If you vote via the internet, simply follow the prompts that link you to that website.

Shareholders Entitled to Vote and Voting Standard
Our Board set March 12, 2025 as the Record Date for the Annual Meeting. This means that shareholders as of the close of business on that date are entitled to receive the Notice of the Annual Meeting and vote at the Annual Meeting and any and all postponements or adjournments of the Annual Meeting.
On the Record Date, there were 375,716,024 common shares issued and outstanding and entitled to vote, subject to our bye-laws (described below). Each holder of record of shares on the Record Date is entitled to cast one vote per share, subject to the limitations described below. Only holders of the Company’s common shares may vote at the Annual Meeting. The Company’s issued and outstanding preferred shares have no voting rights (except in very limited circumstances, which do not currently apply).
How to Vote
You are encouraged to vote in advance of the Annual Meeting, even if you are planning to attend.
You can use any of the following methods listed to vote. Make sure you have your proxy card, Notice or voting instruction form in hand and follow the instructions.
Registered Shareholders
Shareholders who hold their shares directly with our stock registrar, Equiniti Trust Company, LLC, can vote any one of several ways:
Via the Internet: Visit proxyvote.com and follow the instructions on the website.
If you vote via the internet or by phone, your voting instructions may be transmitted until 11:59 p.m. Eastern Daylight Time on May 6, 2025.

2025 PROXY STATEMENT |	A-1

By Phone: Call 800-690-6903 and follow the voice prompts.
By Mail: Sign, date and return the proxy card.
By QR Code: Scan the QR Code on your proxy card or Notice to vote with your mobile device.
Attending the Meeting: Attend the Annual Meeting, or send a personal representative with an appropriate proxy, to vote by ballot at the meeting (see below “Annual Meeting Attendance”).
Beneficial Shareholders
Shareholders who hold their shares beneficially through an institutional holder of record such as a bank or broker (sometimes referred to as holding shares “in street name”), will receive voting instructions from that holder of record. If you wish to vote at the Annual Meeting, you must obtain a legal proxy from the holder of record of your shares and present it at the meeting.

Quorum; Votes Required for Approval
The presence of two or more persons representing, in person or by proxy, including proxies properly submitted by mail, telephone or internet, at least a majority of the voting power represented by the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained. The affirmative vote of a majority of the voting power held by the shareholders present in person or by proxy at the Annual Meeting will be required for approval of each of the proposals, except for Item 1 as described below and Item 2 which is advisory and does not have a required vote.
With respect to Item 1, in any uncontested election of directors, the affirmative vote of a majority of the votes cast will be required to elect each director. In the event of a director election in which the number of director nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the votes cast for such directors. Our Corporate Governance Guidelines provide that in an uncontested election, any nominee for director who fails to receive a majority of the votes cast in such election will be obligated to tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating and Governance Committee
or other Committee designated by our Board will consider any such resignation and make a recommendation to the Board whether to accept or reject the resignation. The Board would then be required to accept or reject the resignation within 90 days following certification of the election results, taking into account all relevant facts and circumstances, and would publicly disclose its reasons if the resignation is not accepted.
Abstentions and broker non-votes (i.e., shares held by a broker which are represented at the meeting but with respect to which such broker does not have discretionary authority to vote on a particular proposal) will be counted for purposes of determining whether or not a quorum exists. Abstentions will not be considered in determining the number of votes necessary for approval of Item 1 and will be considered in determining the number of votes necessary for approval of Items 3, 4 and 5.
Several of our officers and directors will be present at the Annual Meeting and available to respond to questions. Our independent auditors are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Effect of Your Proxy
Your proxy authorizes another person to vote your shares on your behalf at the Annual Meeting.
If your valid proxy is received by internet, telephone or mail before the deadline, the persons designated as proxies will vote your shares per your directions. We have designated two of our officers as proxies for the 2025
Annual Meeting—Nicolas Papadopoulo and François Morin.
Should any other matter not referred to in this Proxy Statement properly come before the meeting, the

A-2	| 2025 PROXY STATEMENT

designated proxies will vote in their discretion. If any director nominee should refuse or be unable to serve, an event that is not anticipated, your shares will be voted for the person designated by the Board to replace such nominee or, alternatively, the Board may reduce the number of directors on the Board.

Effect of Not Casting Your Vote
Registered Shareholders
When a valid proxy is received, but specific choices are not indicated, the designated proxies will vote as recommended by the Board.
Beneficial Shareholders
It is critical that you cast your vote if you want it to count in the election of directors and most other items on the agenda. Under applicable regulations, if you hold your shares beneficially and do not instruct your bank, broker or other holder of record on how to vote your shares, the holder of record will only have discretion to vote your uninstructed shares on the appointment of our independent registered public accounting firm (Item 3). The holder of record will not have discretion to vote your uninstructed shares on the other proposals in this Proxy Statement (Items 1, 2, 4 and 5), resulting in “broker non-votes” on those items.

Revoking Your Proxy or Changing Your Vote
You may change your vote at any time before the proxy is exercised.
Registered Shareholders
If you voted by mail, you may revoke your proxy at any time before it is exercised by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary. If you voted via the internet or by phone, you may change your vote with a timely and valid later internet or telephone vote, or by voting by ballot at the meeting.
Attendance at the meeting will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the Secretary before the proxy is exercised, or (2) you vote by ballot at the meeting.
Beneficial Shareholders
Follow the specific directions provided by your bank, broker or other holder of record to change or revoke any voting instructions you have already provided. Alternatively, you may vote your shares by ballot at the meeting if you obtain a legal proxy from your holder of record and present it at the meeting.

Annual Meeting Attendance
If you were a shareholder as of the Record Date, March 12, 2025, you are invited to attend our Annual Meeting.
Where: virtualshareholdermeeting.com/ACGL2025
To log in to the Annual Meeting as a shareholder, a control number will be required. The control number can be found on your proxy card, voting instruction form or Notice to shareholders.
Submitting Questions in Advance: Any questions for the Annual Meeting must be submitted in advance at
shareholderinfo@archgroup.com by 11:59 p.m. Eastern Daylight Time on May 4, 2025.
Date: Wednesday, May 7, 2025
Time: 12:00 p.m. local Bermuda time (11:00 a.m. Eastern Daylight Time)

2025 PROXY STATEMENT |	A-3

Limitation on Voting Under Our Bye-laws
Under our bye-laws, if the votes conferred by shares of the Company, directly or indirectly or constructively owned (within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended (the “Code”)), by any U.S. person (as defined in Section 7701(a)(30) of the Code) would otherwise represent more than 9.9% of the voting power of all shares entitled to vote generally at an election of directors, the votes conferred by such shares on such U.S. person will be reduced, subject to certain exceptions, by whatever amount is necessary so that after any such reduction the votes conferred by the shares to such person will constitute 9.9% of the total voting power of all shares entitled to vote generally at an election of directors. There may be circumstances in which the votes conferred on a U.S. person are reduced to less than 9.9% as a result of the operation of our bye-laws because of shares that may be attributed to that person under the Code. Notwithstanding the provisions of our bye-laws described above, after having applied such provisions as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes conferred by the shares on any U.S. person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.9% of the aggregate voting power of the votes conferred by all shares of Arch Capital entitled to vote generally at an election of directors.
In order to implement our bye-laws, we will assume that all shareholders are U.S. persons unless we receive assurances satisfactory to us that they are not U.S. persons.

Proxy Solicitation
Proxies are being solicited by and on behalf of the Board. In addition to the use of the mail, proxies may be solicited telephonically, electronically or by other means of communication, in each case by our directors, officers and employees.
The Company is paying the entire costs of the solicitation. We have retained MacKenzie Partners, Inc. to aid in the solicitation of proxies and verify records related to the solicitation for a fee of approximately $14,000 plus expenses. We will reimburse brokerage houses, nominees, fiduciaries and other custodians for their costs in forwarding proxy materials. We may request by phone, mail, electronic mail or other means the return of proxy cards.

Corporate Governance Materials
Shareholders can see our Board Committee Charters, Code of Business Conduct, Corporate Governance Guidelines and other corporate governance materials at archgroup.com/sustainability-governance/documents. Copies of these documents, as well as copies of this Proxy Statement, are available to shareholders, without charge, upon request to:
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Attention: Secretary
E-Mail: shareholderinfo@archgroup.com

Reduce Duplicate Mailings
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, registered shareholders, who have the same address and last name and who receive either Notices or paper copies of the

A-4	| 2025 PROXY STATEMENT

proxy materials in the mail, will receive only one copy of our proxy materials, or a single envelope containing the Notices for all shareholders at that address. This consolidated method of delivery will continue unless one or more of these shareholders notifies us that they would like to receive individual copies of proxy materials. Shareholders who participate in householding will continue to receive separate proxy cards or Notices that include each shareholder’s unique control number for voting the shares held in each account.
Registered Shareholders who wish to discontinue householding and receive separate copies of proxy materials may notify Broadridge by calling 866-540-7095, or send a written request to the Company’s Secretary at the address of our principal office.
Beneficial Shareholders may request information about householding from your bank, broker or other holder of record.

Shareholder Proposals for the 2026 Annual General Meeting
To be included in our Proxy Statement and form of proxy relating to the 2026 annual general meeting of shareholders, all proposals of security holders intended to be presented at the 2026 annual general meeting must be received by the Company not later than November 25, 2025, and must comply with Rule 14a-8 of the Exchange Act.
For any proposal that is not submitted for inclusion in next year’s Proxy Statement (as described in the preceding paragraph) but is instead submitted outside the processes of Rule 14a-8 and sought to be presented directly at next year’s annual general meeting, our bye-laws provide that any shareholder desiring to make a proposal or nominate a director at an annual general meeting must provide written notice of such proposal or nomination to the Secretary of the Company at least 50 days prior to the date of the annual general meeting at which such proposal or nomination is proposed to be voted upon (or, if less than 55 days’ notice of an annual general meeting is given, shareholder proposals and nominations must be delivered no later than the close of business on the seventh day following the day notice of the meeting was first given to shareholders). The date of our 2026 annual general meeting is expected to be held no earlier than May 4, 2026, and no later than May 6, 2026. As a result, any shareholder desiring to make a proposal or nominate a director at the 2026 annual general meeting must provide written notice of such proposal or nomination no later than March 15 through March 17, 2026, as applicable in order to comply with our bye-laws (except see below regarding nominations pursuant to the universal proxy rules). Any such proposal or nomination must include the information required under our bye-laws with respect to each proposal or nomination and the shareholder making such proposal or nomination.
In addition, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 annual general meeting generally must provide written notice no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting date (or the first business day after such date). As a result, any shareholder desiring to nominate a director at the 2026 annual general meeting must provide written notice of such nomination no later than March 9, 2026. Such notice also must set forth the information required by Rule 14a-19 under the Exchange Act in addition to the information required under our bye-laws.
A shareholder proponent must be a shareholder of the Company who was a shareholder of record both at the time of giving of notice and at the time of the annual general meeting and who is entitled to vote at the annual general meeting and must otherwise comply with the requirements of our bye-laws.
Proposals and other items of business should be directed to the attention of:
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Attention: Secretary
E-Mail: shareholderinfo@archgroup.com

2025 PROXY STATEMENT |	A-5

Contacting Our Board, Individual Directors and Committees
You can contact any of our directors by writing to them care of:
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Attention: Secretary
E-Mail: shareholderinfo@archgroup.com
Employees and others who wish to contact the Board or any member of the Audit Committee to report any complaint or concern with respect to accounting, internal accounting controls or auditing matters, may do so anonymously by using the above address.

Registered and Principal Executive Offices

Our registered office is located at:	Our principal executive offices are located at:
Clarendon House 2 Church Street Hamilton HM 11, Bermuda Phone: (441) 295-1422	Waterloo House, Ground Floor 100 Pitts Bay Road Pembroke HM 08, Bermuda Phone: (441) 278-9250

A-6	| 2025 PROXY STATEMENT

ANNEX B—NON-GAAP FINANCIAL MEASURES
In presenting our results for purposes of compensation determinations, we include and discuss certain non-GAAP financial measures as defined in Regulation G. We believe that these non-GAAP financial measures, which may be defined differently by other companies, are important for an understanding of our overall results of operations and financial condition. However, they should not be viewed as a substitute for measures determined in accordance with GAAP.
After-tax operating income available to Arch common shareholders which is defined as net income available to Arch common shareholders, excluding net realized gains or losses (which includes realized and unrealized changes in the fair value of equity securities and assets accounted for using the fair value option, realized and unrealized gains or losses on derivative instruments, changes in the allowance for credit losses on financial assets and gains or losses realized from the acquisition or disposition of subsidiaries), equity in net income or loss of investments accounted for using the equity method, net foreign exchange gains or losses, transaction costs and other, net of income taxes (which for the 2023 fourth quarter includes a one-time deferred income tax benefit related to the enactment of
Bermuda’s new corporate income tax), and loss on redemption of preferred shares.
Annualized operating return on average common equity represents after-tax operating income available to Arch common shareholders divided by average common shareholders’ equity during the period. Management uses Operating ROE as a key measure of the return generated to our common shareholders.
The following table summarizes our consolidated financial data, including a reconciliation of net income available to Arch common shareholders to after-tax operating income available to Arch common shareholders. Each line item reflects the impact of our percentage ownership of Somers’ common equity through June 30, 2021. In July 2021, the Company announced the completion of the previously disclosed acquisition of Somers by Greysbridge Holdings Ltd., (“Greysbridge”). Based on the governing documents of Greysbridge, the Company has concluded that, while it will retain significant influence over Somers, Somers no longer constitutes a variable interest entity. Effective July 1, 2021, Arch no longer consolidates the results of Somers in its consolidated financial statements and footnotes.

	Year Ended
	December 31,
(in millions)	2024	2023	2022	2021	2020	2019	2018	2017	2016	2015
Net income available to Arch common shareholders (a)	$4,272	$4,403	$1,436	$2,093	$1,364	$1,595	$714	$567	$665	$516
Net realized (gains) losses	(197)	165	663	(307)	(815)	(350)	301	(142)	(47)	129
Equity in net (income) of investment funds accounted for using the equity method	(580)	(278)	(115)	(366)	(147)	(124)	(46)	(142)	(48)	(25)
Net foreign exchange losses (gains)	(75)	62	(102)	(43)	81	11	(60)	114	(32)	(63)
Transaction costs and other	81	6	—	1	10	14	12	22	42	—
Loss on redemption of preferred shares	—	—	—	15	—	—	3	7	—	—
Income tax expense (benefit)	41	(1,157)	(42)	42	64	16	(15)	22	(2)	9
After-tax operating income available to Arch common shareholders (b)	$3,542	$3,201	$1,840	$1,435	$557	$1,163	$909	$447	$577	$565

Beginning common shareholders’ equity	$17,523	$12,080	$12,716	$12,326	$10,717	$8,660	$8,324	$7,481	$5,842	$5,767
Ending common shareholders’ equity	19,990	17,523	12,080	12,716	12,326	10,717	8,660	8,324	7,481	5,842
Average common shareholders’ equity (c)	$18,757	$14,802	$12,398	$12,521	$11,522	$9,689	$8,492	$7,903	$6,114	$5,804

Annualized return on average common equity (a)/(c)	22.8%	29.7%	11.6%	16.7%	11.8%	16.5%	8.4%	7.2%	10.9%	8.9%
Annualized operating return on average common equity (b)/(c)	18.9%	21.6%	14.8%	11.5%	4.8%	12.0%	10.7%	5.7%	9.4%	9.7%

2025 PROXY STATEMENT |	B-1

Tangible book value per common share represents common shareholders’ equity available to Arch less goodwill and intangible assets (excluding amounts attributable to non-controlling interests). We believe that tangible book value per common share is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns by excluding the impact of goodwill and intangible assets.
Adjusted tangible book value per common share represents common shareholders’ equity available to Arch less goodwill and intangible assets (excluding amounts attributable to non-controlling interests) and AOCI, net of deferred income tax related to AOCI, as presented on the Company’s balance sheet.
Underwriting income represents the pre-tax profitability of our underwriting operations and includes net premiums earned plus other underwriting income, less losses and loss adjustment expenses, acquisition expenses and other operating expenses. Other operating expenses include those operating expenses that are incremental and/or directly attributable to or individual underwriting operations. Underwriting income or loss does not incorporate certain income and expense items which are included in corporate. While these measures are presented in note 4, “Segment Information,” on pages 117-121 to the consolidated financial statements in our 2024 Annual Report, they are considered non-GAAP financial measures when presented elsewhere on a consolidated basis.

The following table provides a reconciliation of book value per common share to tangible book value and adjusted tangible book value per common share:

	Year Ended
	December 31
(in millions, except per share amounts)	2024	2023	2022	2021	2020	2019	2001
Total shareholders’ equity available to Arch	$20,820	$18,353	$12,910	$13,546	$13,106	$11,497	$1,020
Less preferred shareholders’ equity	830	830	830	830	780	780	—
Common shareholders’ equity available to Arch (a)	$19,990	$17,523	$12,080	$12,716	$12,326	$10,717	$1,020
Less: goodwill and intangible assets	1,351	730	802	942	682	731	26
Common shareholders’ equity available to Arch less goodwill and intangible assets (b)	$18,639	$16,793	$11,278	$11,774	$11,644	$9,986	$994

Less: Accumulated other comprehensive income (loss), net of deferred income tax	(720)	(676)	(1,646)	(65)	489	212	—
Common shareholders’ equity available to Arch less goodwill and intangible assets and AOCI (c)	$19,359	$17,469	$12,924	$11,839	$11,155	$9,774	$994

Common shares and common share equivalents outstanding, net of treasury shares (d)	376.4	373.3	370.3	378.9	406.7	405.6	502.2

Book value per common share (a)/(d)	$53.11	$46.94	$32.62	$33.56	$30.31	$26.42	$2.03
Tangible book value per common share (b)/(d)	$49.52	$44.99	$30.45	$31.07	$28.63	$24.62	$1.98
Adjusted tangible book value per common share (c)/(d)	$51.43	$46.80	$34.90	$31.25	$27.43	$24.10	$1.98

B-2	| 2025 PROXY STATEMENT

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 6, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **virtualshareholdermeeting.com/ACGL2025**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 6, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62933-P24553

The Board of Directors recommends you vote FOR the following proposal:

1. To elect the nominees listed as Class III Directors of the Company for a term of three years and until their respective successors are duly elected and qualified or their earlier resignation or removal.

	For	Against	Abstain
1a. John L. Bunce, Jr.	☐	☐	☐
1b. Moira Kilcoyne	☐	☐	☐
1c. Alexander Moczarski	☐	☐	☐
1d. Nicolas Papadopoulo	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
3. To appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

4. To elect the nominees listed as Designated Company Directors so that they may be elected directors of certain of our non-U.S. subsidiaries.

	For	Against	Abstain
4a. Brian Chen	☐	☐	☐
4b. Crystal Doughty	☐	☐	☐
4c. Matthew Dragonetti	☐	☐	☐
4d. Seamus Fearon	☐	☐	☐
4e. Jerome Halgan	☐	☐	☐
4f. Chris Hovey	☐	☐	☐
4g. François Morin	☐	☐	☐
4h. David J. Mulholland	☐	☐	☐
4i. Chiara Nannini	☐	☐	☐
4j. Maamoun Rajeh	☐	☐	☐
4k. William Soares	☐	☐	☐
4l. Alan Tiernan	☐	☐	☐
4m. Christine Todd	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ARCH CAPITAL GROUP LTD.

May 7, 2025

Please mark, sign and date this proxy card on the reverse side and return promptly in the enclosed envelope.

V62934-P24553

ARCH CAPITAL GROUP LTD.

PROXY CARD FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS ON MAY 7, 2025

This proxy is solicited by the board of directors of Arch Capital Group Ltd. (the "Company").
The undersigned hereby appoints Nicolas Papadopoulo and François Morin as proxies, each with full power of substitution, to represent the undersigned and to vote all common shares of the Company held of record by the undersigned on March 12, 2025, or which the undersigned would otherwise be entitled to vote at the Annual General Meeting to be held on May 7, 2025, and any adjournment thereof, upon all matters that may properly come before the Annual General Meeting. **All shares eligible to be voted by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the Annual General Meeting.**

The undersigned hereby acknowledges receipt of the Notice and Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and hereby revokes all previously granted proxies.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, AND AGAINST PROPOSAL 5.

Continued and to be signed on reverse side